Exhibit 4.4

CERTAIN IDENTIFIED INFORMATION HAS BEEN REDACTED FROM THIS EXHIBIT, BECAUSE IT IS (1) NOT MATERIAL AND (2) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. “[***]” INDICATES THAT INFORMATION HAS BEEN REDACTED.

EXECUTION COPY

AMENDMENT NO. 1 TO TRUST INDENTURE AND MORTGAGE

THIS AMENDMENT NO. 1 TO TRUST INDENTURE AND MORTGAGE, dated as of May 21, 2026 (this “Amendment”), is made between WHEELS UP PARTNERS LLC (the “Owner”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Mortgagee (in such capacity and together with its successors in such capacity, the “Mortgagee”).

W I T N E S S E T H:

WHEREAS, the Owner and the Mortgagee previously entered into the Trust Indenture and Mortgage, dated as of November 13, 2024 (as amended, supplemented or otherwise modified from time to time, the “Trust Indenture”); which Trust Indenture is more particularly described on Annex A attached hereto and relates to the equipment described on Annex B attached hereto;

WHEREAS, the Trust Indenture and Trust Indenture and Mortgage Supplement No. 1 dated as of November 13, 2024 (“Indenture Supplement No. 1”) have been duly recorded by the Federal Aviation Administration pursuant to Subtitle VII of Title 49 of the United States Code on November 14, 2024, as one document and have been assigned Conveyance No. IR049911; and

WHEREAS, pursuant to Section 10.01(b)(vii) of the Trust Indenture, the Owner wishes to provide for the issuance of the Series B-1 Equipment Notes.

WHEREAS, each of the parties hereto now desire to amend the Trust Indenture in certain respects.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, each of the parties hereto agrees as follows:

Section 1      Definitions. Unless the context otherwise requires, capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Trust Indenture for all purposes of this Amendment.

Section 2      Amendments to the Trust Indenture. Notwithstanding anything to the contrary contained in the Trust Indenture or in any other Operative Agreement, on the Effective Date the Trust Indenture is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages attached hereto as Exhibit A. A copy of the Trust Indenture is attached hereto as Exhibit A, and is marked, as described in the preceding sentence, to show the additions and deletions made to the Trust Indenture on the Effective Date pursuant to this Amendment.

Section 3      Ratification; Effectiveness. The amendments set forth herein shall be effective as to the Trust Indenture as and from the date of this Amendment (the “Effective Date”), and from and after the Effective Date any and all references to the Trust Indenture in any of the Operative Agreements shall be deemed to refer to the Trust Indenture as amended hereby. Each of the parties hereto acknowledges and agrees that the Trust Indenture, as amended hereby, shall continue and shall remain in full force and effect in all respects. Without limiting the ratification set forth above, the Owner hereby ratifies and confirms the continuing security interest in the Aircraft pursuant to the Trust Indenture, and the Owner and the Mortgagee hereby consent to the registration of an International Interest with respect to each Aircraft on the International Registry in connection with this Amendment.

Section 4      GOVERNING LAW. This Amendment shall in all respects be governed by, and construed in accordance with, the internal laws of the State of New York, United States of America without reference to principles of conflicts of law other than Section 5-1401 and Section 5-1402 of the New York General Obligations Law.

Section 5      JURY TRIAL WAIVER. EACH PARTY HEREBY WAIVES ALL RIGHT TO TRIAL BY A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT TO THE EXTENT PERMITTED BY APPLICABLE LAW.

Section 6      Miscellaneous.

(a)            The section headings in this Amendment are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

(b)            This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.

(c)            This Amendment constitutes the entire understanding of the parties relating to the subject matter hereof and supersedes all previous agreements, whether written or oral, concerning such subject matter.

*       *        *

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

WHEELS UP PARTNERS LLC, as Owner

By	/s/ John Verkamp
	Name:	John Verkamp
	Title:	Chief Financial Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Mortgagee

By	/s/ Andrew Walker
	Name:	Andrew Walker
	Title:	Assistant Vice President

[Amendment No. 1]

ANNEX A

The Trust Indenture

Trust Indenture and Mortgage dated as of November 13, 2024, between Wheels Up Partners LLC (“Wheels Up”), as owner, and Wilmington Trust, National Association, not in its individual capacity but solely as Mortgagee (“Wilmington”), with the following attached thereto: Trust Indenture and Mortgage Supplement No. 1 dated as of November 13, 2024, which documents were recorded by the Federal Aviation Administration (“FAA”) as one instrument on November 14, 2024 and assigned Conveyance No. IR049911; as further amended or supplemented by the following:

1.	Trust Indenture and Mortgage Supplement No. 2 dated as of March 21, 2025, by Wheels Up in favor of Wilmington, which was recorded by the FAA on April 1, 2025, and assigned Conveyance No. RJ000182;

2.	Trust Indenture and Mortgage Supplement No. 3 dated as of April 30, 2025, by Wheels Up in favor of Wilmington, which was recorded by the FAA on May 16, 2025, and assigned Conveyance No. LM004805;

3.	Trust Indenture and Mortgage Supplement No. 4 dated as of August 15, 2025, by Wheels Up in favor of Wilmington, which was recorded by the FAA on September 11, 2025, and assigned Conveyance No. OT043515;

4.	Trust Indenture and Mortgage Supplement No. 5, dated as of September 30, 2025 in favor of Wilmington with respect to the aircraft described therein and which was recorded by the FAA on October 21, 2025, and assigned Conveyance No. LJ039451;

5.	Trust Indenture and Mortgage Supplement No. 6, dated as of October 28, 2025 in favor of Wilmington with respect to the aircraft described therein and which was recorded by the FAA on November 16, 2025, and assigned Conveyance No. WV025298;

6.	Trust Indenture and Mortgage Supplement No. 7, dated as of November 7, 2025 in favor of Wilmington with respect to the aircraft described therein and which was recorded December 9, 2025, assigned Conveyance No. RJ001108;

7.	Trust Indenture and Mortgage Supplement No. 8, dated November 25, 2025, in favor of Wilmington with respect to the aircraft described therein and which was recorded December 31, 2025, assigned Conveyance No. WV026272;

8.	Trust Indenture and Mortgage Supplement No. 9, dated January 14, 2026, in favor of Wilmington with respect to the aircraft described therein and which was recorded by the FAA on February 19, 2026, and assigned Conveyance No. WN002291;

[Amendment No. 1]

9.	Trust Indenture and Mortgage Supplement No. 10, dated February 4, 2026, in favor of Wilmington with respect to the aircraft described therein and which was recorded by the FAA on February 26, 2026, and assigned Conveyance No. LM007112;

10.	Trust Indenture and Mortgage Supplement No. 11, dated February 10, 2026, in favor of Wilmington with respect to the aircraft described therein and which was recorded by the FAA on April 8, 2026, and assigned Conveyance No. LJ041702;

11.	Trust Indenture and Mortgage Supplement No. 12, dated February 24, 2026, in favor of Wilmington with respect to the aircraft described therein, which was recorded by the FAA on March 6, 2026, and assigned Conveyance No. TE004425;

12.	Trust Indenture and Mortgage Supplement No. 13, dated March 3, 2026, in favor of Wilmington with respect to the aircraft described therein, which was recorded by the FAA on March 16, 2026, and assigned Conveyance No. CF026730;

13.	Trust Indenture and Mortgage Supplement No. 14, dated March 20, 2026, in favor of Wilmington with respect to the aircraft described therein, which was filed with the FAA on March 20, 2026 but is not yet recorded; and

14.	Trust Indenture and Mortgage Supplement No. 15, dated April 15, 2026, in favor of Wilmington with respect to the aircraft described therein, which was filed with the FAA on April 15, 2026 but is not yet recorded.

[Amendment No. 1]

ANNEX B

[***]

[Amendment No. 1]

Exhibit A

[See attached.]

~~EXECUTION COPY~~

Exhibit A to

Amendment No. 1 to Trust Indenture and Mortgage

TRUST INDENTURE AND MORTGAGE

Dated as of November 13, 2024

between

WHEELS UP PARTNERS LLC,
Owner,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity,
except as expressly stated herein,
but solely as Mortgagee,
Mortgagee

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

-v-

(continued)

ANNEX A	Definitions
ANNEX B	Insurance
EXHIBIT A	Form of Trust Indenture and Mortgage Supplement
SCHEDULE I	Interest Rates

-vi-

TRUST INDENTURE AND MORTGAGE

TRUST INDENTURE AND MORTGAGE, dated as of November 13, 2024 (this “Trust Indenture”), between WHEELS UP PARTNERS LLC, a Delaware limited liability company (“Owner”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as expressly stated herein, but solely as Mortgagee hereunder (together with its successors hereunder, the “Mortgagee”).

W I T N E S S E T H

WHEREAS, all capitalized terms used herein shall have the respective meanings set forth or referred to in Article I hereof;

WHEREAS, the parties hereto desire by this Trust Indenture, among other things, (i) to provide for the issuance by the Owner from time to time of the Series of Equipment Notes specified on Schedule I hereto, and the possible issuance of Additional Series, and (ii) to provide for the assignment, mortgage and pledge by the Owner to the Mortgagee, as part of the Collateral hereunder, among other things, of all of the Owner’s right, title and interest in and to each Aircraft and, except as hereinafter expressly provided, all payments and other amounts received hereunder in accordance with the terms hereof, as security for, among other things, the Owner’s obligations to the Note Holders and the Indenture Indemnitees;

WHEREAS, all things have been done to make the Equipment Notes of the Series listed on Schedule I hereto, when executed by the Owner and authenticated and delivered by the Mortgagee hereunder from time to time, the valid, binding and enforceable obligations of the Owner; and

WHEREAS, all things necessary to make this Trust Indenture the valid, binding and legal obligation of the Owner for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have happened~~;~~.

Trust Indenture and Mortgage

GRANTING CLAUSE

NOW, THEREFORE, THIS TRUST INDENTURE AND MORTGAGE WITNESSETH, that, to secure the prompt payment of the Original Amount of, interest on, Commitment Fees, Breakage Amounts, Increased Costs Amounts, Make-Whole Amount and all other amounts (including all other Secured Obligations (as defined herein)) due with respect to or in respect of, all Equipment Notes from time to time outstanding hereunder according to their tenor and effect and to secure the performance and observance by the Owner of all the agreements, covenants and provisions contained herein and in the Participation Agreement and in the Equipment Notes, ~~and to secure the Junior Lienholder Obligations,~~ for the benefit of the Note Holders~~,~~ and each of the Indenture Indemnitees ~~and each holder of any Junior Lienholder Obligations~~, and in consideration of the premises and of the covenants herein contained, and of the acceptance of the Equipment Notes by the holders thereof, and for other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged, the Owner has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Mortgagee, its successors in trust and assigns, for the security and benefit of, the Note Holders and each of the Indenture Indemnitees, a first priority security interest and, in the case of each Airframe and Engine, an International Interest in and mortgage lien on all right, title and interest of the Owner in, to and under the following described property, rights and privileges, whether now or hereafter acquired (which, collectively, together with all property hereafter specifically subject to the Lien of this Trust Indenture by the terms hereof or any supplement hereto, are included within, and are referred to as, the “Collateral”), to wit:

(1)            each Aircraft and other equipment more particularly described in the applicable Trust Indenture Supplement each of which, if constituting an Engine, is an engine having at least 1750 lbs. of thrust, or if constituting a Propeller, is a Propeller capable of absorbing in excess of 750 shaft horsepower, as the same is now and will hereafter be constituted, whether now owned by the Owner or hereafter acquired, and in the case of any such Engine, whether or not such Engine shall be installed in or attached to the related Airframe or any other airframe, together with (a) all Parts of whatever nature, which are from time to time included within the definitions of “Airframe” or “Engines”, whether now owned or hereafter acquired, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the related Airframe and Engine (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts) and (b) all Aircraft Documents;

(2)            the Bills of Sale to the extent the same relate to continuing rights of the Owner in respect of any warranty, indemnity or agreement, express or implied, as to title, materials, workmanship, design or patent infringement or related matters with respect to any Airframe or any Engine together with all rights, powers, privileges, options and other benefits of the Owner thereunder with respect to any Airframe or any Engine, including, without limitation, the right to make all waivers and agreements, to give and receive all notices and other instruments or communications, to take such action upon the occurrence of a default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by law, and to do any and all other things which the Owner is or may be entitled to do thereunder, in each case to the extent such rights exist and may be assigned without the consent of the applicable manufacturer;

(3)            any lease of any Aircraft described in clause (1) above, including, but not limited to, (x) all rents or other amounts or payments of any kind paid or payable by the Permitted Lessee under such lease and all maintenance reserves and security deposits with respect to such lease, if any, whether cash, or in the nature of a guarantee, letter of credit, credit insurance, lien on or security interest in property or otherwise for the obligations of the lessee thereunder as well as all rights of the Owner to enforce payment of any such rents, amounts or payments, (y) all rights of the Owner to exercise any election or option to make any decision or determination or to give or receive any notice, consent, waiver or approval or to take any other action under or in respect of such lease, as well as the rights, powers and remedies on the part of the Grantor, whether acting under such lease or by statute or at law or in equity, or otherwise, arising out of any default under such lease, and (z) any right to restitution from the lessee in respect of any determination of invalidity of such lease;

Trust Indenture and Mortgage

(4)            any Engine Maintenance Agreement, together with all rights, powers, privileges, licenses, easements, options and other benefits of the Owner thereunder, including, without limitation, the right to receive and collect all payments to the Owner thereunder now or hereafter payable to or receivable by the Owner pursuant thereto and the right of the Owner to execute any election or option or to give any notice, consent, waiver or approval, to receive notices and other instruments or communications, or to take any other action under or in respect of any thereof or to take such action upon the occurrence of a default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, in all cases as shall be permitted thereby or by law, and to do any and all other things which the Owner is or may be entitled to do thereunder and any right to restitution from the relevant maintenance provider or any other Person in respect of any determination of invalidity of any thereof;

(5)            all proceeds with respect to the requisition of title to or use of any Aircraft or any Engine by any Government Entity or from the sale or other disposition of any Aircraft, any Airframe, any Engine or other property described in any of these Granting Clauses by the Mortgagee pursuant to the terms of this Trust Indenture, and all insurance proceeds with respect to any Aircraft, any Airframe, any Engine or any part thereof, but excluding any insurance maintained by the Owner and not required under Section 4.06;

(6)            all rents, revenues and other proceeds collected by the Mortgagee pursuant to paragraph (iv) of clause “Third” of Section 3.03 and Section 5.03(b) and all monies and securities from time to time deposited or required to be deposited with the Mortgagee by or for the account of the Owner pursuant to any terms of this Trust Indenture held or required to be held by the Mortgagee hereunder, including the Securities Accounts and all monies and securities deposited into the Securities Accounts; and

(7)            all proceeds of the foregoing.

PROVIDED, HOWEVER, that notwithstanding any of the foregoing provisions, so long as no Event of Default shall have occurred and be continuing, (a) the Mortgagee shall not take or cause to be taken any action contrary to the Owner’s right hereunder to quiet enjoyment of any Airframe, Engine or Propeller, and to possess, use, retain and control any Airframe, Engine or Propeller and all revenues, income and profits derived therefrom, and (b) the Owner shall have the right, to the exclusion of the Mortgagee, with respect to the Indenture Agreements, to exercise in the Owner’s name all rights and powers of the Owner under the Indenture Agreements (other than to amend, modify or waive any of the warranties or indemnities contained therein, except in the exercise of the Owner’s reasonable business judgment) and to retain any recovery or benefit resulting from the enforcement of any warranty or indemnity under the Indenture Agreements; and provided further that, notwithstanding the occurrence or continuation of an Event of Default, the Mortgagee shall not enter into any amendment of any Indenture Agreement which would increase the obligations of the Owner thereunder.

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Mortgagee, and its successors and assigns, in trust for the equal and proportionate benefit and security of the Note Holders~~,~~ and the Indenture Indemnitees ~~and the holders of any Junior Lienholder Obligations~~, except as provided in Section 2.13 and Article III hereof, without any preference, distinction or priority of any one Equipment Note over any other, by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and in all cases and as to all property specified in clauses (1) through (7) inclusive above, subject to the terms and provisions set forth in this Trust Indenture.

Trust Indenture and Mortgage

It is expressly agreed that anything herein contained to the contrary notwithstanding, the Owner shall remain liable under the Indenture Agreements to perform all of the obligations assumed by it thereunder, except to the extent prohibited or excluded from doing so pursuant to the terms and provisions thereof, and the Mortgagee, the Note Holders and the Indenture Indemnitees shall have no obligation or liability under the Indenture Agreements by reason of or arising out of the assignment hereunder, nor shall the Mortgagee, the Note Holders or the Indenture Indemnitees be required or obligated in any manner to perform or fulfill any obligations of the Owner under or pursuant to the Indenture Agreements, or, except as herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

The Owner does hereby constitute the Mortgagee the true and lawful attorney of the Owner, irrevocably, granted for good and valuable consideration and coupled with an interest and with full power of substitution, and with full power (in the name of the Owner or otherwise) to ask for, require, demand, receive, compound and give acquittance for any and all monies and claims for monies (in each case including insurance and requisition proceeds) due and to become due under or arising out of the Indenture Agreements, and all other property which now or hereafter constitutes part of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which the Mortgagee may deem to be necessary or advisable in the premises; provided that the Mortgagee shall not exercise any such rights except upon the occurrence and during the continuance of an Event of Default hereunder.

The Owner agrees that at any time and from time to time, upon the written request of the Mortgagee, the Owner will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents (including without limitation UCC continuation statements) as the Mortgagee may reasonably deem necessary to perfect, preserve or protect the mortgage, security interests, International Interests and assignments created or intended to be created hereby or to obtain for the Mortgagee the full benefits of the assignment hereunder and of the rights and powers herein granted.

IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:

article I

DEFINITIONS

Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference, and shall be construed in the manner described, in Annex A hereto.

Trust Indenture and Mortgage

article II

THE EQUIPMENT NOTES

Section 2.01.      Form of Equipment Notes. The Equipment Notes shall be substantially in the form set forth below:

THIS EQUIPMENT NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE
SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR PURSUANT TO THE
SECURITIES LAWS OF ANY STATE. ACCORDINGLY, THIS EQUIPMENT NOTE
MAY NOT BE SOLD UNLESS EITHER REGISTERED UNDER THE ACT AND SUCH
APPLICABLE STATE LAWS OR AN EXEMPTION FROM SUCH REGISTRATIONS IS
AVAILABLE.

WHEELS UP PARTNERS LLC

SERIES [_____] EQUIPMENT NOTE DUE [____] ISSUED IN CONNECTION WITH
THE [_____] MODEL [__] AIRCRAFT BEARING UNITED STATES REGISTRATION NUMBER N[_____]

No. ____	Date: [__________, ____]

MATURITY DATE

[____________]

WHEELS UP PARTNERS LLC, a Delaware limited liability company (“Owner”), hereby promises to pay to __________________, or the registered assignee thereof, the principal sum of $____________ (the “Original Amount”), together with interest on the amount of the Original Amount remaining unpaid from time to time (calculated on the basis of a year of 360 days and actual number of days elapsed) from the date hereof until paid in full at a rate per annum equal to the Debt Rate~~.~~  in respect of such Series. [The Original Amount of this Equipment Note shall be due and payable in installments on the dates and in the amounts set forth in Schedule I hereto~~.~~.][The Original Amount of this Equipment Note shall be due and payable in a single installment on the Maturity Date hereof.]1 Accrued but unpaid interest shall be due and payable in quarterly installments commencing on ~~February 15, 2025~~[__] and thereafter on May 15, August 15, November 15 and February 15 of each year, to and including the Maturity Date. Notwithstanding the foregoing, the final payment made on this Equipment Note shall be in an amount sufficient to discharge in full the unpaid Original Amount and all accrued and unpaid interest on, [Commitment Fees, Breakage Amounts~~,~~,]2 [Make-Whole Amount,]3 Increased Costs Amounts, and any other amounts due under or in respect of, this Equipment Note. Notwithstanding anything to the contrary contained herein, if any date on which a payment under this Equipment Note becomes due and payable is not a Business Day, then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day and if such payment is made on such next succeeding Business Day, no interest shall accrue on the amount of such payment during such extension.

1 Insert first bracketed option in the case of a Series A-1 Equipment Note, and second bracketed option in the case of a Series B-1 Equipment Note.

2 Delete all references to Commitment Fees and Breakage Amounts in the case of a Series B-1 Equipment Note.

3 Delete all references to Make-Whole amount in the case of a Series A-1 Equipment Note.

Trust Indenture and Mortgage

For purposes hereof, the term “Trust Indenture” means the Trust Indenture and Mortgage dated as of November 13, 2024 between the Owner and Wilmington Trust, National Association (the “Mortgagee”), as the same may be amended, amended and restated, supplemented or otherwise modified from time to time. All other capitalized terms used in this Equipment Note and not defined herein shall have the respective meanings assigned in the Trust Indenture.

This Equipment Note shall bear interest, payable on demand, at the Payment Due Rate (calculated on the basis of a year of 360 days and actual number of days elapsed) on any overdue Original Amount, [Commitment Fees, Breakage Amounts~~,~~,] [Make-Whole Amount,] Increased Costs Amounts, if any, and (to the extent permitted by applicable Law) any overdue interest and any other amounts payable hereunder which are overdue, in each case for the period the same is overdue. Amounts shall be overdue if not paid when due (whether at stated maturity, by acceleration or otherwise).

There shall be maintained an Equipment Note Register for the purpose of registering transfers and exchanges of Equipment Notes at the Corporate Trust Office of the Mortgagee or at the office of any successor in the manner provided in Section 2.07 of the Trust Indenture.

The Original Amount and interest and other amounts due hereunder shall be payable in Dollars in immediately available funds at the Corporate Trust Office of the Mortgagee, or as otherwise provided in the Trust Indenture. Each such payment shall be made on the date such payment is due and without any presentment or surrender of this Equipment Note, except that in the case of any final payment with respect to this Equipment Note, the Equipment Note shall be surrendered promptly thereafter to the Mortgagee for cancellation.

The holder hereof, by its acceptance of this Equipment Note, agrees that, except as provided in the Trust Indenture, each payment of the Original Amount, [Commitment Fees, Breakage Amounts~~,~~,] [Make-Whole Amount,] Increased Costs Amounts, if any, and interest received by it hereunder shall be applied, first, to [Commitment Fees, Breakage Amounts~~,~~,] [Make-Whole Amount,] Increased Costs Amounts, if any, and any other amount (other than as covered by any of the following clauses) due hereunder or under the Trust Indenture, second, to the payment of accrued interest on this Equipment Note (as well as any interest on any overdue Original Amount, [Commitment Fees, Breakage Amounts~~,~~,] [Make-Whole Amount,] Increased Costs Amounts, if any, or, to the extent permitted by Law, any overdue interest and other amounts hereunder) to the date of such payment, third, to the payment of the Original Amount of this Equipment Note then due, and fourth, the balance, if any, remaining thereafter, to the payment of installments of the Original Amount of this Equipment Note remaining unpaid in the inverse order of their maturity.

This Equipment Note is one of the Equipment Notes referred to in the Trust Indenture which have been or are to be issued by the Owner pursuant to the terms of the Trust Indenture. The Collateral is held by the Mortgagee as security, in part, for the Equipment Notes. The provisions of this Equipment Note are subject to the Trust Indenture. Reference is hereby made to the Trust Indenture for a complete statement of the rights and obligations of the holder of, and the nature and extent of the security for, this Equipment Note and the rights and obligations of the holders of, and the nature and extent of the security for, any other Equipment Notes executed and delivered under the Trust Indenture, as well as for a statement of the terms and conditions of the Trust created by the Trust Indenture, to all of which terms and conditions in the Trust Indenture each holder hereof agrees by its acceptance of this Equipment Note.

Trust Indenture and Mortgage

As provided in the Trust Indenture and subject to certain limitations therein set forth, this Equipment Note is exchangeable for a like aggregate Original Amount of Equipment Notes of different authorized denominations, as requested by the holder surrendering the same.

Prior to due presentment for registration of transfer of this Equipment Note, the Owner and the Mortgagee shall treat the person in whose name this Equipment Note is registered as the owner hereof for all purposes, whether or not this Equipment Note be overdue, and neither the Owner nor the Mortgagee shall be affected by notice to the contrary.

This Equipment Note is subject to redemption as provided in Sections 2.10, 2.11 and 2.12 of the Trust Indenture but not otherwise. In addition, this Equipment Note may be accelerated as provided in Section 5.02 of the Trust Indenture.

This Equipment Note is subject to certain restrictions set forth in Sections 4.1(a)(i) and 4.1(a)(iii) of the Intercreditor Agreement, as further specified in Section 2.07 of the Trust Indenture, to all of which terms and conditions in the Intercreditor Agreement each holder hereof agrees by its acceptance of this Equipment Note.

[The indebtedness evidenced by this Equipment Note is, to the extent and in the manner provided in the Trust Indenture, subordinate and subject in right of payment to the prior payment in full of the Secured Obligations (as defined in the Trust Indenture) in respect of Series A-1 Equipment Notes, and certain other Secured Obligations, and this Equipment Note is issued subject to such provisions. The Note Holder of this Equipment Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Mortgagee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Trust Indenture and (c) appoints the Mortgagee his attorney-in-fact for such purpose.]4

Unless the certificate of authentication hereon has been executed by or on behalf of the Mortgagee by manual signature, this Equipment Note shall not be entitled to any benefit under the Trust Indenture or be valid or obligatory for any purpose.

THIS EQUIPMENT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

*    *    *

4 To be inserted in the case of ~~an Additional Junior~~a Series B-1 Equipment Note.

Trust Indenture and Mortgage

IN WITNESS WHEREOF, the Owner has caused this Equipment Note to be executed in its corporate name by its officer thereunto duly authorized on the date hereof.

WHEELS UP PARTNERS LLC

By:
Name:
Title:

Trust Indenture and Mortgage

MORTGAGEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Equipment Notes referred to in the within-mentioned Trust Indenture.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Mortgagee

By:
Name:
Title:

Trust Indenture and Mortgage

[SCHEDULE I

EQUIPMENT NOTE AMORTIZATION

Payment Date	Original Amount to Be Paid

* * ~~*~~*]5

5 Delete Schedule I for Series B-1 Equipment Note.

Trust Indenture and Mortgage

Section 2.02.      Issuance and Terms of Equipment Notes. The Equipment Notes in respect of any Aircraft (other than the Additional Series Equipment Notes) shall be dated the applicable Closing Date for such Aircraft, ~~shall~~may be issued in one or two series consisting of Series A-1 Equipment Notes and Series B-1 Equipment Notes in an initial principal amount as set forth for such Aircraft in ~~the~~each applicable Closing Notice (as defined in the applicable Note Purchase Agreement), and shall bear interest as specified in Schedule I hereto. On each Closing Date, each Series specified in ~~Schedule I~~an applicable Closing Notice shall be issued to the Subordination Agent on behalf of the Applicable Trustee. For avoidance of doubt, the issuance date for the Series B-1 Equipment Notes in respect of any Aircraft may occur after or notwithstanding the issuance date for the Series A-1 Equipment Notes in respect of such Aircraft. In addition to the foregoing, the Owner shall have the option to issue one or more separate series of Additional Series Equipment Notes at any time and from time to time at or after the initial Closing Date (as defined in the applicable Note Purchase Agreement), subject to the terms of Section 9.1(d) of the Intercreditor Agreement. If any series of Additional Junior Series Equipment Notes are so issued, each such series shall have a different designation such as, for example, “Series ~~B~~C” and “Series ~~C~~D”, shall be dated the date of original issuance thereof and shall have such maturities, principal amounts and interest rates as specified in an amendment to this Trust Indenture. The Equipment Notes shall be issued in registered form only. The Equipment Notes shall be issued in denominations of $1,000 and integral multiples thereof, except that one Equipment Note of each Series may be in an amount that is not an integral multiple of $1,000. Without limitation of the foregoing, new Refinancing Equipment Notes may be issued pursuant to the provisions of Section ~~4(a)(iv) of the Note Purchase Agreement and Section~~ 9.1(c) of the Intercreditor Agreement.

Each Equipment Note shall bear interest at the applicable Debt Rate (calculated on the basis of a year of 360 days and actual number of days elapsed) on the unpaid Original Amount thereof from time to time outstanding. Accrued interest shall be payable in arrears on ~~February 15, 2025, and on~~ each May 15, August 15, November 15 and February 15, beginning with the first such date occurring after the issuance of such Equipment Note, and thereafter until maturity. The Original Amount of each Series A-1 Equipment Note shall be payable on the dates and in the installments as set forth in Schedule I to such Equipment Note, which shall reflect a quarterly amortization of such Original Amount on each Payment Date (other than the Maturity Date) in an amount equal to the Quarterly Amortization Amount for such Equipment Note and, on the applicable Maturity Date, the remaining outstanding principal balance of such Equipment Note. The Original Amount of each Series B-1 Equipment Note shall be payable in a single installment on the applicable Maturity Date. Notwithstanding the foregoing, the final payment made under each Equipment Note shall be in an amount sufficient to discharge in full the unpaid Original Amount and all accrued and unpaid interest on, and any other amounts due under, such Equipment Note. Each Equipment Note shall bear interest, payable on demand, at the Payment Due Rate (calculated on the basis of a year of 360 days and actual number of days elapsed) on any part of the Original Amount, Commitment Fees~~,~~ (if applicable), Breakage Amounts~~,~~ (if applicable), Make-Whole Amount (if applicable), Increased Costs Amounts, if any, and, to the extent permitted by applicable Law, interest and any other amounts payable thereunder not paid when due for any period during which the same shall be overdue, in each case for the period the same is overdue. Amounts under any Equipment Note shall be overdue if not paid when due (whether at stated maturity, by acceleration or otherwise). Notwithstanding anything to the contrary contained herein, if any date on which a payment under any Equipment Note becomes due and payable is not a Business Day then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day and if such payment is made on such next succeeding Business Day, no interest shall accrue on the amount of such payment during such extension.

Trust Indenture and Mortgage

The Equipment Notes shall be executed on behalf of the Owner by one of its authorized officers. Equipment Notes bearing the signatures of individuals who were at any time the proper officers of the Owner shall bind the Owner, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Equipment Notes or did not hold such offices at the respective dates of such Equipment Notes. The Owner may from time to time execute and deliver Equipment Notes with respect to any Aircraft to the Mortgagee for authentication upon original issue and such Equipment Notes shall thereupon be authenticated and delivered by the Mortgagee upon the written request of the Owner signed by an authorized officer of the Owner. No Equipment Note shall be secured by or entitled to any benefit under this Trust Indenture or be valid or obligatory for any purposes, unless there appears on such Equipment Note a certificate of authentication in the form provided for herein executed by the Mortgagee by the manual signature of one of its authorized officers and such certificate upon any Equipment Notes be conclusive evidence, and the only evidence, that such Equipment Note has been duly authenticated and delivered hereunder.

The aggregate unpaid Original Amount of ~~Series A-1~~ Equipment Notes of any Series at any time outstanding shall not exceed the Maximum Facility Amount (as defined in the applicable Note Purchase Agreement).

Section 2.03.      [Intentionally Omitted].

Section 2.04.      Method of Payment.

(a)            The Original Amount of, interest on, Commitment Fees~~,~~ (if applicable), Breakage Amounts~~,~~ (if applicable), Make-Whole Amount (if applicable), Increased Costs Amounts, if any, and other amounts due under each Equipment Note or hereunder will be payable in Dollars by wire transfer of immediately available funds not later than 2:30 p.m., New York City time, on the due date of payment to the Mortgagee at the Corporate Trust Office for distribution among the Note Holders in the manner provided herein, and payment of such amount by the Owner to the Mortgagee shall be deemed to satisfy the Owner’s obligation to make such payment. The Owner shall not have any responsibility for the distribution of such payment to any Note Holder. Notwithstanding the foregoing or any provision in any Equipment Note to the contrary, the Mortgagee will use reasonable efforts to pay or cause to be paid, if so directed in writing by any Note Holder (with a copy to the Owner), all amounts paid by the Owner hereunder and under such holder’s Equipment Note or Equipment Notes to such holder or a nominee therefor (including all amounts distributed pursuant to Article III of this Trust Indenture) by transferring, or causing to be transferred, by wire transfer of immediately available funds in Dollars, prior to 4:00 p.m., New York City time, on the due date of payment, to an account maintained by such holder with a bank located in the continental United States the amount to be distributed to such holder, for credit to the account of such holder maintained at such bank. If the Mortgagee shall fail to make any such payment as provided in the immediately foregoing sentence after its receipt of funds at the place and prior to the time specified above, the Mortgagee, in its individual capacity and not as trustee, agrees to compensate such holders for loss of use of funds at the applicable Debt Rate until such payment is made and the Mortgagee shall be entitled to any interest earned on such funds until such payment is made. Any payment made hereunder shall be made without any presentment or surrender of any Equipment Note, except that, in the case of the final payment in respect of any Equipment Note, such Equipment Note shall be surrendered to the Mortgagee for cancellation promptly after such payment. Notwithstanding any other provision of this Trust Indenture to the contrary, the Mortgagee shall not be required to make, or cause to be made, wire transfers as aforesaid prior to the first Business Day on which it is practicable for the Mortgagee to do so in view of the time of day when the funds to be so transferred were received by it if such funds were received after 2:30 p.m., New York City time, at the place of payment. Prior to the due presentment for registration of transfer of any Equipment Note, the Owner and the Mortgagee shall deem and treat the Person in whose name any Equipment Note is registered on the Equipment Note Register as the absolute owner and holder of such Equipment Note for the purpose of receiving payment of all amounts payable with respect to such Equipment Note and for all other purposes, and none of the Owner or the Mortgagee shall be affected by any notice to the contrary. So long as any signatory to the Participation Agreement or nominee thereof shall be a registered Note Holder, all payments to it shall be made to the account of such Note Holder specified in Schedule 1 thereto and otherwise in the manner provided in or pursuant to the Participation Agreement unless it shall have specified some other account or manner of payment by notice to the Mortgagee consistent with this Section 2.04.

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(b)            The Mortgagee, as agent for the Owner, shall exclude and withhold at the appropriate rate from each payment of Original Amount of, interest on, Commitment Fees~~,~~ (if applicable), Breakage Amounts~~,~~ (if applicable), Make-Whole Amount (if applicable), Increased Costs Amounts, if any, and other amounts due hereunder or under each Equipment Note (and such exclusion and withholding shall constitute payment in respect of such Equipment Note) any and all United States withholding taxes, including, without limitation, any such withholding taxes imposed under FATCA applicable thereto as required by Law. The Mortgagee agrees to act as such withholding agent and, in connection therewith, whenever any present or future United States taxes or similar charges are required to be withheld with respect to any amounts payable hereunder or in respect of the Equipment Notes, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Note Holders, that it will file any necessary United States withholding tax returns or statements when due, and that as promptly as possible after the payment thereof it will deliver to each Note Holder (with a copy to the Owner) appropriate receipts showing the payment thereof, together with such additional documentary evidence as any such Note Holder may reasonably request from time to time.

If a Note Holder which is a Non-U.S. Person has furnished to the Mortgagee a properly completed, accurate and currently effective U.S. Internal Revenue Service Form W-8BEN or W-8BEN-E (or such successor form or forms as may be required by the United States Treasury Department) during the calendar year in which the payment hereunder or under the Equipment Note(s) held by such holder is made (but prior to the making of such payment), or in either of the two preceding calendar years, and has not notified the Mortgagee of the withdrawal or inaccuracy of such form prior to the date of such payment (and the Mortgagee has no reason to believe that any information set forth in such form is inaccurate), the Mortgagee shall withhold only the amount, if any, required by Law (after taking into account any applicable exemptions properly claimed by the Note Holder) to be withheld from payments hereunder or under the Equipment Notes held by such holder in respect of United States federal income tax, including any amounts required to be withheld under FATCA. If a Note Holder (x) which is a Non-U.S. Person has furnished to the Mortgagee a properly completed, accurate and currently effective U.S. Internal Revenue Service Form W-8ECI in duplicate (or such successor certificate, form or forms as may be required by the United States Treasury Department as necessary in order to properly avoid withholding of United States federal income tax), for each calendar year in which a payment is made (but prior to the making of any payment for such year), and has not notified the Mortgagee of the withdrawal or inaccuracy of such certificate or form prior to the date of such payment (and the Mortgagee has no reason to believe that any information set forth in such form is inaccurate) or (y) which is a U.S. Person has furnished to the Mortgagee a properly completed, accurate and currently effective U.S. Internal Revenue Service Form W-9, if applicable, prior to a payment hereunder or under the Equipment Notes held by such holder, no amount shall be withheld from payments in respect of United States federal income tax. If any Note Holder has notified the Mortgagee that any of the foregoing forms or certificates is withdrawn or inaccurate, or if such holder has not filed a form claiming an exemption from United States withholding tax or if the Code or the regulations thereunder or the administrative interpretation thereof is at any time after the date hereof amended to require such withholding of United States federal income taxes from payments under the Equipment Notes held by such holder, the Mortgagee agrees to withhold from each payment due to the relevant Note Holder withholding taxes at the appropriate rate under Law and will, on a timely basis as more fully provided above, deposit such amounts with an authorized depository and make such returns, statements, receipts and other documentary evidence in connection therewith as required by Law.

Trust Indenture and Mortgage

Owner shall not have any liability for the failure of the Mortgagee to withhold taxes in the manner provided for herein or for any false, inaccurate or untrue evidence provided by any Note Holder hereunder.

Section 2.05.      Application of Payments. In the case of each Equipment Note, each payment of Original Amount and interest due thereon, and Commitment Fees~~,~~ (if applicable), Breakage Amounts~~,~~ (if applicable), Make-Whole Amount (if applicable), Increased Costs Amounts, if any, shall be applied:

First: to the payment of Commitment Fees~~,~~ (if applicable), Breakage Amounts~~,~~ (if applicable), Make-Whole Amount (if applicable), Increased Costs Amounts and any other amount (other than as covered by any of the following clauses) due hereunder or under such Equipment Note;

Second: to the payment of accrued interest on such Equipment Note (as well as any interest on any overdue Original Amount, any overdue Commitment Fees~~,~~ (if applicable), Breakage Amounts (if applicable), Make-Whole Amount (if applicable), or Increased Costs Amounts, if any, and to the extent permitted by Law, any overdue interest and any other overdue amounts thereunder) to the date of such payment;

Third: to the payment of the Original Amount of such Equipment Note (or a portion thereof) then due thereunder; and

Trust Indenture and Mortgage

Fourth: the balance, if any, remaining thereafter, to the payment of the Original Amount of such Equipment Note remaining unpaid (provided that such Equipment Note shall not be subject to redemption except as provided in Sections 2.10, 2.11 and 2.12 hereof).

The amounts paid pursuant to clause “Fourth” above shall be applied to the installments of Original Amount of such Equipment Note in the inverse order of their scheduled maturity.

Section 2.06.      Termination of Interest in Collateral. No Note Holder nor any other Indenture Indemnitee ~~or holder of any Junior Lienholder Obligations~~, as applicable, shall, as such, have any further interest in, or other right with respect to, the Collateral when and if the Original Amount of, Commitment Fees~~,~~ (if applicable), Make-Whole Amount (if applicable), Breakage Amounts~~,~~ (if applicable), Increased Costs Amounts, if any, and interest on and other amounts due under all Equipment Notes held by such Note Holder and all other sums then due and payable to such Note Holder, such Indenture Indemnitee or the Mortgagee hereunder (including, without limitation, under the third paragraph of Section 2.02 hereof) and under the other Operative Agreements by the Owner ~~and all Junior Lienholder Obligations~~, including, immediately after the occurrence of the applicable Delta Purchase Notice Effective Date (as defined in the Intercreditor Agreement) and without duplication of the amounts payable by the Owner under the Operative Agreements, all amounts due and owing by Delta to the applicable Lenders pursuant to the applicable Delta Credit Support Agreement (collectively, the “Secured Obligations”), shall have been paid in full~~; provided that, the existence of any Outstanding Junior Lienholder Obligations will not prevent or delay any termination of this Trust Indenture pursuant to Section 11.01~~.

Trust Indenture and Mortgage

Section 2.07.      Registration, Transfer and Exchange of Equipment Notes. The Mortgagee shall keep a register (the “Equipment Note Register”) in which the Mortgagee shall provide for the registration of Equipment Notes and the registration of transfers of Equipment Notes. No such transfer shall be given effect unless and until registration hereunder shall have occurred. The Equipment Note Register shall be kept at the Corporate Trust Office of the Mortgagee. The Mortgagee is hereby appointed “Equipment Note Registrar” for the purpose of registering Equipment Notes and transfers of Equipment Notes as herein provided. A holder of any Equipment Note intending to exchange such Equipment Note shall surrender such Equipment Note to the Mortgagee at the Corporate Trust Office, together with a written request from the registered holder thereof for the issuance of a new Equipment Note, specifying, in the case of a surrender for transfer, the name and address of the new holder or holders. Upon surrender for registration of transfer of any Equipment Note, the Owner shall execute, and the Mortgagee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Equipment Notes of a like aggregate Original Amount and of the same Series. At the option of the Note Holder, Equipment Notes may be exchanged for other Equipment Notes of any authorized denominations of a like aggregate Original Amount, upon surrender of the Equipment Notes to be exchanged to the Mortgagee at the Corporate Trust Office. Whenever any Equipment Notes are so surrendered for exchange, the Owner shall execute, and the Mortgagee shall authenticate and deliver, the Equipment Notes which the Note Holder making the exchange is entitled to receive. All Equipment Notes issued upon any registration of transfer or exchange of Equipment Notes (whether under this Section 2.07 or under Section 2.08 hereof or otherwise under this Trust Indenture) shall be the valid obligations of the Owner evidencing the same respective obligations, and entitled to the same security and benefits under this Trust Indenture, as the Equipment Notes surrendered upon such registration of transfer or exchange. Every Equipment Note presented or surrendered for registration of transfer, shall (if so required by the Mortgagee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Mortgagee duly executed by the Note Holder or such holder’s attorney duly authorized in writing, and the Mortgagee shall require evidence satisfactory to it as to the compliance of any such transfer with the Securities Act, and the securities Laws of any applicable state. The Mortgagee shall make a notation on each new Equipment Note of the amount of all payments of Original Amount previously made on the old Equipment Note or Equipment Notes with respect to which such new Equipment Note is issued and the date to which interest on such old Equipment Note or Equipment Notes has been paid. Interest shall be deemed to have been paid on such new Equipment Note to the date on which interest shall have been paid on such old Equipment Note, and all payments of the Original Amount marked on such new Equipment Note, as provided above, shall be deemed to have been made thereon. The Owner shall not be required to exchange any surrendered Equipment Notes as provided above during the ten-day period preceding the due date of any payment on such Equipment Note. The Owner shall in all cases deem the Person in whose name any Equipment Note shall have been issued and registered as the absolute owner and holder of such Equipment Note for the purpose of receiving payment of all amounts payable by the Owner with respect to such Equipment Note and for all purposes until a notice stating otherwise is received from the Mortgagee and such change is reflected on the Equipment Note Register. The Mortgagee will promptly notify the Owner of each registration of a transfer of an Equipment Note. Any such transferee of an Equipment Note, by its acceptance of an Equipment Note, (i) agrees to the provisions of this Trust Indenture and the Participation Agreement applicable to Note Holders, including Sections 5.3, 5.4 and 8.1 thereof, and shall be deemed to have covenanted to the parties to the Participation Agreement as to the matters covenanted by the original Note Holder in the Participation Agreement and (ii) agrees to the restrictions set forth in Sections 4.1(a)(i) and 4.1(a)(iii) of the Intercreditor Agreement, and shall be deemed to have covenanted to the parties to the Intercreditor Agreement not to give any direction, or otherwise authorize, the Mortgagee to take any action that would violate Sections 4.1(a)(i) or 4.1(a)(iii) of the Intercreditor Agreement. Subject to compliance by the Note Holder and its transferee (if any) of the requirements set forth in this Section 2.07, Mortgagee and Owner shall use all reasonable efforts to issue new Equipment Notes upon transfer or exchange within 10 Business Days of the date an Equipment Note is surrendered for transfer or exchange.

Section 2.08.      Mutilated, Destroyed, Lost or Stolen Equipment Notes. If any Equipment Note shall become mutilated, destroyed, lost or stolen, the Owner shall, upon the written request of the holder of such Equipment Note, execute and the Mortgagee shall authenticate and deliver in replacement thereof a new Equipment Note, payable in the same Original Amount dated the same date and captioned as issued in connection with the applicable Aircraft. If the Equipment Note being replaced has become mutilated, such Equipment Note shall be surrendered to the Mortgagee and a photocopy thereof shall be furnished to the Owner. If the Equipment Note being replaced has been destroyed, lost or stolen, the holder of such Equipment Note shall furnish to the Owner and the Mortgagee such security or indemnity as may be required by them to save the Owner and the Mortgagee harmless and evidence satisfactory to the Owner and the Mortgagee of the destruction, loss or theft of such Equipment Note and of the ownership thereof. If a “qualified institutional buyer” of the type referred to in paragraph (a)(1)(i)(A), (B), (D) or (E) of Rule 144A under the Securities Act (a “QIB”) is the holder of any such destroyed, lost or stolen Equipment Note, then the written indemnity of such QIB, signed by an authorized officer thereof, in favor of, delivered to and in form reasonably satisfactory Owner shall be accepted as satisfactory indemnity and security and no further indemnity or security shall be required as a condition to the execution and delivery of such new Equipment Note. Subject to compliance by the Note Holder with the requirements set forth in this Section 2.08, Mortgagee and Owner shall use all reasonable efforts to issue new Equipment Notes within 10 Business Days of the date of the written request therefor from the Note Holder.

Trust Indenture and Mortgage

Section 2.09.      Payment of Expenses on Transfer; Cancellation.

(a)            No service charge shall be made to a Note Holder for any registration of transfer or exchange of Equipment Notes, but the Mortgagee, as Equipment Note Registrar, may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Equipment Notes.

(b)            The Mortgagee shall cancel all Equipment Notes surrendered for replacement, redemption, transfer, exchange, payment or cancellation and shall destroy the canceled Equipment Notes.

Section 2.10.      Mandatory Redemptions of Equipment Notes.

(a)            On the date on which the Owner is required pursuant to Section 4.05 hereof to make payment for an Event of Loss with respect to any Aircraft, all of the Equipment Notes in respect of such Aircraft shall be redeemed in whole at a redemption price equal to 100% of the unpaid Original Amount thereof, together with all unpaid accrued interest thereon to the date of redemption, any accrued and unpaid Commitment Fees~~,~~ (if applicable), Breakage Amounts~~,~~ (if applicable), Increased Costs Amounts, if any, and all other Secured Obligations owed or then due and payable to the Note Holders.

(b)            If a Change of Control Option Notice (as defined in the applicable Note Purchase Agreement) has been delivered in accordance with Section 4(d)(ii) of the applicable Note Purchase Agreement, the Equipment Notes of the relevant Series shall be redeemed by the Owner on the applicable “Prepayment Date” (as defined in the applicable Note Purchase Agreement) in an amount equal to the outstanding principal amount of Obligations subject to such Change of Control Option Notice, at a redemption price equal to 100% of the unpaid Original Amount thereof, together with unpaid accrued interest thereon to the date of redemption (which, for the avoidance of doubt, shall be the date of the consummation of such Change of Control or such earlier date as the Owner and the Mortgagee shall determine), any Breakage Amounts (if applicable) and all other Secured Obligations owed or then due and payable to the Note Holders~~.~~, including, with respect to the Series B-1 Equipment Notes, the Make-Whole Amount (as defined in the Class B Note Purchase Agreement).

~~(c)            On the date any proceeds of the Junior Lienholder Collateral are distributed to the Mortgagee pursuant to the terms of the applicable documents governing the Junior Lienholder Obligations, if any such proceeds remain following the application thereof to any Secured Obligations then due in accordance with the Intercreditor Agreement (or, if no Indenture Event of Default then exists, the full amount of such proceeds, without deduction for such other amounts then due, which shall remain due and payable, and be paid as otherwise provided in the Intercreditor Agreement), the Equipment Notes shall be redeemed in part (together with unpaid accrued interest on the amount redeemed to the date of redemption in an amount that, together with such unpaid accrued interest equals such remaining proceeds (or the full amount of such proceeds, as applicable).~~

Trust Indenture and Mortgage

Section 2.11.      Voluntary Redemptions of Equipment Notes.

(a)            All (but not less than all) of the Equipment Notes may be redeemed by the Owner in whole or in part upon at least three Business Days’ revocable prior written notice to the Mortgagee and the Note Holders, and such Equipment Notes shall be redeemed at a redemption price equal to 100% of the unpaid Original Amount then being redeemed (which shall be applied to the Equipment Notes pro rata), together with unpaid accrued interest thereon to the date of redemption, any Breakage Amounts (if applicable) and all other Secured Obligations owed or then due and payable to the Note Holders.

(b)            All (but not less than all) of the ~~Additional Junior~~ Series B-1 Equipment Notes~~, if issued,~~ may be redeemed by the Owner in whole or in part upon at least three Business Days’ revocable prior written notice to the Mortgagee and the Note Holders of such Series, and such ~~Additional Junior~~ Series B-1 Equipment Notes shall be redeemed at a redemption price equal to 100% of the unpaid Original Amount then being redeemed (which shall be applied to the ~~Additional Junior~~ Series B-1 Equipment Notes pro rata), together with unpaid accrued interest thereon to the date of redemption and all other Secured Obligations owed or then due and payable to the Note Holders of such Series.

(c)            Notwithstanding Section 2.11(a), at any time all (but not less than all) of the Equipment Notes in respect of any Aircraft may be redeemed by the Owner upon at least three Business Days’ revocable prior written notice to the Mortgagee and the Note Holders, and such Equipment Notes shall be redeemed in whole at a redemption price equal to 100% of the unpaid Original Amount thereof, together with unpaid accrued interest thereon to the date of redemption, any Breakage Amounts (if applicable) and all other Secured Obligations owed or then due and payable to the Note Holders plus LTV Ratio Preservation Amount, if any (as defined in the applicable Note Purchase Agreement). Such LTV Ratio Preservation Amount, will be applied to the partial redemption of the remaining ~~Series A-1~~ Equipment Notes of the applicable Series, pro rata.

(d)            Notwithstanding Section 2.11(a), at any time the Equipment Notes of any Series may be redeemed in part (at a price equal to 100% of the unpaid Original Amount being redeemed) by the Owner upon at least three Business Days’ prior revocable notice as part of an LTV Cure Redemption ~~or~~in accordance with Section 4(c) of the applicable Note Purchase Agreement, or in the case of the Series A-1 Equipment Notes, as part of a Concentration Cure Redemption in accordance with Section 4(~~c) or 4(~~e) of the Class A Note Purchase Agreement, in each case together with unpaid accrued interest on the amount redeemed to the date of redemption, and any Breakage Amounts~~.~~ (if applicable).

Trust Indenture and Mortgage

Section 2.12.         Redemptions; Notice of Redemption.

(a)            No redemption of any Equipment Note may be made except to the extent and in the manner expressly permitted by this Trust Indenture. No purchase of any Equipment Note may be made by the Mortgagee.

(b)            Notice of redemption with respect to the Equipment Notes shall be given by the Mortgagee promptly following receipt of the applicable notice of such redemption by the Mortgagee, and not less than two Business Days prior to the applicable redemption date, to each Note Holder of such Equipment Notes to be redeemed, at such Note Holder’s address appearing in the Equipment Note Register; provided that such notice shall be revocable by written notice from the Owner to Mortgagee given not later than the Business Day prior to the redemption date; provided further, that in the event of any such revocation in respect of Series A Equipment Notes, the Owner shall pay any Breakage Amounts incurred in connection therewith. All notices of redemption shall state: (1) the redemption date, (2) the applicable basis for determining the redemption price, (3) that on the redemption date, the redemption price will become due and payable upon each such Equipment Note, and that, if any such Equipment Notes are then outstanding, interest on such Equipment Notes shall cease to accrue on and after such redemption date, and (4) the place or places where such Equipment Notes are to be surrendered for payment of the redemption price.

(c)            On or before the redemption date, the Owner (or any person on behalf of the Owner) shall, to the extent an amount equal to the redemption price for the Equipment Notes to be redeemed on the redemption date shall not then be held by the Mortgagee, deposit or cause to be deposited with the Mortgagee by 12:30 p.m. New York City time on the redemption date in immediately available funds the redemption price of the Equipment Notes to be redeemed.

(d)            Notice of redemption having been given (and not revoked) as aforesaid, the Equipment Notes to be redeemed (or, if applicable, the relevant portion thereof) shall, on the redemption date, become due and payable at the Corporate Trust Office of the Mortgagee or at any office or agency maintained for such purposes pursuant to Section 2.07, and from and after such redemption date (unless there shall be a default in the payment of the redemption price) any such Equipment Notes then outstanding shall cease to bear interest. Upon surrender of any such Equipment Note for redemption in accordance with said notice, such Equipment Note shall be redeemed at the redemption price. If any Equipment Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal amount thereof shall, until paid, continue to bear interest from the applicable redemption date at the interest rate in effect for such Equipment Note as of such redemption date.

Section 2.13.      Subordination.

(a)            The Owner and each Note Holder (by acceptance of its Equipment Notes of any Series) hereby agrees that no payment or distribution shall be made on or in respect of the Secured Obligations owed to such Note Holder of such Series, including any payment or distribution of cash, property or securities after the commencement of a proceeding of the type referred to in Section 5.01(v), (vi) or (vii) hereof, except as expressly provided in Article III hereof.

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(b)            By the acceptance of its Equipment Notes of any Series (other than Series A), each Note Holder of such Series agrees that in the event that such Note Holder, in its capacity as a Note Holder, shall receive any payment or distribution on any Secured Obligations in respect of such Series which it is not entitled to receive under this Section 2.13 or Article III hereof, it will hold any amount so received in trust for the Senior Holder (as defined in Section 2.13(c) hereof) and will forthwith turn over such payment to the Mortgagee in the form received to be applied as provided in Article III hereof.

(c)            As used in this Section 2.13, the term “Senior Holder” shall mean (i) the Note Holders of Series A Equipment Notes until the Secured Obligations in respect of Series A Equipment Notes have been paid in full ~~and~~, (ii) after the Secured Obligations in respect of ~~the~~ Series A Equipment Notes have been paid in full, the Note Holders of Series B Equipment Notes until the Secured Obligations in respect of Series B Equipment Notes have been paid in full and (iii) after the Secured Obligations in respect of the Series A Equipment Notes and Series B Equipment Notes have been paid in full (and except as otherwise provided in an amendment to this Trust Indenture pursuant to Section 10.01(b) hereof), the Note Holders of the Additional Junior Series Equipment Notes, if issued, until the Secured Obligations in respect of the Additional Junior Series Equipment Notes have been paid in full.

~~(d)            Each holder of Junior Lienholder Obligations (by accepting the benefit of the Lien created hereby) agrees that it shall have no right to direct any exercise of remedies over the Collateral and acknowledges that its sole right in respect of the Collateral is to receive any payment or distribution in respect of the Collateral as set forth in the Intercreditor Agreement.~~

Section 2.14.      Benchmark Replacement Setting.

(a)            Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Operative Agreement, upon the occurrence of a Benchmark Transition Event, the Mortgagee and the Owner may amend this Trust Indenture to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth Business Day after the Mortgagee has posted such proposed amendment to all affected Note Holders and the Owner so long as the Mortgagee has not received, by such time, written notice of objection to such amendment from the Majority in Interest of Note Holders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.14(a) will occur prior to the applicable Benchmark Transition Start Date.

(b)            Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Mortgagee will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Operative Agreement, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Trust Indenture or any other Operative Agreement.

Trust Indenture and Mortgage

(c)            Notices; Standards for Decisions and Determinations. The Mortgagee will promptly notify the Owner and the affected Note Holders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Mortgagee will promptly notify the Owner of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.14(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Mortgagee or, if applicable, any affected Note Holder (or group of affected Note Holders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Trust Indenture or any other Operative Agreement, except, in each case, as expressly required pursuant to this Section 2.14.

(d)            Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Operative Agreement, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Mortgagee in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Mortgagee may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Mortgagee may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)            Benchmark Unavailability Period. Upon the Owner’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the Company may revoke any pending Closing Notice (as defined in the Series A-1 Note Purchase Agreement) or, failing that, the Company will be deemed to have converted any such Closing Notice into a request for a funding of Series A-1 Equipment Notes bearing interest at the Alternate Debt Rate in the amount specified therein and (ii) any outstanding affected Series A-1 Equipment Notes will be deemed to have been converted into Series A-1 Equipment Notes bearing interest at the Alternate Debt Rate at the end of the applicable Interest Period.

Trust Indenture and Mortgage

article III

RECEIPT, DISTRIBUTION AND APPLICATION OF PAYMENTS

Section 3.01.      Basic Distributions. Except as otherwise provided in Sections 3.02 and 3.03 hereof, and subject to Section 1(i) (Recycling Option) of the Class B Note Purchase Agreement, each periodic payment of principal or interest on the Equipment Notes received by the Mortgagee shall be promptly distributed in the following order of priority:

(i)            so much of such payment as shall be required to pay in full the aggregate amount of the payment or payments of Original Amount and interest (as well as any interest on any overdue Original Amount and, to the extent permitted by Law, on any overdue interest), Commitment Fees, Breakage Amounts and Increased Costs Amounts then due under all Series A-1 Equipment Notes shall be distributed to the Note Holders of Series A-1 ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series A-1 Equipment Note bears to the aggregate amount of the payments then due under all Series A-1 Equipment Notes; ~~and~~

(ii)            ~~after giving effect to paragraph (i~~after giving effect to paragraph (i) above, so much of such payment remaining as shall be required to pay in full the aggregate amount of the payment or payments of Original Amount and interest (as well as any interest on any overdue Original Amount and, to the extent permitted by Law, on any overdue interest) Make-Whole Amount and Increased Costs Amounts then due under all Series B-1 Equipment Notes shall be distributed to the Note Holders of Series B-1 ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series B-1 Equipment Note bears to the aggregate amount of the payments then due under all Series B-1 Equipment Notes; and

~~(ii)~~(iii)after giving effect to paragraphs (i) and (ii) above, (and except as otherwise provided in an amendment to this Trust Indenture pursuant to Section 10.01(b) hereof), so much of such payment remaining as shall be required to pay in full the aggregate amount of the payment or payments of Original Amount and interest (as well as any interest on any overdue Original Amount and, to the extent permitted by Law, on any overdue interest) then due under all Additional Junior Series Equipment Notes shall be distributed to the Note Holders of Additional Junior Series ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Additional Junior Series Equipment Note bears to the aggregate amount of the payments then due under all Additional Junior Series Equipment Notes.

Section 3.02.      Event of Loss; Replacement; Optional Redemption. Except as otherwise provided in Section 3.03 hereof, and subject to Section 1(i) (Recycling Option) of the Class B Note Purchase Agreement, any payments received by the Mortgagee (i) with respect to any Airframe, or any Airframe and one or more Engines, as the result of an Event of Loss pursuant to Section 2.10 or (ii) pursuant to an optional redemption of the Equipment Notes pursuant to Section 2.11 hereof shall be applied to redemption of the Equipment Notes and to all other Secured Obligations then due by applying such funds in the following order of priority:

First,	(a) to reimburse the Mortgagee and the Note Holders for any reasonable costs or expenses incurred in connection with such redemption for which they are entitled to reimbursement, or indemnity by Owner, under the Operative Agreements and then (b) to pay any other Secured Obligations then due (except as provided in clauses “Second” and “Third” below) to the Mortgagee, the Note Holders and the other Indenture Indemnitees under this Trust Indenture, the Participation Agreement or the Equipment Notes (other than amounts specified in clauses “Second” and “Third” below);

Trust Indenture and Mortgage

Second,

~~Third,~~(i)                                    to pay the amounts specified in paragraph (i) of clause “Third” of Section 3.03 hereof then due and payable in respect of the Series A-1 Equipment Notes; ~~and~~

(ii)	after giving effect to paragraph (i) above, to pay the amounts specified in paragraph (ii) of clause “Third” of Section 3.03 hereof then due and payable in respect of the Series B-1 Equipment Notes; and

~~(i)~~(iii)	after giving effect to paragraphs (i) and (ii) above, to pay the amounts specified in paragraph (iii) of clause “Third” of Section 3.03 hereof then due and payable in respect of the Additional Junior Series Equipment Notes; and

~~(ii)~~

~~Fourth,~~Third,  as provided in clause “Fifth” of Section 3.03 hereof;

provided, however, that if a Replacement Engine shall be substituted for the related Engine subject to such Event of Loss as provided in Section 4.05 hereof, any insurance, condemnation or similar proceeds which result from such Event of Loss and are paid over to the Mortgagee shall be held by the Mortgagee as permitted by Section 7.04 hereof (provided that such moneys shall be invested as provided in Section 6.06 hereof) as additional security for the obligations of Owner under Operative Agreements and such proceeds (and such investment earnings), to the extent not theretofore applied as provided herein, shall be released to the Owner at the Owner’s written request upon the release of such Engine and the replacement thereof as provided herein; provided, further, however, in the case of a redemption of Equipment Notes pursuant to Section 2.11(b) or 2.11(d), if a particular Series is not being redeemed pursuant thereto, no application of funds shall be made pursuant to the paragraph in clause “Second” above that refers to such Series in connection with such redemption.

Section 3.03.      Payments After Event of Default. Except as otherwise provided in Section 3.04 hereof, all payments received and amounts held or realized by the Mortgagee (including any amounts realized by the Mortgagee from the exercise of any remedies pursuant to Article V hereof) after an Event of Default shall have occurred and be continuing, as well as all payments or amounts then held by the Mortgagee as part of the Collateral or received pursuant to the Notes Guarantee, shall be promptly distributed by the Mortgagee in the following order of priority:

First, so much of such payments or amounts as shall be required to (i) reimburse the Mortgagee or WTNA for any tax (except to the extent resulting from a failure of the Mortgagee to withhold taxes pursuant to Section 2.04(b) hereof), expense or other loss (including, without limitation, all amounts to be expended at the expense of, or charged upon the rents, revenues, issues, products and profits of, the property included in the Collateral pursuant to Section 5.03(b) hereof) incurred by the Mortgagee or WTNA (to the extent not previously reimbursed), the expenses of any sale, or other proceeding, reasonable attorneys’ fees and expenses, court costs, and any other expenditures incurred or expenditures or advances made by the Mortgagee, WTNA or the Note Holders in the protection, exercise or enforcement of any right, power or remedy or any damages sustained by the Mortgagee, WTNA or any Note Holder, liquidated or otherwise, upon such Event of Default shall be applied by the Mortgagee as between itself, WTNA and the Note Holders in reimbursement of such expenses and any other expenses for which the Mortgagee, WTNA or the Note Holders are entitled to reimbursement under any Operative Agreement and (ii) pay all Secured Obligations payable to the other Indenture Indemnitees hereunder and under the Participation Agreement (other than amounts specified in clauses Second and Third below); and in the case the aggregate amount to be so distributed is insufficient to pay as aforesaid in clauses (i) and (ii), then ratably, without priority of one over the other, in proportion to the amounts owed each hereunder;

Trust Indenture and Mortgage

Second, so much of such payments or amounts remaining as shall be required to reimburse the then existing or prior Note Holders for payments made pursuant to Section 6.03 hereof (to the extent not previously reimbursed) shall be distributed to such then existing or prior Note Holders ratably, without priority of one over the other, in accordance with the amount of the payment or payments made by each such then existing or prior Note Holder pursuant to said Section 6.03 hereof;

Third,

~~Fourth,~~(i)                          so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid Original Amount of all Series A Equipment Notes, and the accrued but unpaid interest, Commitment Fees~~,~~ (if applicable), Breakage Amounts (if applicable) and Increased Costs Amounts, and other amounts due thereon and all other Secured Obligations in respect of the Series A-1 Equipment Notes to the date of distribution, shall be distributed to the Note Holders of Series A-1, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, to each Note Holder in the proportion that the aggregate unpaid Original Amount of all Series A-1 Equipment Notes held by such holder plus the accrued but unpaid interest, Commitment Fees~~,~~ (if applicable), Breakage Amounts (if applicable) and Increased Costs Amounts and other amounts due thereunder to the date of distribution bears to the aggregate unpaid Original Amount of all Series A-1 Equipment Notes plus the accrued but unpaid interest and other amounts due thereon to the date of distribution;

(ii)	~~after giving effect to paragraph (i~~after giving effect to paragraph (i) above, so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid Original Amount of all Series B-1 Equipment Notes, and the accrued but unpaid interest, Make-Whole Amount (if applicable), Increased Costs Amounts, and other amounts due thereon and all other Secured Obligations in respect of the Series B-1 Equipment Notes to the date of distribution, shall be distributed to the Note Holders of Series B-1, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, to each Note Holder in the proportion that the aggregate unpaid Original Amount of all Series B-1 Equipment Notes held by such holder plus the accrued but unpaid interest, Make-Whole Amount (if applicable), Increased Costs Amounts and other amounts due thereunder to the date of distribution bears to the aggregate unpaid Original Amount of all Series B-1 Equipment Notes plus the accrued but unpaid interest and other amounts due thereon to the date of distribution;

Trust Indenture and Mortgage

~~(ii)~~(iii)	after giving effect to paragraphs (i) and (ii) above (and except as otherwise provided in an amendment to this Trust Indenture pursuant to Section 10.01(b) hereof), so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid Original Amount of all Additional Junior Series Equipment Notes, and the accrued but unpaid interest and other amounts due thereon and all other Secured Obligations in respect of the Additional Junior Series Equipment Notes to the date of distribution, shall be distributed to the Note Holders of Additional Junior Series, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid Original Amount of all Additional Junior Series Equipment Notes held by each holder plus the accrued but unpaid interest and other amounts due thereunder to the date of distribution bears to the aggregate unpaid Original Amount of all Additional Junior Series Equipment Notes held by all such holders plus the accrued but unpaid interest and other amounts due thereon to the date of distribution~~; provided, however, that upon the occurrence of the Delta Note Purchase Effective Date, all such payments or amounts remaining as shall be required to pay in full the aggregate unpaid Original Amount of all Additional Junior Series Equipment Notes, and the accrued but unpaid interest and other amounts due thereon and all other Secured Obligations in respect of the Additional Junior Series Equipment Notes to the date of distribution, shall be distributed to Delta; and Fifth, after giving effect to (i) and (ii) above, so much of such payments or amounts remaining as shall be required to pay in full all Junior Lienholder Obligations to the date of distribution shall be distributed to the Junior Lien Representatives, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid Junior Lienholder Obligations held by each Junior Lien Representative to the aggregate unpaid Junior Lienholder Obligations held by all such Junior Lien Representatives;~~

~~Sixth,~~ Fourth, the balance, if any, of such payments or amounts remaining thereafter shall be distributed to the Owner.

~~All~~Notwithstanding the foregoing, all payments received and amounts held or realized by or for the benefit of the Mortgagee pursuant to ~~the~~a Delta Credit Support Agreement shall be distributed pursuant to ~~the~~such Delta Credit Support Agreement.

Trust Indenture and Mortgage

Section 3.04.      Certain Payments.

(a)            Any payments received by the Mortgagee for which no provision as to the application thereof is made in this Trust Indenture and for which such provision is made in any other Operative Agreement shall be applied forthwith to the purpose for which such payment was made in accordance with the terms of such other Operative Agreement, as the case may be.

(b)            Notwithstanding anything to the contrary contained in this Article III, the Mortgagee will distribute promptly upon receipt any indemnity payment received by it from the Owner in respect of the Mortgagee in its individual capacity, any Note Holder or any other Indenture Indemnitee, in each case whether or not pursuant to Section 7 of the Participation Agreement, directly to the Person entitled thereto. Any payment received by the Mortgagee under the third paragraph of Section 2.02 shall be distributed to the Subordination Agent in its capacity as Note Holder to be distributed in accordance with the terms of the Intercreditor Agreement.

Section 3.05.      Other Payments. Any payments received by the Mortgagee for which no provision as to the application thereof is made elsewhere in this Trust Indenture or in any other Operative Agreement shall be distributed by the Mortgagee to the extent received or realized at any time, in the order of priority specified in Section 3.01 hereof, and after payment in full of all amounts then due in accordance with Section 3.01 in the manner provided in clause “~~Fifth~~Fourth” of Section 3.03 hereof.

Section 3.06.      Securities Accounts. In furtherance of the provisions of Section 3.03 of this Trust Indenture, WTNA agrees to act as an Eligible Institution under this Trust Indenture in accordance with the provisions of this Trust Indenture. Except as otherwise expressly provided in this Trust Indenture, WTNA waives any claim or lien against any Eligible Account it may have, by operation of law or otherwise, for any amount owed to it by Owner. The Mortgagee hereby agrees that, notwithstanding anything to the contrary in this Trust Indenture, any amounts to be held by the Mortgagee pursuant to (x) Section 4(c)(ii)(~~3~~2) of ~~the~~either Note Purchase Agreement, (y) (i) Section 4(f) of the Class A Note Purchase Agreement or (~~y~~ii) Section 4(~~f~~e) of the Class B Note Purchase Agreement or (z) Section 1(i) of the Class B Note Purchase Agreement, and in each case any investment earnings thereon or other Cash Equivalents will be credited to an Eligible Account (each, a “Securities Account”) for which it is a “securities intermediary” (as defined in Section 8-102(a)(14) of the NY UCC) and the Mortgagee is the “entitlement holder” (as defined in Section 8-102(a)(7) of the NY UCC) of the “securities entitlement” (as defined in Section 8-102(a)(17) of the NY UCC) with respect to each “financial asset” (as defined in Section 8-102(a)(9) of the NY UCC) credited to such Eligible Account, (ii) all such amounts, Cash Equivalents and all other property acquired with cash credited to a Securities Account will be credited to such Securities Account, (iii) all items of property (whether cash, investment property, Cash Equivalents, other investments, securities, instruments or other property) credited to a Securities Account will be treated as a “financial asset” under Article 8 of the NY UCC, (iv) its “securities intermediary’s jurisdiction” (as defined in Section 8-110(e) of the NY UCC) with respect to the Securities Accounts is the State of New York, and (v) all securities, instruments and other property in order or registered from and credited to the Securities Accounts shall be payable to or to the order of, or registered in the name of, the Mortgagee or shall be indorsed to the Mortgagee or in blank, and in no case whatsoever shall any financial asset credited to a Securities Account be registered in the name of the Owner, payable to or to the order of the Owner or specially indorsed to the Owner except to the extent the foregoing have been specially endorsed by the Owner to the Mortgagee or in blank. The Mortgagee agrees that it will hold (and will indicate clearly in its books and records that it holds) its “securities entitlement” to the “financial assets” credited to the Securities Accounts in trust for the benefit of the Note Holders and each of the Indenture Indemnitees as set forth in this Trust Indenture. The Owner acknowledges that, by reason of the Mortgagee being the “entitlement holder” in respect of the Securities Accounts as provided above, the Mortgagee shall have the sole right and discretion, subject only to the terms of this Trust Indenture ~~and~~, the Note Purchase Agreements and in the case of the Class B Escrow Account, the Participation Agreement, to give all “entitlement orders” (as defined in Section 8-102(a)(8) of the NY UCC) with respect to the Securities Accounts and any and all financial assets and other property credited thereto to the exclusion of the Owner.

Trust Indenture and Mortgage

article IV

COVENANTS OF THE OWNER

Section 4.01.      Liens. The Owner will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to any Airframe or any Engine, title to any of the foregoing or any interest of Owner therein, except Permitted Liens. The Owner shall promptly, at its own expense, take such action as may be necessary to duly discharge (by bonding or otherwise) any Lien other than a Permitted Lien arising at any time.

Section 4.02.      Possession, Operation and Use, Maintenance, Registration and Markings.

(a)            General. Except as otherwise expressly provided herein, the Owner shall be entitled to operate, use, locate, employ or otherwise utilize or not utilize any Airframe, any Engine or any Parts in any lawful manner or place in accordance with the Owner’s business judgment.

(b)            Possession. The Owner, without the prior written consent of Mortgagee, shall not lease or otherwise in any manner deliver, transfer or relinquish possession of any Aircraft, any Airframe or any Engine or install any Engine, or permit any Engine to be installed, on any airframe other than an Airframe; except that the Owner may, without such prior written consent of Mortgagee:

(i)            Subject or permit any Permitted Lessee to subject (i) any Airframe to normal interchange agreements or (ii) any Engine to normal interchange, pooling, borrowing or similar arrangements, in each case customary in the commercial aviation industry and entered into by Owner or such Permitted Lessee, as the case may be, in the ordinary course of business; provided, however, that if Owner’s title to any such Engine is divested under any such agreement or arrangement, then such Engine shall be deemed to have suffered an Event of Loss as of the date of such divestiture, and Owner shall comply with Section 4.04(e) in respect thereof;

Trust Indenture and Mortgage

(ii)            Deliver or permit any Permitted Lessee to deliver possession of any Aircraft, any Airframe, any Engine or any Part (x) to the manufacturer thereof or to any third-party maintenance provider for testing, service, repair, maintenance or overhaul work on any Aircraft, any Airframe, any Engine or any Part, or, to the extent required or permitted by Section 4.04, for alterations or modifications in or additions to any Aircraft, any Airframe or any Engine or (y) to any Person for the purpose of transport to a Person referred to in the preceding clause (x);

(iii)            Install or permit any Permitted Lessee to install an Engine on an airframe owned by Owner or such Permitted Lessee, as the case may be, free and clear of all Liens, except (x) Permitted Liens and those that do not apply to the related Engines, and (y) the rights of third parties under normal interchange or pooling agreements and arrangements of the type that would be permitted under Section 4.02(b)(i);

(iv)            Install or permit any Permitted Lessee to install an Engine on an airframe leased to Owner or such Permitted Lessee, or purchased by Owner or such Permitted Lessee subject to a mortgage, security agreement, conditional sale or other secured financing arrangement, but only if (x) such airframe is free and clear of all Liens, except (A) the rights of the parties to such lease, or any such secured financing arrangement, covering such airframe and (B) Liens of the type permitted by clause (iii) above and (y) Owner or Permitted Lessee, as the case may be, shall have received from the lessor, mortgagee, secured party or conditional seller, in respect of such airframe, a written agreement (which may be a copy of the lease, mortgage, security agreement, conditional sale or other agreement covering such airframe), whereby such Person agrees that it will not acquire or claim any right, title or interest in, or Lien on, such Engine by reason of such Engine being installed on such airframe at any time while such Engine is subject to the Lien of this Trust Indenture;

(v)            Install or permit any Permitted Lessee to install an Engine on an airframe owned by Owner or such Permitted Lessee, leased to Owner or such Permitted Lessee, or purchased by Owner or such Permitted Lessee subject to a conditional sale or other security agreement under circumstances where neither clause (iii) or (iv) above is applicable; provided, however, that any such installation shall be deemed an Event of Loss with respect to such Engine, and Owner shall comply with Section 4.04(e) hereof in respect thereof;

(vi)            Transfer or permit any Permitted Lessee to transfer possession of any Aircraft, any Airframe or any Engine to the U.S. Government pursuant to CRAF, in which event Owner shall promptly notify Mortgagee in writing of any such transfer of possession and, in such notification shall identify by name, address and telephone numbers the Contracting Office Representative or Representatives for the Military Airlift Command of the United States Air Force to whom notices must be given and to whom requests or claims must be made to the extent applicable under CRAF;

(vii)            Enter into a charter or Wet Lease or other similar arrangement with respect to any Aircraft or any other aircraft on which any Engine may be installed (which shall not be considered a transfer of possession hereunder); provided that the Owner’s obligations hereunder shall continue in full force and effect notwithstanding any such charter or Wet Lease or other similar arrangement;

Trust Indenture and Mortgage

(viii)            So long as no Event of Default shall have occurred and be continuing, and subject to the provisions of the immediately following paragraph, enter into a lease with respect to any Aircraft, any Airframe or any Engine to any Permitted Air Carrier that is not then subject to any bankruptcy, insolvency, liquidation, reorganization, dissolution or similar proceeding and shall not have substantially all of its property in the possession of any liquidator, trustee, receiver or similar person; provided that, in the case only of a lease to a Permitted Foreign Air Carrier, (A) the United States maintains diplomatic relations with the country of domicile of such Permitted Foreign Air Carrier (or, in the case of Taiwan, diplomatic relations at least as good as those in effect on the Class A Effective Date) and (B) Owner shall have furnished Mortgagee a favorable opinion of counsel, reasonably satisfactory to Mortgagee, in the country of domicile of such Permitted Foreign Air Carrier, that (v) the terms of such lease are the legal, valid and binding obligations of the parties thereto enforceable under the laws of such jurisdiction, (w) it is not necessary for Mortgagee to register or qualify to do business in such jurisdiction, if not already so registered or qualified, as a result, in whole or in part, of the proposed lease, (x) Mortgagee’s Lien in respect of, such Aircraft, such Airframe or such Engine, as the case may be, will be recognized in such jurisdiction, (y) the Laws of such jurisdiction of domicile require fair compensation by the government of such jurisdiction, payable in a currency freely convertible into Dollars, for the loss of title to such Aircraft, such Airframe or such Engine, as the case may be, in the event of the requisition by such government of such title (unless Owner shall provide insurance in the amounts required with respect to hull insurance under this Trust Indenture covering the requisition of title to such Aircraft, such Airframe or such Engine, as the case may be, by the government of such jurisdiction so long as such Aircraft, such Airframe or such Engine, as the case may be, is subject to such lease) and (z) the agreement of such Permitted Air Carrier that its rights under the lease are subject and subordinate to all the terms of this Trust Indenture is enforceable against such Permitted Air Carrier under applicable law;

provided that (1) the rights of any transferee who receives possession by reason of a transfer permitted by any of clauses (i) through (viii) of this Section 4.02(b) (other than by a transfer of any Engine which is deemed an Event of Loss) shall be subject and subordinate to all the terms of this Trust Indenture, (2) the Owner shall remain primarily liable for the performance of all of the terms of this Trust Indenture and all the terms and conditions of this Trust Indenture and the other Operative Agreements shall remain in effect and (3) no lease or transfer of possession otherwise in compliance with this Section 4.02(b) shall (x) result in any registration or re-registration of any Aircraft, except to the extent permitted by Section 4.02(e) or the maintenance, operation or use thereof except in compliance with Sections 4.02(c) and 4.02(d) or (y) permit any action not permitted to the Owner hereunder.

Trust Indenture and Mortgage

In the case of any lease permitted under this Section 4.02(b), the Owner will include in such lease appropriate provisions which (t) make such lease expressly subject and subordinate to all of the terms of this Trust Indenture, including the rights of the Mortgagee to avoid such lease in the exercise of its rights to repossession of the applicable Airframes and/or Engines hereunder; (u) require the Permitted Lessee to comply with the terms of Section 4.06; and (v) require that the related Airframe or any Engine subject thereto be used in accordance with the limitations applicable to the Owner’s possession and use provided in this Trust Indenture. No lease permitted under this Section 4.02(b) shall be entered into unless (w) Owner shall provide written notice to Mortgagee (such notice in the event of a lease to a U.S. Air Carrier to be given promptly after entering into any such lease or, in the case of a lease to any other Permitted Air Carrier, no less than 5 Business Days in advance of entering into such lease); (x) Owner shall furnish to Mortgagee evidence reasonably satisfactory to Mortgagee that the insurance required by Section 4.06 remains in effect; (y) all necessary documents shall have been duly filed, registered or recorded in such public offices as may be required fully to preserve the first priority security interest and International Interest (subject to Permitted Liens) of Mortgagee in the applicable Aircraft, Airframe and/or Engines subject to such lease; and (z) Owner shall reimburse Mortgagee for all of its reasonable out-of-pocket fees and expenses, including, without limitation, reasonable fees and disbursements of counsel, incurred by Mortgagee in connection with any such lease. Except as otherwise provided herein and without in any way relieving the Owner from its primary obligation for the performance of its obligations under this Trust Indenture, the Owner may in its sole discretion permit a lessee to exercise any or all rights which the Owner would be entitled to exercise under Sections 4.02 and 4.04, and may cause a lessee to perform any or all of the Owner’s obligations under Article IV, and the Mortgagee agrees to accept actual and full performance thereof by a lessee in lieu of performance by the Owner.

Mortgagee hereby agrees, and each Note Holder by acceptance of an Equipment Note, agrees, for the benefit of each lessor, conditional seller, indenture trustee or secured party of any engine leased to, or purchased by, Owner or any Permitted Lessee subject to a lease, conditional sale, trust indenture or other security agreement that Mortgagee, each Note Holder and their respective successors and assigns will not acquire or claim, as against such lessor, conditional seller, indenture trustee or secured party, any right, title or interest in any engine as the result of such engine being installed on any Airframe at any time while such engine is subject to such lease, conditional sale, trust indenture or other security agreement and owned by such lessor or conditional seller or subject to a trust indenture or security interest in favor of such indenture trustee or secured party.

Notwithstanding anything else herein to the contrary, Owner shall not be permitted to lease any Eligible Aircraft of the type described in clause (b) of the definition thereof in the Class B Note Purchase Agreement for so long as any Series B-1 Equipment Note remains outstanding for such Aircraft; provided, however, that Owner shall be entitled to enter into customary intercompany leases with Affiliates of the Owner.

Trust Indenture and Mortgage

(c)            Operation and Use. So long as any Aircraft, any Airframe or any Engine is subject to the Lien of this Trust Indenture, the Owner shall not operate, use or locate such Aircraft, such Airframe or such Engine, or allow such Aircraft, such Airframe or such Engine, as the case may be, to be operated, used or located, (i) in any area excluded from coverage by any insurance required by the terms of Section 4.06, except in the case of a requisition by the U.S. Government where the Owner obtains indemnity in lieu of such insurance from the U.S. Government, or insurance from the U.S. Government, against substantially the same risks and for at least the amounts of the insurance required by Section 4.06 covering such area, or (ii) in any recognized area of hostilities unless covered in accordance with Section 4.06 by war risk insurance, or in either case unless such Aircraft, such Airframe or such Engine is only temporarily operated, used or located in such area as a result of an emergency, equipment malfunction, navigational error, hijacking, weather condition or other similar unforeseen circumstance, so long as Owner diligently and in good faith proceeds to remove such Aircraft from such area. So long as any Aircraft, any Airframe or any Engine is subject to the Lien of this Trust Indenture, the Owner shall not permit such Aircraft, such Airframe or such Engine, as the case may be, to be used, operated, maintained, serviced, repaired or overhauled (x) in violation of any Law binding on or applicable to such Aircraft, such Airframe or such Engine or (y) in violation of any airworthiness certificate, license or registration of any Government Entity relating to such Aircraft, such Airframe or such Engine, except (i) immaterial or non-recurring violations with respect to which corrective measures are taken promptly by Owner or Permitted Lessee, as the case may be, upon discovery thereof, or (ii) to the extent the validity or application of any such Law or requirement relating to any such certificate, license or registration is being contested in good faith by Owner or Permitted Lessee in any reasonable manner which does not involve any material risk of the sale, forfeiture or loss of such Aircraft, such Airframe or such Engine, any material risk of criminal liability or material civil penalty against Mortgagee or impair the Mortgagee’s security interest or International Interest in such Aircraft, such Airframe or such Engine.

(d)            Maintenance and Repair. So long as any Aircraft, any Airframe or any Engine is subject to the Lien of this Trust Indenture, the Owner shall cause such Aircraft, such Airframe or such Engine, as the case may be, to be maintained, serviced, repaired and overhauled in accordance with (i) maintenance standards required by or substantially equivalent to those required by the FAA, the EASA or the central aviation authority of Canada or Japan for such Aircraft, Airframe and Engines, so as to (A) keep such Aircraft, such Airframe or such Engine in as good operating condition as on the applicable Closing Date, ordinary wear and tear excepted, (B) keep such Aircraft in such operating condition as may be necessary to enable the applicable airworthiness certification of such Aircraft to be maintained under the regulations of the FAA or other Aviation Authority then having jurisdiction over the operation of such Aircraft, except during (x) temporary periods of storage in accordance with applicable regulations, (y) maintenance and modification permitted hereunder or (z) periods when the FAA or such other Aviation Authority has revoked or suspended the airworthiness certificates for Similar Aircraft; and (ii) except during periods when a Permitted Lease is in effect, the same standards as Owner uses with respect to similar aircraft of similar size in its fleet operated by Owner in similar circumstances and, during any period in which a Permitted Lease is in effect, the same standards used by the Permitted Lessee with respect to similar aircraft of similar size in its fleet and operated by the Permitted Lessee in similar circumstances (it being understood that this clause (ii) shall not limit Owner’s obligations under the preceding clause (i)). Owner further agrees that each Aircraft, each Airframe and Engine will be maintained, used, serviced, repaired, overhauled or inspected in compliance with applicable Laws with respect to the maintenance of such Aircraft and in compliance with each applicable airworthiness certificate, license and registration relating to such Aircraft, such Airframe or such Engine issued by the Aviation Authority, other than minor or nonrecurring violations with respect to which corrective measures are taken upon discovery thereof and except to the extent Owner or Permitted Lessee is contesting in good faith the validity or application of any such Law or requirement relating to any such certificate, license or registration in any reasonable manner which does not create a material risk of sale, loss or forfeiture of such Aircraft, such Airframe or such Engine or the interest of Mortgagee therein, or any material risk of criminal liability or material civil penalty against Mortgagee. The Owner shall maintain or cause to be maintained the Aircraft Documents in the English language.

Trust Indenture and Mortgage

(e)            Registration. On or prior to the Closing Date for any Aircraft, the Owner shall cause such Aircraft to be duly registered in its name under the Act and except as otherwise permitted by this Section 4.02(e) at all times thereafter shall cause such Aircraft to remain so registered. So long as no Special Default or Event of Default shall have occurred and be continuing, Owner may, by written notice to Mortgagee, request to change the country of registration of any Aircraft. Any such change in registration shall be effected only in compliance with, and subject to all of the conditions set forth in, Section 5.4.5 of the Participation Agreement. Unless this Trust Indenture has been discharged, Owner shall also cause this Trust Indenture to be duly recorded and at all times maintained of record as a first-priority perfected mortgage (subject to Permitted Liens) on each Aircraft, each Airframe and Engine (except to the extent such perfection or priority cannot be maintained solely as a result of the failure by Mortgagee to execute and deliver any necessary documents). Unless the Lien of this Trust Indenture has been discharged, Owner shall cause the International Interest granted under this Trust Indenture in favor of the Mortgagee in each Airframe and Engine to be registered on the International Registry as an International Interest on such Airframe and Engine, subject to the Mortgagee providing its consent to the International Registry with respect thereto.

(f)            Markings. If permitted by applicable Law, on or reasonably promptly after the applicable Closing Date, Owner will cause to be affixed to, and maintained in, the cockpit of each Airframe and on each Engine, in each case, in a clearly visible location, a placard of a reasonable size and shape bearing the legend: “Subject to a security interest in favor of Wilmington Trust, National Association, not in its individual capacity but solely as Mortgagee.” Such placards may be removed temporarily, if necessary, in the course of maintenance of any Airframe or any Engine. If any such placard is damaged or becomes illegible, Owner shall promptly replace it with a placard complying with the requirements of this Section.

Section 4.03.      Inspection.

(a)            At all reasonable times, so long as any Aircraft is subject to the Lien of this Trust Indenture, Mortgagee and its authorized representatives (the “Inspecting Parties”) may (not more than once every 12 months unless an Event of Default has occurred and is continuing then such inspection right shall not be so limited) inspect such Aircraft, the applicable Airframe and/or the applicable Engines (including without limitation, the Aircraft Documents) and any such Inspecting Party may make copies of such Aircraft Documents not reasonably deemed confidential by Owner or such Permitted Lessee.

(b)            Any inspection of any Aircraft hereunder shall be limited to a visual, walk-around inspection and shall not include the opening of any panels, bays or other components of such Aircraft, and no such inspection shall interfere with Owner’s or any Permitted Lessee’s maintenance and operation of such Aircraft, Airframe and Engines.

Trust Indenture and Mortgage

(c)            With respect to such rights of inspection, Mortgagee shall not have any duty or liability to make, or any duty or liability by reason of not making, any such visit, inspection or survey.

(d)            Each Inspecting Party shall bear its own expenses in connection with any such inspection (including the cost of any copies made in accordance with Section 4.03(a)).

Section 4.04.      Replacement and Pooling of Parts, Alterations, Modifications and Additions; Substitution Rights.

(a)            Replacement of Parts. Except as otherwise provided herein, so long as any Airframe or Engine is subject to the Lien of this Trust Indenture, Owner, at its own cost and expense, will, or will cause a Permitted Lessee to, at its own cost and expense, promptly replace (or cause to be replaced) all Parts which may from time to time be incorporated or installed in or attached to such Aircraft, such Airframe or such Engine and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, Owner may, at its own cost and expense, or may permit a Permitted Lessee at its own cost and expense to, remove (or cause to be removed) in the ordinary course of maintenance, service, repair, overhaul or testing any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided, however, that Owner, except as otherwise provided herein, at its own cost and expense, will, or will cause a Permitted Lessee at its own cost and expense to, replace such Parts as promptly as practicable. All replacement parts shall be free and clear of all Liens, except for Permitted Liens and pooling arrangements to the extent permitted by Section 4.04(c) below (and except in the case of replacement property temporarily installed on an emergency basis) and shall be in good operating condition and have a value and utility not less than the value and utility of the Parts replaced (assuming such replaced Parts were in the condition required hereunder).

(b)            Parts. Except as otherwise provided herein, any Part at any time removed from any Airframe or any Engine shall remain subject to the Lien of this Trust Indenture, no matter where located, until such time as such Part shall be replaced by a part that has been incorporated or installed in or attached to such Airframe or such Engine and that meets the requirements for replacement parts specified above. Immediately upon any replacement part becoming incorporated or installed in or attached to such Airframe or such Engine as provided in Section 4.04(a), without further act, (i) the replaced Part shall thereupon be free and clear of all rights of the Mortgagee and shall no longer be deemed a Part hereunder, and (ii) such replacement part shall become a Part subject to this Trust Indenture and be deemed part of such Airframe or such Engine, as the case may be, for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to such Airframe or any Engine.

Trust Indenture and Mortgage

(c)            Pooling of Parts. Any Part removed from an Aircraft, an Airframe or an Engine may be subjected by the Owner or a Permitted Lessee to a normal pooling arrangement customary in the airline industry and entered into in the ordinary course of business of Owner or Permitted Lessee or assumed in connection with the acquisition of any Airframe or Engine, provided that the part replacing such removed Part shall be incorporated or installed in or attached to such Airframe or Engine in accordance with Sections 4.04(a) and 4.04(b) as promptly as practicable after the removal of such removed Part. In addition, any replacement part when incorporated or installed in or attached to any Airframe or any Engine may be owned by any third party, subject to a normal pooling arrangement, so long as the Owner or a Permitted Lessee, at its own cost and expense, as promptly thereafter as reasonably possible, either (i) causes such replacement part to become subject to the Lien of this Trust Indenture, free and clear of all Liens except Permitted Liens, at which time such replacement part shall become a Part or (ii) replaces (or causes to be replaced) such replacement part by incorporating or installing in or attaching to such Aircraft, such Airframe or such Engine a further replacement part owned by the Owner free and clear of all Liens except Permitted Liens and which shall become subject to the Lien of this Trust Indenture in accordance with Section 4.04(b).

(d)            Alterations, Modifications and Additions. The Owner shall, or shall cause a Permitted Lessee to, make (or cause to be made) alterations and modifications in and additions to each Aircraft, each Airframe and each Engine as may be required to be made from time to time to meet the applicable standards of the FAA or other Aviation Authority having jurisdiction over the operation of such Aircraft, to the extent made mandatory in respect of such Aircraft; provided however, that the Owner or a Permitted Lessee may, in good faith and by appropriate procedure, contest the validity or application of any law, rule, regulation or order in any reasonable manner which does not materially adversely affect Mortgagee’s interest in such Aircraft, does not impair the Mortgagee’s security interest or International Interest in such Aircraft and does not involve any material risk of sale, forfeiture or loss of such Aircraft or the interest of Mortgagee therein, or any material risk of material civil penalty or any material risk of criminal liability being imposed on Mortgagee or the holder of any Equipment Note. In addition, the Owner, at its own expense, may, or may permit a Permitted Lessee at its own cost and expense to, from time to time make or cause to be made such alterations and modifications in and additions to any Airframe or any Engine (each an “Optional Modification”) as the Owner or such Permitted Lessee may deem desirable in the proper conduct of its business including, without limitation, removal of Parts which Owner deems are obsolete or no longer suitable or appropriate for use in such Aircraft, such Airframe or such Engine; provided, however, that no such Optional Modification shall (i) materially diminish the fair market value, utility, or useful life of any Aircraft or any Engine below its fair market value, utility or useful life immediately prior to such Optional Modification (assuming such Aircraft or such Engine was in the condition required by this Trust Indenture immediately prior to such Optional Modification) or (ii) cause such Aircraft to cease to have the applicable standard certificate of airworthiness except that such certificate of airworthiness temporarily may be replaced by an experimental certificate during the process of implementing and testing such Optional Modification and securing related FAA re-certification of such Aircraft. All Parts incorporated or installed in or attached to any Airframe or any Engine as the result of any alteration, modification or addition effected by the Owner shall be free and clear of any Liens except Permitted Liens and become subject to the Lien of this Trust Indenture; provided that the Owner or any Permitted Lessee may, at any time so long as any Airframe or any Engine is subject to the Lien of this Trust Indenture, remove any such Part (such Part being referred to herein as a “Removable Part”) from such Airframe or an Engine if (i) such Part is in addition to, and not in replacement of or in substitution for, any Part originally incorporated or installed in or attached to such Airframe or any Engine at the time of delivery thereof hereunder or any Part in replacement of, or in substitution for, any such original Part, (ii) such Part is not required to be incorporated or installed in or attached or added to such Airframe or any Engine pursuant to the terms of Section 4.02(d) or the first sentence of this Section 4.04(d) and (iii) such Part can be removed from such Airframe or any Engine without materially diminishing the fair market value, utility or remaining useful life which such Airframe or any Engine would have had at the time of removal had such removal not been effected by the Owner, assuming such Aircraft was otherwise maintained in the condition required by this Trust Indenture and such Removable Part had not been incorporated or installed in or attached to such Aircraft, such Airframe or such Engine. Upon the removal by the Owner of any such Part as above provided in this Section 4.04(d), title thereto shall, without further act, be free and clear of all rights of the Mortgagee and such Part shall no longer be deemed a Part hereunder. Removable Parts may be leased from or financed by third parties other than Mortgagee.

Trust Indenture and Mortgage

(e)            Substitution of Engines. Upon the occurrence of an Event of Loss with respect to an Engine under circumstances in which an Event of Loss with respect to the applicable Airframe has not occurred, Owner shall promptly (and in any event within 15 days after such occurrence) give the Mortgagee written notice of such Event of Loss. The Owner shall have the right at its option at any time, on at least three Business Days’ prior notice to the Mortgagee, to substitute, and if an Event of Loss shall have occurred with respect to an Engine under circumstances in which an Event of Loss with respect to the applicable Airframe has not occurred, shall within 60 days of the occurrence of such Event of Loss, substitute a Replacement Engine for any Engine. In such event, immediately upon the effectiveness of such substitution and without further act, (i) the replaced Engine shall thereupon be free and clear of all rights of the Mortgagee and the Lien of this Trust Indenture and shall no longer be deemed an Engine hereunder and (ii) such Replacement Engine shall become subject to this Trust Indenture and be deemed part of the applicable Aircraft for all purposes hereof to the same extent as the replaced Engine. Such Replacement Engine shall be an engine manufactured by the Engine manufacturer or another manufacturer that is the same model as such Engine to be replaced thereby, or a comparable or improved model, and that is suitable for installation and use on the applicable Airframe, and that has a value and utility (without regard to hours and cycles) at least equal to such Engine to be replaced thereby (assuming that such Engine had been maintained in accordance with this Trust Indenture). The Owner’s right to make a replacement hereunder shall be subject to the fulfillment (which may be simultaneous with such replacement) of the following conditions precedent at the Owner’s sole cost and expense, and the Mortgagee agrees to cooperate with the Owner to the extent necessary to enable it to timely satisfy such conditions:

(i)            an executed counterpart of each of the following documents shall be delivered to the Mortgagee:

(A)            a Trust Indenture Supplement covering the Replacement Engine, which shall have been duly filed for recordation pursuant to the Act or such other applicable law of the jurisdiction other than the United States in which the related Aircraft of which such Engine is a part is registered in accordance with Section 4.02(e), as the case may be;

(B)            a full warranty bill of sale (as to title), covering the Replacement Engine, executed by the former owner thereof in favor of the Owner (or, at the Owner’s option, other evidence of the Owner’s ownership of such Replacement Engine, reasonably satisfactory to the Mortgagee); and

(C)            UCC financing statements covering the security interests created by this Trust Indenture (or any similar statements or other documents required to be filed or delivered pursuant to the laws of the jurisdiction in which such Aircraft may be registered) as are deemed necessary or desirable by counsel for the Mortgagee to protect the security interests of the Mortgagee in the Replacement Engine;

Trust Indenture and Mortgage

(ii)            the Owner shall cause to be delivered to the Mortgagee an opinion of counsel to the effect that the Lien of this Trust Indenture continues to be in full force and effect with respect to the Replacement Engine and such evidence of compliance with the insurance provisions of Section 4.06 with respect to such Replacement Engine as Mortgagee shall reasonably request;

(iii)            the Owner shall have furnished to Mortgagee an opinion of Owner’s aviation law counsel reasonably satisfactory to Mortgagee and addressed to Mortgagee as to the due filing for recordation of the Trust Indenture Supplement with respect to such Replacement Engine under the Act or such other applicable law of the jurisdiction other than the United States in which such Aircraft is registered in accordance with Section 4.02(e), as the case may be, and the registration (which Owner shall have caused to be effected) with the International Registry of the sale to Owner of such Replacement Engine and the International Interest granted under such Trust Indenture Supplement with respect to such Replacement Engine; and

(iv)            the Owner shall have furnished to Mortgagee a certificate of a qualified aircraft engineer (who may be an employee of Owner) certifying that such Replacement Engine has a value and utility (without regard to hours and cycles, if applicable) at least equal to such Engine so replaced (assuming that such Engine had been maintained in accordance with this Trust Indenture).

Upon satisfaction of all conditions to such substitution, (x) the Mortgagee shall execute and deliver to the Owner such documents and instruments, prepared at the Owner’s expense, as the Owner shall reasonably request to evidence the release of such replaced Engine from the Lien of this Trust Indenture, (y) the Mortgagee shall assign to the Owner all claims it may have against any other Person relating to any Event of Loss giving rise to such substitution and (z) the Owner shall receive all insurance proceeds (other than those reserved to others under Section 4.06(b)) and proceeds in respect of any Event of Loss giving rise to such replacement to the extent not previously applied to the purchase price of the Replacement Engine as provided in Section 4.05(d).

Section 4.05.      Loss, Destruction or Requisition.

(a)            Event of Loss With Respect to an Airframe. Upon the occurrence of an Event of Loss with respect to an Airframe, the Owner shall promptly (and in any event within 15 days after such occurrence) give the Mortgagee written notice of such Event of Loss, and shall make a payment to the Mortgagee for purposes of redeeming Equipment Notes in accordance with Section 2.10 hereof on a date on or before the Business Day next following the earlier of (x) the 120th day following the date of the occurrence of such Event of Loss, and (y) the fifth Business Day following the receipt of insurance proceeds with respect to such Event of Loss; and upon such payment and payment of all other Secured Obligations then due and payable, the Mortgagee shall, at the cost and expense of the Owner, release from the Lien of this Trust Indenture such Airframe and the related Engines, by executing and delivering to the Owner all documents and instruments as the Owner may reasonably request to evidence such release.

Trust Indenture and Mortgage

(b)            Non-Insurance Payments Received on Account of an Event of Loss. Any amounts, other than insurance proceeds in respect of damage or loss not constituting an Event of Loss (the application of which is provided for in Annex B), received at any time by Mortgagee or Owner from any Government Entity or any other Person in respect of any Event of Loss will be applied as follows:

(i)            If such amounts are received with respect to an Engine (other than an Engine installed on an Airframe at the time such Airframe suffers an Event of Loss), upon compliance by Owner with the applicable terms of Section 4.04(e) with respect to the Event of Loss for which such amounts are received, such amounts shall be paid over to, or retained by, Owner;

(ii)            If such amounts are received, in whole or in part, with respect to any Airframe, and any Engine installed thereon at the time of such Event of Loss, such amounts shall be applied as follows:

first, if the sum described in Section 4.05(a) has not then been paid in full by Owner, such amounts shall be paid to Mortgagee to the extent necessary to pay in full such sum; and

second, the remainder, if any, shall be paid to Owner.

(c)            Requisition for Use. In the event of a requisition for use by any Government Entity of any Airframe and the related Engines, if any, or engines installed on such Airframe while such Airframe is subject to the Lien of this Trust Indenture, the Owner shall promptly notify the Mortgagee of such requisition and all of the Owner’s obligations under this Trust Indenture shall continue to the same extent as if such requisition had not occurred except to the extent that the performance or observance of any obligation by the Owner shall have been prevented or delayed by such requisition; provided that the Owner’s obligations under this Section 4.05 with respect to the occurrence of an Event of Loss for the payment of money and under Section 4.06 (except while an assumption of liability by the U.S. Government of the scope referred to in Section 4.02(c) is in effect) shall not be reduced or delayed by such requisition. Any payments received by the Mortgagee or the Owner or Permitted Lessee from such Government Entity with respect to such requisition of use shall be paid over to, or retained by, the Owner. In the event of an Event of Loss of an Engine resulting from the requisition for use by a Government Entity of such Engine (but not the related Airframe), the Owner will replace such Engine hereunder by complying with the terms of Section 4.04(e) and any payments received by the Mortgagee or the Owner from such Government Entity with respect to such requisition shall be paid over to, or retained by, the Owner.

Trust Indenture and Mortgage

(d)           Certain Payments to be Held As Security. Any amount referred to in this Section 4.05 or Section 4.06 which is payable or creditable to, or retainable by, the Owner shall not be paid or credited to, or retained by the Owner if at the time of such payment, credit or retention a Special Default or an Event of Default shall have occurred and be continuing, but shall be paid to and held by the Mortgagee as security for the obligations of the Owner under this Trust Indenture and the Operative Agreements, and at such time as there shall not be continuing any such Special Default or Event of Default such amount and any gain realized as a result of investments required to be made pursuant to Section 6.06 shall to the extent not theretofore applied as provided herein, be paid over to the Owner.

Section 4.06.        Insurance.

(a)           Owner’s Obligation to Insure. Owner shall comply with, or cause to be complied with, each of the provisions of Annex B, which provisions are hereby incorporated by this reference as if set forth in full herein.

(b)           Insurance for Own Account. Nothing in Section 4.06 shall limit or prohibit (a) Owner from maintaining the policies of insurance required under Annex B with higher limits than those specified in Annex B, or (b) Mortgagee from obtaining insurance for its own account (and any proceeds payable under such separate insurance shall be payable as provided in the policy relating thereto); provided, however, that no insurance may be obtained or maintained that would limit or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by Owner pursuant to this Section 4.06 and Annex B.

(c)           Indemnification by Government in Lieu of Insurance. Mortgagee agrees to accept, in lieu of insurance against any risk with respect to any Aircraft as described in Annex B, indemnification from, or insurance provided by, the U.S. Government, or upon the written consent of Mortgagee, other Government Entity, against such risk in an amount that, when added to the amount of insurance (including permitted self-insurance), if any, against such risk that Owner (or any Permitted Lessee) may continue to maintain, in accordance with this Section 4.06, during the period of such requisition or transfer, shall be at least equal to the amount of insurance against such risk otherwise required by this Section 4.06; provided that the provisions of Section D of Annex B shall not apply to an indemnity or insurance provided by the U.S. Government in lieu of insurance required by Section C of Annex B.

(d)           Application of Insurance Proceeds. As between Owner and Mortgagee, all insurance proceeds received as a result of the occurrence of an Event of Loss with respect to any Aircraft or any Engine under policies required to be maintained by Owner pursuant to this Section 4.06 will be applied in accordance with Section 4.05(b). All proceeds of insurance required to be maintained by Owner, in accordance with Section 4.06 and Section B of Annex B, in respect of any property damage or loss not constituting an Event of Loss with respect to any Aircraft, any Airframe or any Engine will be applied in payment (or to reimburse Owner) for repairs or for replacement property, and any balance remaining after such repairs or replacement with respect to such damage or loss shall be paid over to, or retained by, Owner.

Trust Indenture and Mortgage

Section 4.07.        Merger of Owner.

(a)           In General. Owner shall not consolidate with or merge into any other person under circumstances in which Owner is not the surviving entity, or convey, transfer or lease in one or more transactions all or substantially all of its assets to any other person, unless:

(i)            such person is organized, existing and in good standing under the Laws of the United States, any State of the United States or the District of Columbia and, upon consummation of such transaction, such person will be a U.S. Air Carrier;

(ii)           such person executes and delivers to Mortgagee a duly authorized, legal, valid, binding and enforceable agreement, reasonably satisfactory in form and substance to Mortgagee, containing an effective assumption by such person of the due and punctual performance and observance of each covenant, agreement and condition in the Operative Agreements to be performed or observed by Owner;

(iii)          if any Aircraft is, at the time, registered with the FAA, such person makes such filings and recordings with the FAA pursuant to the Act or if any Aircraft is, at the time, not registered with FAA, such person makes such filings and recordings with the applicable Aviation Authority as shall be necessary to evidence such consolidation or merger or conveyance, transfer or lease in one or more transactions all or substantially all of its assets;

(iv)         such person makes such registrations with the International Registry as shall be permitted to evidence such consolidation or merger or conveyance, transfer or lease in one or more transactions all or substantially all of its assets; and

(v)          immediately after giving effect to such consolidation or merger or conveyance, transfer or lease in one or more transactions all or substantially all of its assets, no Event of Default shall have occurred and be continuing.

(b)           Effect of Merger. Upon any such consolidation or merger of Owner with or into, or the conveyance, transfer or lease by Owner of all or substantially all of its assets to, any Person in accordance with this Section 4.07, such Person will succeed to, and be substituted for, and may exercise every right and power of, Owner under the Operative Agreements with the same effect as if such person had been named as “Owner” therein. No such consolidation or merger, or conveyance, transfer or lease, shall have the effect of releasing Owner or such Person from any of the obligations, liabilities, covenants or undertakings of Owner under this Trust Indenture.

Trust Indenture and Mortgage

article V

EVENTS OF DEFAULT; REMEDIES OF MORTGAGEE

Section 5.01.        Event of Default. “Event of Default” means any of the following events (whatever the reason for such Event of Default and whether such event shall be voluntary or involuntary or come about or be effected by operation of Law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i)            the failure of the Owner to pay (~~i~~a) principal or interest on any Equipment Note when due, and such failure shall continue unremedied for a period of 10 Business Days, or (~~ii~~b) any other amount payable by it to the Note Holders under this Trust Indenture, the Note Purchase ~~Agreement~~Agreements or the Participation Agreement when due (including any Commitment Fees~~,~~ (if applicable), Breakage Amounts ~~and/or~~(if applicable), Increased Costs Amounts and/or, with respect to the Series B-1 Equipment Notes, Make-Whole Amount, if any), and such failure shall continue for a period in excess of 10 Business Days after the Owner has received written notice from Mortgagee of the failure to make such payment when due; for the avoidance of doubt, the withdrawal of any amounts on deposit in ~~the~~either Liquidity Reserve Account and/or the making of any drawings on any Liquidity Reserve Letter of Credit pursuant to Section 4(f) of the Class A Note Purchase Agreement or Section 4(e) of the Class B Note Purchase Agreement shall not be deemed to cure any Event of Default otherwise occurring under this Section 5.01(i);

(ii)           (a) the Owner shall fail to carry and maintain, or cause to be carried and maintained, insurance on and in respect of any Aircraft, Airframe or Engine in accordance with the provisions of Section 4.06 or (b) the Owner shall default in its obligations under Section 4(c)(ii) of the applicable Note Purchase Agreement or Section 4(e) of the Class A Note Purchase Agreement;

(iii)          the Owner, any Guarantor or Delta shall fail to observe or perform (or caused to be observed and performed) in any material respect any other covenant, agreement or obligation set forth herein, in the Notes Guarantee, in ~~the~~either Delta Credit Support Agreement or in any other Operative Agreement to which the Owner, such Guarantor or Delta is a party and such failure shall continue unremedied for a period of 30 days from and after the date of written notice thereof to the Owner, such Guarantor or Delta, as the case may be, from Mortgagee, unless such failure is capable of being corrected and the Owner, such Guarantor or Delta shall be diligently proceeding to correct such failure, in which case there shall be no Event of Default unless and until such failure shall continue unremedied for a period of 270 days after receipt of such notice;

(iv)          any representation or warranty made by the Owner, any Guarantor or Delta herein, in the Participation Agreement, in the Notes Guarantee, in ~~the~~either Delta Credit Support Agreement or in any other Operative Agreement to which the Owner, such Guarantor or Delta is a party (a) shall prove to have been untrue or inaccurate in any material respect as of the date made, (b) such untrue or inaccurate representation or warranty is material at the time in question, (c) and the same shall remain uncured (to the extent of the adverse impact of such incorrectness on the interest of the Mortgagee) for a period in excess of 30 days from and after the date of written notice thereof from Mortgagee to the Owner, such Guarantor or Delta;

Trust Indenture and Mortgage

(v)          the Owner, any Guarantor or Delta shall consent to the appointment of or taking possession by a receiver, trustee or liquidator of itself or of a substantial part of its property, or the Owner, any Guarantor or Delta shall admit in writing its inability to pay its debts generally as they come due or shall make a general assignment for the benefit of its creditors, or the Owner, any Guarantor or Delta shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief under any bankruptcy laws or insolvency laws (as in effect at such time), or an answer admitting the material allegations of a petition filed against it in any such case, or the Owner, any Guarantor or Delta shall seek relief by voluntary petition, answer or consent, under the provisions of any other bankruptcy or similar law providing for the reorganization or winding-up of corporations (as in effect at such time), or the Owner, any Guarantor or Delta shall seek an agreement, composition, extension or adjustment with its creditors under such laws or the Owner’s or Delta’s board of directors shall adopt a resolution authorizing corporate action in furtherance of any of the foregoing;

(vi)         an order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of the Owner, any Guarantor or Delta, a receiver, trustee or liquidator of the Owner, such Guarantor or Delta or of any substantial part of its property, or any substantial part of the property of the Owner, such Guarantor or Delta shall be sequestered, or granting any other relief in respect of the Owner, any Guarantor or Delta as a debtor under any bankruptcy laws or other insolvency laws (as in effect at such time), and any such order, judgment, decree, or decree of appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of 90 days after the date of entry thereof;

(vii)        a petition against the Owner, any Guarantor or Delta in a proceeding under any bankruptcy laws or other insolvency laws (as in effect at such time) is filed and not withdrawn or dismissed within ninety (90) days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to the Owner, any Guarantor or Delta, any court of competent jurisdiction shall assume jurisdiction, custody or control of the Owner, such Guarantor or Delta of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of 90 days; or

(viii)       so long as any Secured Obligations in respect of the Series A Equipment Notes remain outstanding, (a) an “Event of Default”, as such term is defined in the Delta Revolver, has occurred and is continuing under the terms of the Delta Revolver, or (b) in the event the Delta Revolver has been terminated, other than in connection with any refinancing or replacement thereof, prior to the Maturity Date, then an “Event of Default”, as such term was defined in the Delta Revolver immediately prior to such termination, has occurred and is continuing under the terms of the Delta Revolver immediately prior to such termination, excluding any requirement for giving notice, but taking into account any applicable grace periods under the Delta Revolver immediately prior to such termination.

Trust Indenture and Mortgage

Section 5.02.        Remedies.

(a)           If an Event of Default shall have occurred and be continuing and so long as the same shall continue unremedied, then and in every such case the Mortgagee may exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to this Article V and shall have and may exercise all of the rights and remedies of a secured party under the Uniform Commercial Code or of a chargee under the Cape Town Treaty and may take possession of all or any part of the properties covered or intended to be covered by the Lien created hereby or pursuant hereto and may exclude the Owner and all persons claiming under it wholly or partly therefrom; provided, that the Mortgagee shall give the Owner twenty days’ prior written notice of its intention to sell any Aircraft. Without limiting any of the foregoing, it is understood and agreed that the Mortgagee may exercise any right of sale of any Aircraft available to it, even though it shall not have taken possession of such Aircraft and shall not have possession thereof at the time of such sale.

(b)           If an Event of Default shall have occurred and be continuing, then and in every such case the Mortgagee may (and shall, upon receipt of a written demand therefor from a Majority in Interest of Note Holders), at any time, by delivery of written notice or notices to the Owner, declare all the Equipment Notes to be due and payable, whereupon the unpaid Original Amount of all Equipment Notes then outstanding, together with accrued but unpaid interest thereon plus any accrued and unpaid Commitment Fees~~,~~ (if applicable), Breakage Amounts (if applicable), Make-Whole Amount (if applicable) and Increased Costs Amounts, if any, and other amounts due thereunder or otherwise payable hereunder, shall immediately become due and payable without presentment, demand, protest or notice, all of which are hereby waived; provided that if an Event of Default referred to in clause (v), (vi) or (vii) of Section 5.01 hereof shall have occurred, then and in every such case the unpaid Original Amount then outstanding, together with accrued but unpaid interest plus any accrued and unpaid Commitment Fees~~,~~ (if applicable), Breakage Amounts (if applicable), Make-Whole Amount (if applicable) and Increased Costs Amounts, if any, and all other amounts due hereunder and under the Equipment Notes shall immediately and without further act become due and payable without presentment, demand, protest or notice, all of which are hereby waived.

This Section 5.02(b), however, is subject to the condition that, if at any time after the Original Amount of the Equipment Notes shall have become so due and payable, and before any judgment or decree for the payment of the money so due, or any thereof, shall be entered, all overdue payments of interest upon the Equipment Notes and all other amounts payable hereunder or under the Equipment Notes (except the Original Amount of the Equipment Notes which by such declaration shall have become payable) shall have been duly paid, and every other Default and Event of Default with respect to any covenant or provision of this Trust Indenture shall have been cured, then and in every such case a Majority in Interest of Note Holders may (but shall not be obligated to), by written instrument filed with the Mortgagee, rescind and annul the Mortgagee’s declaration (or such automatic acceleration) and its consequences; but no such rescission or annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

Trust Indenture and Mortgage

(c)           The Note Holders shall be entitled, at any sale pursuant to this Section 5.02, to credit against any purchase price bid at such sale by such holder all or any part of the unpaid obligations owing to such Note Holder and secured by the Lien of this Trust Indenture (only to the extent that such purchase price would have been paid to such Note Holder pursuant to Article III hereof if such purchase price were paid in cash and the foregoing provisions of this subsection (c) were not given effect).

(d)           In the event of any sale of the Collateral, or any part thereof, pursuant to any judgment or decree of any court or otherwise in connection with the enforcement of any of the terms of this Trust Indenture, the unpaid Original Amount of all Equipment Notes then outstanding, together with unpaid accrued interest thereon plus any accrued and unpaid Commitment Fees~~,~~ (if applicable), Breakage Amounts (if applicable), Make-Whole Amount (if applicable) and Increased Costs Amounts, if any, and other amounts due thereunder, shall immediately become due and payable without presentment, demand, protest or notice, all of which are hereby waived.

(e)           Notwithstanding anything contained herein, so long as any Applicable Trustee under any Trust Obligation Agreement (or its designee) is a Note Holder, the Mortgagee will not be authorized or empowered to acquire title to any Collateral or take any action with respect to any Collateral so acquired by it if such acquisition or action would cause any Applicable Trust to fail to qualify either as a “grantor trust” or a mere security device holding collateral securing direct loans from the Lenders to the Owner for federal income tax purposes.

(f)            Without limiting the generality of the foregoing, it is understood and agreed that, upon an acceleration of the Equipment Notes, the accrued and unpaid Commitment Fees~~,~~ (if applicable), Breakage Amounts (if applicable), Make-Whole Amount (if applicable) and Increased Costs Amounts, if any, with respect to the Equipment Notes shall also be due and payable and shall constitute part of the obligations payable to the applicable Note Holders. The accrued and unpaid Commitment Fees~~,~~ (if applicable), Breakage Amounts (if applicable), Make-Whole Amount (if applicable) and Increased Costs Amounts, if any, shall also be payable in the event the Equipment Notes and/or this Trust Indenture are satisfied, released or discharged by foreclosure (whether by power of judicial proceeding or otherwise), deed in lieu of foreclosure or by any other similar means. OWNER EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING COMMITMENT FEES~~,~~ (IF APPLICABLE), BREAKAGE AMOUNTS (IF APPLICABLE), MAKE-WHOLE AMOUNT (IF APPLICABLE) AND INCREASED COSTS AMOUNTS IN CONNECTION WITH ANY SUCH ACCELERATION. The Owner expressly acknowledges that its agreement to pay the Commitment Fees~~,~~ (if applicable), Breakage Amounts (if applicable), Make-Whole Amount (if applicable) and Increased Costs Amounts to the applicable Note Holders as herein described is a material inducement to ~~the~~such Note Holders to purchase the Equipment Notes.

Trust Indenture and Mortgage

Section 5.03.        Return of Aircraft, Etc.

(a)           If an Event of Default shall have occurred and be continuing and the Equipment Notes have been accelerated, at the request of the Mortgagee, the Owner shall promptly execute and deliver to the Mortgagee such instruments of title and other documents as the Mortgagee may deem necessary or advisable to enable the Mortgagee or an agent or representative designated by the Mortgagee, at such time or times and place or places as the Mortgagee may specify, to obtain possession of all or any part of the Collateral to which the Mortgagee shall at the time be entitled hereunder. If the Owner shall for any reason fail to execute and deliver such instruments and documents after such request by the Mortgagee, the Mortgagee may (i) obtain a judgment conferring on the Mortgagee the right to immediate possession and requiring the Owner to execute and deliver such instruments and documents to the Mortgagee, to the entry of which judgment the Owner hereby specifically consents to the fullest extent permitted by Law, and (ii) pursue all or part of such Collateral wherever it may be found and may enter any of the premises of Owner wherever such Collateral may be or be supposed to be and search for such Collateral and take possession of and remove such Collateral. All expenses of obtaining such judgment or of pursuing, searching for and taking such property shall, until paid, be secured by the Lien of this Trust Indenture.

(b)           Upon every such taking of possession, the Mortgagee may, from time to time, at the expense of the Collateral, make all such expenditures for maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modifications or alterations to and of the Collateral, as it may deem proper. In each such case, the Mortgagee shall have the right to maintain, use, operate, store, insure, lease, control, manage, dispose of, modify or alter the Collateral and to exercise all rights and powers of the Owner relating to the Collateral, as the Mortgagee shall deem best, including the right to enter into any and all such agreements with respect to the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modification or alteration of the Collateral or any part thereof as the Mortgagee may determine, and the Mortgagee shall be entitled to collect and receive directly all rents, revenues and other proceeds of the Collateral and every part thereof, without prejudice, however, to the right of the Mortgagee under any provision of this Trust Indenture to collect and receive all cash held by, or required to be deposited with, the Mortgagee hereunder. Such rents, revenues and other proceeds shall be applied to pay the expenses of the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, improvement, modification or alteration of the Collateral and of conducting the business thereof, and to make all payments which the Mortgagee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Collateral or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Owner), and all other payments which the Mortgagee may be required or authorized to make under any provision of this Trust Indenture, as well as just and reasonable compensation for the services of the Mortgagee, and of all persons properly engaged and employed by the Mortgagee with respect hereto.

Section 5.04.        Remedies Cumulative. Each and every right, power and remedy given to the Mortgagee specifically or otherwise in this Trust Indenture shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at Law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Mortgagee in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Owner or to be an acquiescence therein.

Trust Indenture and Mortgage

Section 5.05.        Discontinuance of Proceedings. In case the Mortgagee shall have instituted any proceeding to enforce any right, power or remedy under this Trust Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Owner and the Mortgagee shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Owner or the Mortgagee shall continue as if no such proceedings had been instituted.

Section 5.06.        Waiver of Past Defaults. Upon written instruction from a Majority in Interest of Note Holders, the Mortgagee shall waive any past Default hereunder and its consequences and upon any such waiver such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Trust Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon; provided, that in the absence of written instructions from all the Note Holders, the Mortgagee shall not waive any Default (i) in the payment of the Original Amount, interest, Commitment Fees~~,~~ (if applicable), Breakage Amounts~~,~~ (if applicable), Make-Whole Amount (if applicable). Increased Costs Amounts and other amounts due under or in respect of any Equipment Note then outstanding, or (ii) in respect of a covenant or provision hereof which, under Article X hereof, cannot be modified or amended without the consent of each Note Holder.

Section 5.07.        Appointment of Receiver. The Mortgagee shall, as a matter of right, be entitled to the appointment of a receiver (who may be the Mortgagee or any successor or nominee thereof) for all or any part of the Collateral, whether such receivership be incidental to a proposed sale of the Collateral or the taking of possession thereof or otherwise, and the Owner hereby consents to the appointment of such a receiver and will not oppose any such appointment. Any receiver appointed for all or any part of the Collateral shall be entitled to exercise all the rights and powers of the Mortgagee with respect to the Collateral.

Section 5.08.        Mortgagee Authorized to Execute Bills of Sale, Etc. The Owner irrevocably appoints, while an Event of Default has occurred and is continuing, the Mortgagee the true and lawful attorney-in-fact of the Owner (which appointment is coupled with an interest) in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement of the Lien of this Trust Indenture, whether pursuant to foreclosure or power of sale, assignments and other instruments as may be necessary or appropriate, with full power of substitution, the Owner hereby ratifying and confirming all that such attorney or any substitute shall do by virtue hereof in accordance with applicable law. Nevertheless, if so requested by the Mortgagee or any purchaser, the Owner shall ratify and confirm any such sale, assignment, transfer or delivery, by executing and delivering to the Mortgagee or such purchaser all bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.

Section 5.09.        Rights of Note Holders to Receive Payment. Notwithstanding any other provision of this Trust Indenture, the right of any Note Holder to receive payment of principal of and interest on an Equipment Note on or after the respective due dates expressed in such Equipment Note, or to bring suit for the enforcement of any such payment on or after such respective dates in accordance with the terms hereof, shall not be impaired or affected without the consent of such Note Holder.

Trust Indenture and Mortgage

article VI

DUTIES OF THE MORTGAGEE

Section 6.01.        Notice of Event of Default. If the Mortgagee shall have Actual Knowledge of an Event of Default or of a Default arising from a failure to pay any installment of principal and interest on any Equipment Note, the Mortgagee shall give prompt written notice thereof to each Note Holder. Subject to the terms of Sections 5.06, 6.02 and 6.03 hereof, the Mortgagee shall take such action, or refrain from taking such action, with respect to such Event of Default or Default (including with respect to the exercise of any rights or remedies hereunder) as the Mortgagee shall be instructed in writing by a Majority in Interest of Note Holders. Subject to the provisions of Section 6.03, if the Mortgagee shall not have received instructions as above provided within 20 days after mailing notice of such Event of Default to the Note Holders, the Mortgagee may, subject to instructions thereafter received pursuant to the preceding provisions of this Section 6.01, take such action, or refrain from taking such action, but shall be under no duty to take or refrain from taking any action, with respect to such Event of Default or Default as it shall determine advisable in the best interests of the Note Holders; provided, however, that the Mortgagee may not sell any Aircraft or any Engine without the consent of a Majority in Interest of Note Holders. For all purposes of this Trust Indenture, in the absence of Actual Knowledge on the part of the Mortgagee, the Mortgagee shall not be deemed to have knowledge of a Default or an Event of Default (except, the failure of Owner to pay any installment of principal or interest within one Business Day after the same shall become due, which failure shall constitute knowledge of a Default) unless notified in writing by the Owner or one or more Note Holders.

Section 6.02.        Action Upon Instructions; Certain Rights and Limitations. Subject to the terms of Sections 5.02(a), 5.06, 6.01 and 6.03 hereof, upon the written instructions at any time and from time to time of a Majority in Interest of Note Holders, the Mortgagee shall, subject to the terms of this Section 6.02, take such of the following actions as may be specified in such instructions: (i) give such notice or direction or exercise such right, remedy or power hereunder as shall be specified in such instructions and (ii) give such notice or direction or exercise such right, remedy or power hereunder with respect to any part of the Collateral as shall be specified in such instructions; it being understood that without the written instructions of a Majority in Interest of Note Holders, the Mortgagee shall not, except as provided in Section 6.01, approve any such matter as satisfactory to the Mortgagee.

The Mortgagee will execute and the Owner will file such continuation statements with respect to financing statements relating to the security interest created hereunder in the Collateral as may be specified from time to time in written instructions of a Majority in Interest of Note Holders (which instructions shall be accompanied by the form of such continuation statement so to be filed). The Mortgagee will furnish to each Note Holder, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates and other instruments furnished to the Mortgagee hereunder.

Trust Indenture and Mortgage

Section 6.03.        Indemnification. The Mortgagee shall not be required to take any action or refrain from taking any action under Section 6.01 (other than the first sentence thereof), 6.02 or Article V hereof unless the Mortgagee shall have been indemnified to its reasonable satisfaction against any liability, cost or expense (including counsel fees) which may be incurred in connection therewith pursuant to a written agreement with one or more Note Holders. The Mortgagee agrees that it shall look solely to the Note Holders for the satisfaction of any indemnity (except expenses for foreclosure of the type referred to in clause “First” of Section 3.03 hereof) owed to it pursuant to this Section 6.03. The Mortgagee shall not be under any obligation to take any action under this Trust Indenture or any other Operative Agreement and nothing herein or therein shall require the Mortgagee to expend or risk its own funds or otherwise incur the risk of any financial liability in the performance of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it (the written indemnity of any Note Holder who is a QIB, signed by an authorized officer thereof, in favor of, delivered to and in form reasonably satisfactory to the Mortgagee shall be accepted as reasonable assurance of adequate indemnity). The Mortgagee shall not be required to take any action under Section 6.01 (other than the first sentence thereof) or 6.02 or Article V hereof, nor shall any other provision of this Trust Indenture or any other Operative Agreement be deemed to impose a duty on the Mortgagee to take any action, if the Mortgagee shall have been advised by counsel that such action is contrary to the terms hereof or is otherwise contrary to Law.

Section 6.04.        No Duties Except as Specified in Trust Indenture or Instructions. The Mortgagee shall not have any duty or obligation to use, operate, store, lease, control, manage, sell, dispose of or otherwise deal with any Aircraft or any other part of the Collateral, or to otherwise take or refrain from taking any action under, or in connection with, this Trust Indenture or any part of the Collateral, except as expressly provided by the terms of this Trust Indenture or as expressly provided in written instructions from Note Holders as provided in this Trust Indenture; and no implied duties or obligations shall be read into this Trust Indenture against the Mortgagee. The Mortgagee agrees that it will in its individual capacity and at its own cost and expense (but without any right of indemnity in respect of any such cost or expense under Section 8.01 hereof), promptly take such action as may be necessary duly to discharge all liens and encumbrances on any part of the Collateral which result from claims against it in its individual capacity not related to the administration of the Collateral or any other transaction pursuant to this Trust Indenture or any document included in the Collateral.

Section 6.05.        No Action Except Under Trust Indenture or Instructions. The Mortgagee will not use, operate, store, lease, control, manage, sell, dispose of or otherwise deal with any Aircraft or any other part of the Collateral except in accordance with the powers granted to, or the authority conferred upon the Mortgagee pursuant to this Trust Indenture and in accordance with the express terms hereof.

Section 6.06.        Investment of Amounts Held by Mortgagee. Any amounts held by the Mortgagee pursuant to Section 3.02, 3.03 or 3.07 or pursuant to any provision of any other Operative Agreement providing for amounts to be held by the Mortgagee which are not distributed pursuant to the other provisions of Article III hereof shall be invested by the Mortgagee from time to time in Cash Equivalents as directed by the Owner so long as the Mortgagee may acquire the same using its best efforts. All Cash Equivalents held by the Mortgagee pursuant to this Section 6.06 shall either be (a) registered in the name of, payable to the order of, or specially endorsed to, the Mortgagee, or (b) held in an Eligible Account. Unless otherwise expressly provided in this Trust Indenture, any income realized as a result of any such investment, net of the Mortgagee’s reasonable fees and expenses in making such investment, shall be held and applied by the Mortgagee, in the same manner as the principal amount of such investment is to be applied and any losses, net of earnings and such reasonable fees and expenses, shall be charged against the principal amount invested. The Mortgagee shall not be liable for any loss resulting from any investment required to be made by it under this Trust Indenture other than by reason of its willful misconduct or gross negligence or negligence in the handling of funds, and any such investment may be sold (without regard to its maturity) by the Mortgagee without instructions whenever such sale is necessary to make a distribution required by this Trust Indenture.

Trust Indenture and Mortgage

article VII

THE MORTGAGEE

Section 7.01.        Acceptance of Trusts and Duties. The Mortgagee accepts the duties hereby created and applicable to it and agrees to perform the same but only upon the terms of this Trust Indenture and agrees to receive and disburse all monies constituting part of the Collateral in accordance with the terms hereof. The Mortgagee, in its individual capacity, shall not be answerable or accountable under any circumstances, except (i) for its own willful misconduct or gross negligence (other than for the handling of funds, for which the standard of accountability shall be willful misconduct or negligence), (ii) as provided in the fourth sentence of Section 2.04(a) hereof and the last sentence of Section 6.04 hereof, and (iii) from the inaccuracy of any representation or warranty of the Mortgagee (in its individual capacity) in the Participation Agreement or expressly made hereunder.

Section 7.02.        Absence of Duties. Except in accordance with written instructions furnished pursuant to Section 6.01 or 6.02 hereof, and except as provided in, and without limiting the generality of, Sections 6.03, 6.04 and 7.07 hereof the Mortgagee shall have no duty (i) to see to any registration of any Aircraft or any recording or filing of this Trust Indenture or any other document, or to see to the maintenance of any such registration, recording or filing, (ii) to see to any insurance on any Aircraft or to effect or maintain any such insurance, whether or not Owner shall be in default with respect thereto, (iii) to see to the payment or discharge of any lien or encumbrance of any kind against any part of the Collateral, (iv) to confirm, verify or inquire into the failure to receive any financial statements from Owner, or (v) to inspect any Aircraft at any time or ascertain or inquire as to the performance or observance of any of Owner’s covenants herein or any Permitted Lessee’s covenants under any assigned Permitted Lease with respect to any Aircraft.

Section 7.03.        No Representations or Warranties as to Aircraft or Documents. THE MORTGAGEE IN ITS INDIVIDUAL OR TRUST CAPACITY DOES NOT MAKE AND SHALL NOT BE DEEMED TO HAVE MADE AND HEREBY EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, VALUE, COMPLIANCE WITH SPECIFICATIONS, CONDITION, DESIGN, QUALITY, DURABILITY, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF ANY AIRCRAFT OR ANY ENGINE, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER. The Mortgagee, in its individual or trust capacities, does not make or shall not be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Trust Indenture, the Participation Agreement, or the Equipment Notes, or as to the correctness of any statement contained in any thereof, except for the representations and warranties of the Owner made in its individual capacity and the representations and warranties of the Mortgagee in its individual capacity, in each case expressly made in this Trust Indenture or in the Participation Agreement. The Note Holders make no representation or warranty hereunder whatsoever.

Trust Indenture and Mortgage

Section 7.04.        No Segregation of Monies; No Interest. Except as otherwise provided in Section 3.07 hereof, any monies paid to or retained by the Mortgagee pursuant to any provision hereof and not then required to be distributed to the Note Holders, or the Owner as provided in Article III hereof need not be segregated in any manner except to the extent required by Law or Section 6.06 hereof, and may be deposited under such general conditions as may be prescribed by Law, and the Mortgagee shall not be liable for any interest thereon (except that the Mortgagee shall invest all monies held as directed by Owner so long as no Event of Default has occurred and is continuing (or in the absence of such direction, by the Majority In Interest of Note Holders) in Cash Equivalents); provided, however, that any payments received, or applied hereunder, by the Mortgagee shall be accounted for by the Mortgagee so that any portion thereof paid or applied pursuant hereto shall be identifiable as to the source thereof.

Section 7.05.        Reliance; Agreements; Advice of Counsel. The Mortgagee shall not incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Mortgagee may accept a copy of a resolution of the Board of Directors (or Executive Committee thereof) of the Owner, certified by the Secretary or an Assistant Secretary thereof as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted and that the same is in full force and effect. As to the aggregate unpaid Original Amount of Equipment Notes outstanding as of any date, the Owner may for all purposes hereof rely on a certificate signed by any Vice President or other authorized corporate trust officer of the Mortgagee. As to any fact or matter relating to the Owner the manner of the ascertainment of which is not specifically described herein, the Mortgagee may for all purposes hereof rely on a certificate, signed by a duly authorized officer of the Owner, as to such fact or matter, and such certificate shall constitute full protection to the Mortgagee for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of the trusts hereunder, the Mortgagee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may, at the expense of the Collateral, advise with counsel, accountants and other skilled persons to be selected and retained by it, and the Mortgagee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written advice or written opinion of any such counsel, accountants or other skilled persons.

Trust Indenture and Mortgage

Section 7.06.        Compensation. The Mortgagee shall be entitled to reasonable compensation, including expenses and disbursements (including the reasonable fees and expenses of counsel), for all services rendered hereunder and shall, on and subsequent to an Event of Default hereunder, have a priority claim on the Collateral for the payment of such compensation, to the extent that such compensation shall not be paid by Owner, and shall have the right, on and subsequent to an Event of Default hereunder, to use or apply any monies held by it hereunder in the Collateral toward such payments. The Mortgagee agrees that it shall have no right against the Note Holders for any fee as compensation for its services as trustee under this Trust Indenture.

Section 7.07.        Instructions from Note Holders. In the administration of the trusts created hereunder, the Mortgagee shall have the right to seek instructions from a Majority in Interest of Note Holders should any provision of this Trust Indenture appear to conflict with any other provision herein or should the Mortgagee’s duties or obligations hereunder be unclear, and the Mortgagee shall incur no liability in refraining from acting until it receives such instructions. The Mortgagee shall be fully protected for acting in accordance with any instructions received under this Section 7.07.

article VIII

INDEMNIFICATION

Section 8.01.        Scope of Indemnification. The Mortgagee shall be indemnified by the Owner to the extent and in the manner provided in Section 7 of the Participation Agreement.

article IX

SUCCESSOR AND SEPARATE TRUSTEES

Section 9.01.        Resignation of Mortgagee; Appointment of Successor.

(a)          The Mortgagee or any successor thereto may resign at any time without cause by giving at least 30 days’ prior written notice to the Owner and each Note Holder, such resignation to be effective upon the acceptance of the trusteeship by a successor Mortgagee. In addition, a Majority in Interest of Note Holders may at any time (but only with the consent of Owner, which consent shall not be unreasonably withheld, except that such consent shall not be necessary if an Event of Default is continuing) remove the Mortgagee without cause by an instrument in writing delivered to the Owner and the Mortgagee, and the Mortgagee shall promptly notify each Note Holder thereof in writing, such removal to be effective upon the acceptance of the trusteeship by a successor Mortgagee. In the case of the resignation or removal of the Mortgagee, a Majority in Interest of Note Holders may appoint a successor Mortgagee by an instrument signed by such holders, which successor, so long as no Event of Default shall have occurred and be continuing, shall be subject to Owner’s reasonable approval. If a successor Mortgagee shall not have been appointed within 30 days after such notice of resignation or removal, the Mortgagee, the Owner or any Note Holder may apply to any court of competent jurisdiction to appoint a successor Mortgagee to act until such time, if any, as a successor shall have been appointed as above provided. The successor Mortgagee so appointed by such court shall immediately and without further act be superseded by any successor Mortgagee appointed as above provided.

Trust Indenture and Mortgage

(b)           Any successor Mortgagee, however appointed, shall execute and deliver to the Owner and the predecessor Mortgagee an instrument accepting such appointment and assuming the obligations of the Mortgagee arising from and after the time of such appointment, and thereupon such successor Mortgagee, without further act, shall become vested with all the estates, properties, rights, powers and duties of the predecessor Mortgagee hereunder in the trust hereunder applicable to it with like effect as if originally named the Mortgagee herein; but nevertheless upon the written request of such successor Mortgagee, such predecessor Mortgagee shall execute and deliver an instrument transferring to such successor Mortgagee, upon the trusts herein expressed applicable to it, all the estates, properties, rights and powers of such predecessor Mortgagee, and such predecessor Mortgagee shall duly assign, transfer, deliver and pay over to such successor Mortgagee all monies or other property then held by such predecessor Mortgagee hereunder.

(c)           Any successor Mortgagee, however appointed, shall be a bank or trust company having its principal place of business in the Borough of Manhattan, City and State of New York; Chicago, Illinois; Hartford, Connecticut; Wilmington, Delaware; or Boston, Massachusetts and having (or whose obligations under the Operative Agreements are guaranteed by an affiliated entity having) a combined capital and surplus of at least $100,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Mortgagee hereunder upon reasonable or customary terms.

(d)           Any corporation into which the Mortgagee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Mortgagee shall be a party, or any corporation to which substantially all the corporate trust business of the Mortgagee may be transferred, shall, subject to the terms of paragraph (c) of this Section 9.01, be a successor Mortgagee and the Mortgagee under this Trust Indenture without further act.

(e)           The Owner consents to any change in the identity of the Mortgagee on the International Registry occasioned by provisions of this Section 9.01, and if required by the International Registry to reflect such change, will provide its consent thereto.

Trust Indenture and Mortgage

Section 9.02.        Appointment of Additional and Separate Trustees.

(a)           Whenever (i) the Mortgagee shall deem it necessary or desirable in order to conform to any Law of any jurisdiction in which all or any part of the Collateral shall be situated or to make any claim or bring any suit with respect to or in connection with the Collateral, this Trust Indenture, any other Indenture Agreement, the Equipment Notes or any of the transactions contemplated by the Participation Agreement, (ii) the Mortgagee shall be advised by counsel satisfactory to it that it is so necessary or prudent in the interests of the Note Holders (and the Mortgagee shall so advise the Owner), or (iii) the Mortgagee shall have been requested to do so by a Majority in Interest of Note Holders, then in any such case, the Mortgagee and, upon the written request of the Mortgagee, the Owner, shall execute and deliver an indenture supplemental hereto and such other instruments as may from time to time be necessary or advisable either (1) to constitute one or more bank or trust companies or one or more persons approved by the Mortgagee, either to act jointly with the Mortgagee as additional trustee or trustees of all or any part of the Collateral, or to act as separate trustee or trustees of all or any part of the Collateral, in each case with such rights, powers, duties and obligations consistent with this Trust Indenture as may be provided in such supplemental indenture or other instruments as the Mortgagee or a Majority in Interest of Note Holders may deem necessary or advisable, or (2) to clarify, add to or subtract from the rights, powers, duties and obligations theretofore granted any such additional or separate trustee, subject in each case to the remaining provisions of this Section 9.02. If the Owner shall not have taken any action requested of it under this Section 9.02(a) that is permitted or required by its terms within 15 days after the receipt of a written request from the Mortgagee so to do, or if an Event of Default shall have occurred and be continuing, the Mortgagee may act under the foregoing provisions of this Section 9.02(a) without the concurrence of the Owner, and the Owner hereby irrevocably appoints (which appointment is coupled with an interest) the Mortgagee, its agent and attorney-in-fact to act for it under the foregoing provisions of this Section 9.02(a) in either of such contingencies. The Mortgagee may, in such capacity, execute, deliver and perform any such supplemental indenture, or any such instrument, as may be required for the appointment of any such additional or separate trustee or for the clarification of, addition to or subtraction from the rights, powers, duties or obligations theretofore granted to any such additional or separate trustee. In case any additional or separate trustee appointed under this Section 9.02(a) shall die, become incapable of acting, resign or be moved, all the assets, property, rights, powers, trusts, duties and obligations of such additional or separate trustee shall revert to the Mortgagee until a successor additional or separate trustee is appointed as provided in this Section 9.02(a).

(b)           No additional or separate trustee shall be entitled to exercise any of the rights, powers, duties and obligations conferred upon the Mortgagee in respect of the custody, investment and payment of monies and all monies received by any such additional or separate trustee from or constituting part of the Collateral or otherwise payable under any Operative Agreement to the Mortgagee shall be promptly paid over by it to the Mortgagee. All other rights, powers, duties and obligations conferred or imposed upon any additional or separate trustee shall be exercised or performed by the Mortgagee and such additional or separate trustee jointly except to the extent that applicable Law of any jurisdiction in which any particular act is to be performed renders the Mortgagee incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations (including the holding of title to all or part of the Collateral in any such jurisdiction) shall be exercised and performed by such additional or separate trustee. No additional or separate trustee shall take any discretionary action except on the instructions of the Mortgagee or a Majority in Interest of Note Holders. No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder, except that the Mortgagee shall be liable for the consequences of its lack of reasonable care in selecting, and the Mortgagee’s own actions in acting with, any additional or separate trustee. Each additional or separate trustee appointed pursuant to this Section 9.02 shall be subject to, and shall have the benefit of Articles V through IX and Article XI hereof insofar as they apply to the Mortgagee. The powers of any additional or separate trustee appointed pursuant to this Section 9.02 shall not in any case exceed those of the Mortgagee hereunder.

Trust Indenture and Mortgage

(c)           If at any time the Mortgagee shall deem it no longer necessary or in order to conform to any such Law or take any such action or shall be advised by such counsel that it is no longer so necessary or desirable in the interest of the Note Holders, or in the event that the Mortgagee shall have been requested to do so in writing by a Majority in Interest of Note Holders, the Mortgagee and, upon the written request of the Mortgagee, the Owner, shall execute and deliver an indenture supplemental hereto and all other instruments and agreements necessary or proper to remove any additional or separate trustee. The Mortgagee may act on behalf of the Owner under this Section 9.02(c) when and to the extent it could so act under Section 9.02(a) hereof.

article X

SUPPLEMENTS AND AMENDMENTS TO THIS TRUST INDENTURE
AND OTHER DOCUMENTS

Section 10.01.      Instructions of Majority; Limitations.

(a)           The Mortgagee agrees with the Note Holders that it shall not enter into any amendment, waiver or modification of, supplement or consent to this Trust Indenture, or any other Operative Agreement to which it is a party, unless such supplement, amendment, waiver, modification or consent is consented to in writing by a Majority in Interest of Note Holders, but upon the written request of a Majority in Interest of Note Holders, the Mortgagee shall from time to time enter into any such supplement or amendment, or execute and deliver any such waiver, modification or consent, as may be specified in such request and as may be (in the case of any such amendment, supplement or modification), to the extent such agreement is required, agreed to by the Owner; provided, however, that, without the consent of each holder of an affected Equipment Note then outstanding, no such amendment, waiver or modification of the terms of, or consent under, any thereof, shall (i) modify any of the provisions of this Section 10.01, or of Article II or III or Section 5.01, 5.02(c), 5.02(d), or 6.02 hereof, the definitions of “Event of Default,” “Default,” “Majority in Interest of Note Holders,” or “Note Holder,” or the percentage of Note Holders required to take or approve any action hereunder, (ii) reduce the amount, or change the time of payment or method of calculation of any amount, of Original Amount, or interest with respect to any Equipment Note, Commitment Fees~~,~~ (if applicable), Breakage Amounts (if applicable), Make-Whole Amount (if applicable) or Increased Costs Amounts, (iii) reduce, modify or amend any indemnities in favor of the Mortgagee or the Note Holders (except that the Mortgagee may consent to any waiver or reduction of an indemnity payable to it), or the other Indenture Indemnitees or (iv) permit the creation of any Lien on the Trust Indenture Estate or any part thereof other than Permitted Liens or deprive any Note Holder of the benefit of the Lien of this Trust Indenture on the Collateral, except as provided in connection with the exercise of remedies under Article V hereof~~; provided, further, that without the consent of each Junior Lien Representative, no such amendment, waiver or modification of terms of, or consent under, any thereof shall modify the Granting Clause or Section 3.03 in a manner that deprives such the holders of the relevant Junior Lienholder Obligations of the benefit of the Lien of this Trust Indenture on the Collateral or adversely affects their priority in relation to distributions of Collateral proceeds~~.

Trust Indenture and Mortgage

(b)           The Owner and the Mortgagee may enter into one or more agreements supplemental hereto without the consent of any Note Holder for any of the following purposes: (i) (a) to cure any defect or inconsistency herein or in the Equipment Notes~~,~~ (including any Series), or to make any change not inconsistent with the provisions hereof (provided that such change does not adversely affect the interests of any Note Holder in its capacity solely as Note Holder) or (b) to cure any ambiguity or correct any mistake; (ii) to evidence the succession of another party as the Owner in accordance with the terms hereof or to evidence the succession of a new trustee hereunder pursuant hereto, the removal of the trustee hereunder or the appointment of any co-trustee or co-trustees or any separate or additional trustee or trustees; (iii) to convey, transfer, assign, mortgage or pledge any property to or with the Mortgagee or to make any other provisions with respect to matters or questions arising hereunder so long as such action shall not adversely affect the interests of the Note Holders in its capacity solely as Note Holder; (iv) to correct or amplify the description of any property at any time subject to the Lien of this Trust Indenture or better to assure, convey and confirm unto the Mortgagee any property subject or required to be subject to the Lien of this Trust Indenture, or to subject to the Lien of this Trust Indenture the related Airframes or Engines or any Replacement Engine; (v) to add to the covenants of the Owner for the benefit of the Note Holders, or to surrender any rights or power herein conferred upon the Owner; (vi) to add to the rights of the Note Holders; (vii) to provide for the issuance (and payment and reissuance) from time to time of one or more separate series of Additional Series Equipment Notes and for pass through certificates issued by any pass through trust that acquires any such Equipment Notes and to make changes relating to any of the foregoing (including without limitation to provide for the relative priority of different series of Additional Series Equipment Notes as between such series), provided that such Equipment Notes are issued in accordance with the Note Purchase ~~Agreement~~Agreements and Section 9.1 of the Intercreditor Agreement; (viii) to include on the Equipment Notes any legend as may be required by Law and (ix) to amend in accordance with Section 2.14 to reflect a Benchmark Replacement established pursuant to such Section which shall become effective without any further action or consent of any other party to this Agreement (other than such parties as required pursuant to such Section 2.14); provided, in each case, no such supplemental agreement may, so long as the Series A-1 Equipment Notes are outstanding, modify the rights of the Note Holders of Series A-1 in relation to any determination in respect of a Majority in Interest of Equipment Notes.

Section 10.02.        Mortgagee Protected. If, in the opinion of the institution acting as Mortgagee hereunder, any document required to be executed by it pursuant to the terms of Section 10.01 hereof affects any right, duty, immunity or indemnity with respect to such institution under this Trust Indenture, such institution may in its discretion decline to execute such document.

Section 10.03.        Documents Mailed to Note Holders. Promptly after the execution by the Owner or the Mortgagee of any document entered into pursuant to Section 10.01 hereof, the Mortgagee shall mail, by first class mail, postage prepaid, a copy thereof to Owner (if not a party thereto) and to each Note Holder at its address last set forth in the Equipment Note Register, but the failure of the Mortgagee to mail such copies shall not impair or affect the validity of such document.

Trust Indenture and Mortgage

Section 10.04.        No Request Necessary for Trust Indenture Supplement. No written request or consent of the Note Holders pursuant to Section 10.01 hereof shall be required to enable the Mortgagee to execute and deliver a Trust Indenture Supplement specifically required by the terms hereof.

article XI

MISCELLANEOUS

Section 11.01.        Termination of Trust Indenture.

(a)           Upon (or at any time after) payment in full of the Original Amount of and interest on, all accrued and unpaid Commitment Fees~~,~~ (if applicable), Breakage Amounts (if applicable), Make-Whole Amount (if applicable) and Increased Costs Amounts, if any, and all other amounts due under or in respect of all Equipment Notes and provided that there shall then be no other Secured Obligations due to the Indenture Indemnitees, the Note Holders and the Mortgagee hereunder or under any other Operative Agreement, the Owner shall direct the Mortgagee to execute and deliver to or as directed in writing by the Owner an appropriate instrument releasing the Aircraft and the Engines and all other Collateral from the Lien of this Trust Indenture and the Mortgagee shall execute and deliver such instrument as aforesaid; provided, however, that this Trust Indenture and the trusts created hereby shall earlier terminate and this Trust Indenture shall be of no further force or effect upon any sale or other final disposition by the Mortgagee of all property constituting part of the Collateral and the final distribution by the Mortgagee of all monies or other property or proceeds constituting part of the Collateral in accordance with the terms hereof.

(b)           Upon (or at any time after) payment in full of the Original Amount of and interest on and all other amounts due under or in respect of the Equipment Notes in respect of any Aircraft and provided that (i) no Default or Event of Default shall have occurred and be continuing and (ii) there shall then be no other Secured Obligations due to the Indenture Indemnitees, the Note Holders and the Mortgagee hereunder or under any other Operative Agreement, the Owner shall direct the Mortgagee to execute and deliver to or as directed in writing by the Owner an appropriate instrument releasing such Aircraft, the related Engines and all other related Collateral from the Lien of this Trust Indenture and the Mortgagee shall execute and deliver such instrument as aforesaid.

(c)           Except as aforesaid otherwise provided, this Trust Indenture and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

Section 11.02.        No Legal Title to Collateral in Note Holders. No holder of an Equipment Note shall have legal title to any part of the Collateral. No transfer, by operation of law or otherwise, of any Equipment Note or other right, title and interest of any Note Holder in and to the Collateral or hereunder shall operate to terminate this Trust Indenture or entitle such holder or any successor or transferee of such holder to an accounting or to the transfer to it of any legal title to any part of the Collateral.

Trust Indenture and Mortgage

Section 11.03.        Sale of Aircraft by Mortgagee Is Binding. Any sale or other conveyance of the Collateral, or any part thereof (including any part thereof or interest therein), by the Mortgagee made pursuant to the terms of this Trust Indenture shall bind the Note Holders and shall be effective to transfer or convey all right, title and interest of the Mortgagee, the Owner and such holders in and to such Collateral or part thereof. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Mortgagee.

Section 11.04.        Trust Indenture for Benefit of Owner, Mortgagee, Note Holders and the other Indenture Indemnitees. Nothing in this Trust Indenture, whether express or implied, shall be construed to give any person other than the Owner, the Mortgagee, the Note Holders and the other Indenture Indemnitees, any legal or equitable right, remedy or claim under or in respect of this Trust Indenture, except that the persons referred to in the last paragraph of Section 4.02(b) shall be third party beneficiaries of such paragraph.

Section 11.05.        Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Trust Indenture to be made, given, furnished or filed shall be in writing, personally delivered or mailed by certified mail, postage prepaid, or by facsimile, electronic mail or confirmed telex, and (i) if to the Owner, addressed to it at Wheels Up Partners LLC, 2135 American Way, Chamblee, GA 30341, United States of America, Attention: Chief Legal Officer, Email: legal@wheelsup.com, (ii) if to Mortgagee, addressed to it at its office at 1100 North Market Street, Wilmington, Delaware 19890, United States of America, Attention: Corporate Trust Administration, Fax: (302) 636-4140, Phone: (302) 636-6712, Email: ajwalker1@wilmingtontrust.com, or (iii) if to any Note Holder or any Indenture Indemnitee, addressed to such party at such address as such party shall have furnished by notice to the Owner and the Mortgagee, or, until an address is so furnished, addressed to the address of such party (if any) set forth on Schedule 1 to the Participation Agreement or in the Equipment Note Register. Whenever any notice in writing is required to be given by the Owner, the Mortgagee or any Note Holder to any of the other of them, such notice shall be deemed given and such requirement satisfied when such notice is received, or if such notice is mailed by certified mail, postage prepaid, three Business Days after being mailed, addressed as provided above. Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other parties to this Trust Indenture.

Section 11.06.        Severability. Any provision of this Trust Indenture which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 11.07.        No Oral Modification or Continuing Waivers. No term or provision of this Trust Indenture or the Equipment Notes may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Owner and the Mortgagee, in compliance with Section 10.01 hereof. Any waiver of the terms hereof or of any Equipment Note shall be effective only in the specific instance and for the specific purpose given.

Trust Indenture and Mortgage

Section 11.08.        Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the permitted successors and assigns of each, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Note Holder shall bind the successors and assigns of such holder. Each Note Holder by its acceptance of an Equipment Note agrees to be bound by this Trust Indenture and all provisions of the Operative Agreements applicable to a Note Holder.

Section 11.09.        Headings. The headings of the various Articles and sections herein and in the table of contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 11.10.        Normal Commercial Relations. Anything contained in this Trust Indenture to the contrary notwithstanding. Owner and Mortgagee may conduct any banking or other financial transactions, and have banking or other commercial relationships, with Owner, fully to the same extent as if this Trust Indenture were not in effect, including without limitation the making of loans or other extensions of credit to Owner for any purpose whatsoever, whether related to any of the transactions contemplated hereby or otherwise.

Section 11.11.        Governing Law; Counterpart Form. THIS TRUST INDENTURE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS TRUST INDENTURE IS BEING DELIVERED IN THE STATE OF NEW YORK. This Trust Indenture may be executed by the parties hereto in separate counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 11.12.        Voting By Note Holders. All votes of the Note Holders shall be governed by a vote of a Majority in Interest of Note Holders, except as otherwise provided herein.

Section 11.13.        Bankruptcy. It is the intention of the parties that the Mortgagee shall be entitled to the benefits of Section 1110 with respect to the right to take possession of the Aircraft, Airframes, Engines and Parts and to enforce any of its other rights or remedies as provided herein in the event of a case under Chapter 11 of the Bankruptcy Code in which Owner is a debtor, and in any instance where more than one construction is possible of the terms and conditions hereof or any other pertinent Operative Agreement, each such party agrees that a construction which would preserve such benefits shall control over any construction which would not preserve such benefits.

Trust Indenture and Mortgage

IN WITNESS WHEREOF, the parties hereto have caused this Trust Indenture and Mortgage to be duly executed by their respective officers thereof duly authorized as of the day and year first above written.

WHEELS UP PARTNERS LLC

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Mortgagee

By:
Name:
Title:

Trust Indenture and Mortgage

ANNEX A

DEFINITIONS

GENERAL PROVISIONS

(a)          In each Operative Agreement, unless otherwise expressly provided, a reference to:

(i)            each of “Owner,” “Mortgagee,” “Note Holder” or any other person includes, without prejudice to the provisions of any Operative Agreement, any successor in interest to it and any permitted transferee, permitted purchaser or permitted assignee of it;

(ii)           words importing the plural include the singular and words importing the singular include the plural;

(iii)          any agreement, instrument or document, or any annex, schedule or exhibit thereto, or any other part thereof, includes, without prejudice to the provisions of any Operative Agreement, that agreement, instrument or document, or annex, schedule or exhibit, or part, respectively, as amended, modified or supplemented from time to time in accordance with its terms and in accordance with the Operative Agreements, and any agreement, instrument or document entered into in substitution or replacement therefor;

(iv)          any provision of any Law includes any such provision as amended, modified, supplemented, substituted, reissued or reenacted prior to the Closing Date, and thereafter from time to time;

(v)           the words “Agreement,” “this Agreement,” “hereby,” “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Operative Agreement refer to such Operative Agreement as a whole and not to any particular provision of such Operative Agreement;

(vi)          the words “including,” “including, without limitation,” “including, but not limited to,” and terms or phrases of similar import when used in any Operative Agreement, with respect to any matter or thing, mean including, without limitation, such matter or thing; and

(vii)         a “Section,” an “Exhibit,” an “Annex” or a “Schedule” in any Operative Agreement, or in any annex thereto, is a reference to a section of, or an exhibit, an annex or a schedule to, such Operative Agreement or such annex, respectively.

(b)           Each exhibit, annex and schedule to each Operative Agreement is incorporated in, and shall be deemed to be a part of, such Operative Agreement.

(c)            Unless otherwise defined or specified in any Operative Agreement, all accounting terms therein shall be construed and all accounting determinations thereunder shall be made in accordance with GAAP.

ANNEX A Page 1

Trust Indenture and Mortgage

(d)            Headings used in any Operative Agreement are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, such Operative Agreement.

(e)            For purposes of each Operative Agreement, the occurrence and continuance of a Default or Event of Default referred to in Section 5.01(v), (vi) or (vii) shall not be deemed to prohibit the Owner from taking any action or exercising any right that is conditioned on no Special Default, Default or Event of Default having occurred and be continuing if such Special Default, Default or Event of Default consists of the institution of reorganization proceedings with respect to Owner under Chapter 11 of the Bankruptcy Code and the trustee or debtor-in-possession in such proceedings shall have agreed to perform its obligations under the Trust Indenture with the approval of the applicable court and thereafter shall have continued to perform such obligations in accordance with Section 1110.

DEFINED TERMS

“Act” means part A of subtitle VII of title 49, United States Code.

“Actual Knowledge” means (a) as it applies to Mortgagee, actual knowledge of a responsible officer in the Corporate Trust Office, and (b) as it applies to Owner, actual knowledge of a Vice President or more senior officer of Owner or any other officer of Owner having responsibility for the transactions contemplated by the Operative Agreements; provided that each of Owner and Mortgagee shall be deemed to have “Actual Knowledge” of any matter as to which it has received notice from Owner, any Note Holder or Mortgagee, such notice having been given pursuant to Section 11.05 of the Trust Indenture.

“Additional Junior Series” or “Additional Junior Series Equipment Notes” means any Additional Series that is subordinated in right of payment to the Series A-1 Equipment Notes and the Series B-1 Equipment Notes, as described in Section 9.1(d) of the Intercreditor Agreement.

“Additional Series” or “Additional Series Equipment Notes” means Equipment Notes issued under the Trust Indenture in accordance with Section 9.1(d) of the Intercreditor Agreement (as applicable), and designated as a series (other than “Series A-1” or “Series B-1”) under the Trust Indenture.

“Affiliate” has the meaning set forth in the Note Purchase ~~Agreement~~Agreements.

“Aircraft” means (a) individually, each Airframe, together with the Engines and Propellers, as applicable, related thereto, and (b) collectively, all such Aircraft.

“Aircraft Bill of Sale” means, in respect of an Aircraft, the full warranty bill of sale covering such Aircraft delivered by the transferor of such Aircraft to Owner.

“Aircraft Documents” means, in respect of an Aircraft, all technical data, manuals and log books, and all inspection, modification and overhaul records and other service, repair, maintenance and technical records that are required by the FAA (or the relevant Aviation Authority), to be maintained with respect to such Aircraft or the related Airframe, Engines or Parts, and such term shall include all additions, renewals, revisions and replacements of any such materials from time to time made, or required to be made, by the FAA (or other Aviation Authority) regulations, and in each case in whatever form and by whatever means or medium (including, without limitation, microfiche, microfilm, paper or computer disk) such materials may be maintained or retained by or on behalf of Owner (provided, that all such materials shall be maintained in the English language).

ANNEX A Page 2

Trust Indenture and Mortgage

“Airframe” means (a) each aircraft (excluding Engines or engines from time to time installed thereon) identified by manufacturer’s model number, United States registration number and Airframe manufacturer’s serial number in any Indenture Supplement and (b) any and all Parts incorporated or installed in or attached or appurtenant to such airframe, and any and all Parts removed from such airframe, unless the Lien of the Trust Indenture shall not be applicable to such Parts in accordance with Section 4.04 of the Trust Indenture.

“Alternate Debt Rate” means, in respect of any Series A-1 Equipment Note, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 0.50% and (c) Term SOFR for a one-month tenor in effect on such day plus 1.00%. Any change in the Alternate Debt Rate due to a change in the Prime Rate, the Federal Funds Rate or Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or Term SOFR, respectively.

“Annual Amortization Percentage” means in respect of any Series A-1 Equipment Note, (a) during the Availability Period for Series A-1, 10% per annum, and (b) after ~~the~~such Availability Period, 12% per annum.

“Applicable Trust” means each statutory trust and each separate pass through trust created under the Applicable Trust Agreements.

“Applicable Trust Agreement” means the Class A-1 Trust Agreement, the Class B-1 Trust Agreement and each other declaration of statutory trust by the Applicable Trustee or pass through trust agreement by and between the Owner and an Applicable Trustee.

“Applicable Trustee” means the Class A-1 Trust, the Class B-1 Trust and each other trustee in relation to an Additional Series that is a party to the Participation Agreement.

“Availability Period” in respect of any Series, has the meaning set forth in the applicable Note Purchase Agreement.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Trust Indenture as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.14(d).

“Aviation Authority” means, in respect of any Aircraft, the FAA or, if such Aircraft is permitted to be, and is, registered with any other Government Entity under and in accordance with Section 4.02(e) of the Trust Indenture and Section 5.4.5 of the Participation Agreement, such other Government Entity.

ANNEX A Page 3

Trust Indenture and Mortgage

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq.

“Benchmark” means, in respect of Series A-1, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.14(a).

“Benchmark Replacement” means, in respect of Series A-1, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Mortgagee and the Owner giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Trust Indenture and the other Operative Agreements.

“Benchmark Replacement Adjustment” means, in respect of Series A-1, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Mortgagee and the Owner giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means in respect of Series A-1, the earliest to occur of the following events with respect to the then-current Benchmark:

(a)            in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(b)            in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

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For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means in respect of Series A-1, the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)            a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof), or if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof), or if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(b)           a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(c)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

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For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means in respect of Series A-1, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means in respect of Series A-1, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Operative Agreement in accordance with Section 2.14 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Operative Agreement in accordance with Section 2.14.

“Bills of Sale” means the FAA Bills of Sale and the Aircraft Bills of Sale.

“Borrower Security Agreement” means the Class A Borrower Security Agreement ~~dated as of~~or the ~~date hereof by and among the Class A-1 Trust, the~~Class B Borrower Security ~~Trustee (as defined in the Loan~~ Agreement~~) and the Facility Agent (as defined in the Loan Agreement).~~, as applicable.

“Breakage Amounts” means in respect of Series A-1, any amount payable by the Class A-1 Trust, as borrower, under Section 2.10 of the Class A Loan Agreement as a result of (a) the payment of any principal of any Series A-1 Equipment Note other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default) or (b) the failure to issue or redeem any Series A-1 Equipment Note on the date specified in any Closing Notice delivered under the Class A Note Purchase Agreement or notice of redemption delivered pursuant hereto (including pursuant to the penultimate sentence of Section 1(e) in respect of any Delayed Aircraft, and regardless of whether such notice may be revoked under the applicable Class A Note Purchase Agreement or this Trust Indenture and is revoked in accordance therewith).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York, New York or Wilmington, Delaware.

“Cape Town Treaty” means the Cape Town Convention on International Interests in Mobile Equipment and the related Aircraft Equipment Protocol, as in effect in the United States.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity, but shall not include any debt securities convertible or exchangeable for any securities otherwise constituting Capital Stock pursuant to this definition until so converted or exchanged.

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“Cash Equivalents” means the following securities (which shall mature within 90 days of the date of purchase thereof): (a) direct obligations of the U.S. Government; (b) obligations fully guaranteed by the U.S. Government; (c) certificates of deposit issued by, or bankers’ acceptances of, or time deposits or a deposit account with, Mortgagee or any bank, trust company or national banking association incorporated or doing business under the laws of the United States or any state thereof having a combined capital and surplus and retained earnings of at least $500,000,000 and having a rating of Aa or better by Moody’s Investors Service, Inc. or AA or better by Fitch Ratings, Inc.; or (d) commercial paper of any issuer doing business under the laws of the United States or one of the states thereof and in each case having a rating assigned to such commercial paper by Fitch Ratings, Inc. or Moody’s Investors Service, Inc. equal to A1 (or higher) or P-1, respectively.

“Citizen of the United States” is defined in 49 U.S.C. § 40102(a)(15~~).~~).“Class A-1 Trust” means the Wheels Up Class A-1 Loan Trust 2024-1, a Delaware statutory trust.

~~“Class A-1 Trust” means the Wheels Up Class A-1 Loan Trust 2024-1, a Delaware statutory trust.~~

“Class A-1 Trust Agreement” means declaration of trust of the Wheels Up Class A-1 Loan Trust 2024-1, dated November 1, 2024, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Class A Borrower Security Agreement” means the Security Agreement dated as of the Class A Effective Date by and among the Class A-1 Trust, the Security Trustee and the Facility Agent (each as defined in the Class A Loan Agreement).

“Class A Effective Date” means November 13, 2024.

“Class A Loan Agreement” means the Class A Revolving Loan Agreement dated as of the Class A Effective Date among the initial Class A-1 Lenders, as lenders, the Class A-1 Trust, as borrower, and Wilmington Trust, National Association as facility agent and as security trustee.

“Class A Note Purchase Agreement” means the Note Purchase Agreement, dated as of the Class A Effective Date, among Wheels Up Partners LLC, the Subordination Agent and the Class A-1 Trust providing for, among other things, the issuance and sale of the Series A-1 Equipment Notes.

“Class B-1 Trust” means the Wheels Up Class B-1 Loan Trust 2024-1, a Delaware statutory trust.

“Class B-1 Trust Agreement” means declaration of trust of the Wheels Up Class B-1 Loan Trust 2024-1, dated May 13, 2026, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

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“Class B Borrower Security Agreement” means the Security Agreement dated as of the Class B Effective Date, by and among the Class B-1 Trust, the Security Trustee and the Facility Agent (each as defined in the Class B Loan Agreement).

“Class B Effective Date” has the meaning set forth in the Class B Note Purchase Agreement.

“Class B Loan Agreement” means the Class B Loan Agreement dated as of the Class B Effective Date, among the initial Class B-1 Lenders, as lenders, the Class B-1 Trust, as borrower, Wilmington Trust, National Association as facility agent and as security trustee.

“Class B Note Purchase Agreement” means the Note Purchase Agreement, dated as of the Class B Effective Date, among Wheels Up Partners LLC, the Subordination Agent and the Class B-1 Trust providing for, among other things, the issuance and sale of the Series B-1 Equipment Notes.

“Closing” means, in respect of any Aircraft and any Series, the closing of the transactions contemplated by the Participation Agreement in respect of such Aircraft and such Series.

“Closing Date” means, in respect of any Aircraft and the Equipment Notes of any Series related thereto, the date on which the Closing for such Aircraft and such Equipment Notes occurs. For avoidance of doubt, the Closing Date for the Series B-1 Equipment Notes in respect of an Aircraft may occur after the Closing Date for the Series A-1 Equipment Notes in respect of such Aircraft.

“Code” means the Internal Revenue Code of 1986, as amended; provided that, when used in relation to a Plan, “Code” shall mean the Internal Revenue Code of 1986 and any regulations and rulings issued thereunder, all as amended and in effect from time to time.

“Collateral” is defined in the Granting Clause of the Trust Indenture.

“Commitment Termination Date” in respect of any Series, has the meaning set forth in the applicable Note Purchase Agreement.

“Common Stock” means the common stock of the Owner.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.14 and other technical, administrative or operational matters) that the Mortgagee decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Mortgagee in a manner substantially consistent with market practice (or, if the Mortgagee decides that adoption of any portion of such market practice is not administratively feasible or if the Mortgagee determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Mortgagee decides is reasonably necessary in connection with the administration of this Trust Indenture and the other Operative Agreements).

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“Corporate Trust Office” means the principal office of Mortgagee located at Mortgagee’s address for notices under the Participation Agreement or such other office at which Mortgagee’s corporate trust business shall be administered which Mortgagee shall have specified by notice in writing to Owner and each Note Holder.

“CRAF” means the Civil Reserve Air Fleet Program established pursuant to 10 U.S.C. Section 9511-13 or any similar substitute program.

“Debt Rate” means, with respect to (i) any Series of Equipment Notes, the rate per annum specified for such Series under the heading “Interest Rate” in Schedule I to the Trust Indenture (as amended, in the case of any Additional Series, at the time of original issuance of such Additional Series), and (ii) any other purpose, with respect to any period, the weighted average interest rate per annum during such period borne by the outstanding Equipment Notes, excluding any interest payable at the Payment Due Rate; provided, that the Debt Rate shall not be less than the Floor.

“Default” means any event or condition that with the giving of notice or the lapse of time or both would become an Event of Default.

“Delta” means Delta Air Lines, Inc.

“Delta Credit Support Agreement” means the Series A-1 Delta Credit Support Agreement ~~dated~~or the ~~date hereof among~~Series B-1 Delta ~~and Wilmington Trust, National Association~~Credit Support Agreement, as ~~facility agent, trustee, mortgagee and subordination agent~~applicable.

“Delta Revolver” means that certain Amended and Restated Credit Agreement dated November 6, 2023 (as amended, restated, amended and restated or otherwise modified from time to time) among Delta Air Lines, Inc., JPMorgan Chase Bank, N.A., as administrative and collateral agent, and the lenders party thereto.

“Dollars,” “United States Dollars” or “$” means the lawful currency of the United States.

“EASA” means the European Aviation Safety Agency or any Government Entity succeeding to the functions of the European Aviation Safety Agency.

~~“Effective Date” has the meaning set forth in the Note Purchase Agreement.~~

“Eligible Account” means an account established by and with an Eligible Institution at the request of the Mortgagee, which institution agrees, for all purposes of the UCC including Article 8 thereof, that (a) such account shall be a “securities account” (as defined in Section 8-501(a) of the UCC), (b) all property (other than cash) credited to such account shall be treated as a “financial asset” (as defined in Section 8-102(a)(9) of the UCC), (c) the Mortgagee shall be the “entitlement holder” (as defined in Section 8-102(a)(7) of the UCC) in respect of such account, (d) it will comply with all entitlement orders issued by the Mortgagee to the exclusion of the Owner, and (e) the “securities intermediary jurisdiction” (under Section 8-110(e) of the UCC) shall be the State of New York.

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“Eligible Institution” means the corporate trust department of (a) WTNA, acting solely in its capacity as a “securities intermediary” (as defined in Section 8-102(a)(14) of the UCC), or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a long-term unsecured debt rating from Moody’s Investors Service, Inc. and Fitch Ratings, Inc. of at least A-3 or its equivalent.

“Engine” means, in respect of an Aircraft, (a) each of the engines identified by engine manufacturer’s model number and serial number in the Indenture Supplement for such Aircraft, and any Replacement Engine therefor, in any case whether or not from time to time installed on the related Airframe or installed on any other airframe or aircraft, and (b) any and all Parts incorporated or installed in or attached or appurtenant to such engine, and any and all Parts removed from such engine, unless the Lien of the Trust Indenture shall not apply to such Parts in accordance with Section 4.04 of the Trust Indenture. Upon substitution of a Replacement Engine under and in accordance with the Trust Indenture, such Replacement Engine shall become subject to the Trust Indenture and shall be an “Engine” for all purposes of the Trust Indenture and the other Operative Agreements and thereupon the Engine for which the substitution is made shall no longer be subject to the Trust Indenture, and such replaced Engine shall cease to be an “Engine.”

“Engine Maintenance Agreement” means any maintenance of on-condition agreements in respect of an Engine between the Owner and the relevant Engine manufacturer or other maintenance provider that is not an Affiliate of the Owner.

“Equipment Note Register” is defined in Section 2.07 of the Trust Indenture.

“Equipment Notes” means and includes any equipment notes issued under the Trust Indenture in the form specified in Section 2.01 thereof (as such form may be varied pursuant to the terms of the Trust Indenture) and any Equipment Note issued under the Trust Indenture in exchange for or replacement of any Equipment Note.

“ERISA” means the Employee Retirement Income Security Act of 1974, and any regulations and rulings issued thereunder all as amended and in effect from time to time.

“Event of Default” is defined in Section 5.01 of the Trust Indenture.

“Event of Loss” means, with respect to any Aircraft, any Airframe or any Engine, any of the following circumstances, conditions or events with respect to such property, for any reason whatsoever:

(a)          the destruction of such property, damage to such property beyond economic repair or rendition of such property permanently unfit for normal use by Owner;

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(b)          the actual or constructive total loss of such property or any damage to such property, or requisition of title or use of such property, which results in an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss;

(c)          any theft, hijacking or disappearance of such property for a period of 180 consecutive days or more;

(d)          any seizure, condemnation, confiscation, taking or requisition (including loss of title) of such property by any Government Entity or purported Government Entity (other than a requisition of use by the U.S. Government) for a period exceeding 180 consecutive days;

(e)          as a result of any law, rule, regulation, order or other action by the Aviation Authority or by any Government Entity of the government of registry of such Aircraft or by any Government Entity otherwise having jurisdiction over the operation or use of such Aircraft, the use of such property in the normal course of Owner’s business of passenger air transportation is prohibited for a period of 180 consecutive days unless Owner, prior to the expiration of such 180-day period, shall have undertaken and shall be diligently carrying forward such steps as may be necessary or desirable to permit the normal use of such property by Owner, but in any event if such use shall have been prohibited for a period of two consecutive years, provided that no Event of Loss shall be deemed to have occurred if such prohibition has been applicable to Owner’s entire U.S. fleet of such property and Owner, prior to the expiration of such two-year period, shall have conformed at least one unit of such property in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same in such jurisdiction and shall be diligently carrying forward, in a manner which does not discriminate against such property in so conforming such property, steps which are necessary or desirable to permit the normal use of such Aircraft by Owner, but in any event if such use shall have been prohibited for a period of three years.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Expenses” means any and all liabilities, obligations, losses, damages, settlements, penalties, claims, actions, suits, costs, expenses and disbursements (including, without limitation, reasonable fees and disbursements of legal counsel, accountants, appraisers, inspectors or other professionals, and costs of investigation).

“FAA” means the Federal Aviation Administration of the United States or any Government Entity succeeding to the functions of such Federal Aviation Administration.

“FAA Bill of Sale” means, in respect of an Aircraft, a bill of sale for such Aircraft on AC Form 8050-2 (or such other form as may be approved by the FAA) delivered to Owner by the transferor of such Aircraft to Owner.

“FAA Filed Documents” means, in respect of an Aircraft, the applicable FAA Bill of Sale, an application for registration of such Aircraft with the FAA in the name of Owner (if applicable), the Trust Indenture and the Trust Indenture Supplement in respect of such Aircraft.

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“FAA Regulations” means the Federal Aviation Regulations issued or promulgated pursuant to the Act from time to time.

“FAA Subordination” means the Amended and Restated FAA Subordination Agreement dated the ~~date hereof~~Class B Effective Date between U.S. Bank Trust Company, N.A., as collateral agent, and Wilmington Trust, National Association, as mortgagee.

“FATCA” means the provisions of Sections 1471 through 1474 of the Code and any current or future regulations or rules promulgated thereunder, or any successor or similar provisions.

“Federal Funds Rate” means, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) 0%.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“Financing Statements” means, collectively, UCC financing statements covering the Collateral, by Owner, as debtor, showing Mortgagee as secured party, for filing in Delaware and each other jurisdiction that, in the opinion of Mortgagee, is necessary to perfect its Lien on the Collateral.

“Floor” means a rate of interest equal to 0%.

“GAAP” means generally accepted accounting principles as set forth in the statements of financial accounting standards issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, as such principles may at any time or from time to time be varied by any applicable financial accounting rules or regulations issued by the SEC and, with respect to any person, shall mean such principles applied on a basis consistent with prior periods except as may be disclosed in such person’s financial statements.

“Government Entity” means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Agreements or relating to the observance or performance of the obligations of any of the parties to the Operative Agreements.

“Guarantors” has the meaning set forth in the Notes Guarantee.

“Indemnitee” means (i) WTNA, WTC, the “Facility Agent” (as defined in the Loan Agreements and the Pass-Through Loan Agreement), the “Security Trustee” (as defined in the Loan Agreements and the Pass-Through Loan Agreement) the Mortgagee, each Lender ~~(as defined in~~, the Pass-Through Loan ~~Agreement)~~Borrower, each Pass Through Lender and Delta, (ii) each separate or additional trustee appointed pursuant to the Trust Indenture, (iii) the Subordination Agent, (iv) the Class A-1 Trust, (v) ~~each Affiliate of~~ the ~~persons described in clauses (i) and (ii), (~~Class B-1 Trust, (vi) each Affiliate of the persons described in clauses (i) and (ii), (vii) each Affiliate of the persons described in clauses (iii~~) and~~), (iv~~), (vii) the respective directors, officers, employees, agents and servants of each of the persons described in clauses (i), (ii)~~ ) and (v), (viii) the respective directors, officers, employees, agents and servants of each of the persons described in clauses (i), (ii) and (vi), (ix) the respective directors, officers, employees, agents and servants of each of the persons described in clauses (iii), (iv~~) and (vi), (ix) the successors and permitted assigns of the persons described in clauses (i), (ii) and (~~), (v) and (vii), ~~and~~ (x) the successors and permitted assigns of the persons described in clauses (i), (ii) and (viii), and (xi) the successors and permitted assigns of the persons described in clauses (iii), (iv) and (~~viii~~ix); provided that the persons described in clauses (iii), (iv), (~~vi), (viii~~v), (vii), (ix) and (~~x~~xi) are Indemnitees only for purposes of Section 7.1 of the Participation Agreement. If any Indemnitee is the Airframe manufacturer or Engine manufacturer or any subcontractor or supplier of either thereof, such Person shall be an Indemnitee only in its capacity as Note Holder.

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“Indenture Agreements” means the Bills of Sale, any Engine Maintenance Agreement, or any Permitted Lease to the extent included in Granting Clause (2), (3) or (4) of the Trust Indenture, and any other contract, agreement or instrument from time to time assigned or pledged under the Trust Indenture.

“Indenture Event of Default” means any one or more of the conditions, circumstances, acts or events set forth in Section 5.01 of the Trust Indenture.

“Indenture Indemnitee” means (i) WTNA and the Mortgagee, (ii) each separate or additional trustee appointed pursuant to the Trust Indenture, (iii) the Subordination Agent, (iv) the Class A-1 Trust, (v) the Class B-1 Trust, (vi) Delta and (~~vi~~vii) each of the respective directors, officers, employees, agents and servants of each of the persons described in clauses (i) through (~~v~~vi) inclusive above.

“Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement among the Class A-1 Trust, the Class B-1 Trust and the Subordination Agent, dated as of the Class B Effective Date, provided that for purposes of any obligation of Owner, no amendment, modification or supplement to, or substitution or replacement of, such Intercreditor Agreement shall be effective unless consented to by Owner.

“Interest Period” means, for any Equipment Note, (a) initially, the period commencing on the Closing Date for such Equipment Note and ending on the first Payment Date for such Equipment Note and (b) thereafter, each successive period commencing on the final day of the preceding Interest Period and ending on the next succeeding Payment Date for such Equipment Note; provided that if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day.

“International Interest” is defined in the Cape Town Treaty.

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“International Registry” is defined in the Cape Town Treaty.

“IRS” means the Internal Revenue Service of the United States or any Government Entity succeeding to the functions of such Internal Revenue Service.

~~“Junior Lienholder Collateral” means the collateral securing the Junior Lienholder Obligations on a first priority basis.~~

~~“Junior Lienholder Obligations” means all principal, interest and other obligations under one or more warehouse and/or asset based credit facilities of Owner or any Guarantor (provided by Persons that are not Affiliates of Owner or Guarantor) in an aggregate outstanding principal amount not exceeding $150,000,000, as notified by the Owner to the Mortgagee; provided that (a) the applicable Junior Lien Representative shall have agreed (by delivery to the Mortgagee of an express subordination acknowledgment), on behalf of all applicable holders of such Junior Lienholder Obligations, for the benefit of the Mortgagee to be subject to the subordination and terms of the Intercreditor Agreement (including limitations on the exercise of remedies against the Collateral) and (b) the Subordination Agent shall have the benefit of a Lien on the Junior Lienholder Collateral, provided that the Subordination Agent shall have agreed (by delivery to the Junior Lien Representative of an express subordination acknowledgment), on behalf of all holders of Secured Obligations, for the benefit of the Junior Lien Representative that the Subordination Agent’s rights with respect to the Junior Lienholder Collateral are fully subordinated to the rights of the Junior Lien Representative and the holders of the Junior Lienholder Obligations to the same extent as the Junior Lien Representative’s rights with respect to the Collateral are subordinated hereunder and under the Intercreditor Agreement (including limitations on the exercise of remedies against the Junior Lienholder Collateral, and the relative priority of distributions of proceeds of Junior Lienholder Collateral).~~

~~“Junior Lien Representative” means any applicable administrative or similar agent on behalf of the holders of any Junior Lienholder Obligations.~~

“Law” means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Government Entity, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

“Lenders” has the meaning given to such term in the applicable Loan Agreement.

“Lien” means any mortgage, pledge, lien, charge, claim, encumbrance, lease or security interest affecting the title to or any interest in property.

“Loan Agreement” means either the Class A ~~Revolving~~ Loan Agreement ~~dated as of~~or the ~~date hereof among the initial~~ Class ~~A-1 Lenders, as lenders, the Class A-1 Trust, as borrower, Wilmington Trust, National Association as facility agent and as security trustee~~B Loan Agreement, as applicable.

“Loans” has the meaning given to such term in the applicable Loan Agreement.

“Maintenance Provider Consent” means, in respect of any Engine, a notice of assignment and consent in respect of the Engine Maintenance Agreement in respect of such Engine dated as of the Closing Date for the relevant Aircraft, among Owner, the Loan Trustee and the related maintenance provider substantially in the form of Exhibit D-1 or D-2 to the Class A Note Purchase Agreement, as applicable, or in a form otherwise reasonably satisfactory to the Loan Trustee (or a supplement to a prior Maintenance Provider Consent, subjecting such Engine to the terms thereof, in a form attached thereto or otherwise reasonably satisfactory to the Loan Trustee).

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“Majority in Interest of Note Holders” means, as of a particular date of determination, (a) so long as the Series A-1 Equipment Notes are outstanding, the holders of a majority in aggregate unpaid Original Amount of the Series A-1 Equipment Notes outstanding as of such date (in each case excluding any Equipment Notes held by Owner or any of its Affiliates (unless all Equipment Notes then outstanding shall be held by Owner or any Affiliate of Owner) and outstanding Commitments in respect of the Series A-1 Equipment Notes; ~~and (b~~(b) in the event there are no Series A-1 Equipment Notes outstanding and the Series B-1 Equipment Notes are outstanding, the holders of a majority in aggregate unpaid Original Amount of the Series B-1 Equipment Notes outstanding as of such date (in each case excluding any Equipment Notes held by Owner or any of its Affiliates (unless all Equipment Notes then outstanding shall be held by Owner or any Affiliate of Owner) and outstanding Commitments in respect of the Series B-1 Equipment Notes; and (c) at any other time, the holders of a majority in aggregate unpaid Original Amount of all Equipment Notes outstanding as of such date (in each case excluding any Equipment Notes held by Owner or any of its Affiliates (unless all Equipment Notes then outstanding shall be held by Owner or any Affiliate of Owner)) and outstanding Commitments; provided that for the purposes of directing any action or casting any vote or giving any consent, waiver or instruction hereunder, any Note Holder of an Equipment Note or Equipment Notes may allocate, in such Note Holder’s sole discretion, any fractional portion of the principal amount of such Equipment Note or Equipment Notes in favor of or in opposition to any such action, vote, consent, waiver or instruction.

“Material Adverse Change” means, with respect to any person, any event, condition or circumstance that materially and adversely affects such person’s business or consolidated financial condition, or its ability to observe or perform its obligations, liabilities and agreements under the Operative Agreements.

“Maturity Date” means (a) in respect of the Series A-1 Equipment Notes, November 13, 2029 and (b) in respect of the Series B-1 Equipment Notes, November 23, 2027.

“Minimum Liability ~~Insurance~~ Amount” ~~is defined in the Note Purchase Agreement~~means for any Aircraft, $100,000,000.

“Mortgagee” means Wilmington Trust, National Association, a national banking association, not in its individual capacity but solely as mortgagee under the Trust Indenture.

“Non-U.S. Person” means any Person other than a United States person, as defined in Section 7701(a)(30) of the Code.

“Note Holder” means at any time each registered holder of one or more Equipment Notes.

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“Note Purchase Agreement” means the Class A Note Purchase Agreement~~, dated as of~~ or the ~~Effective Date, among Wheels Up Partners LLC, the Subordination Agent and the Class A-1 Trust providing for, among other things, the issuance and sale of certain equipment notes~~Class B Note Purchase Agreement, as applicable.

“Notes Guarantee” means the Amended and Restated Guarantee dated as of the Class B Effective Date and issued by each Guarantor for the benefit of the Mortgage, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“NY UCC” means the UCC as in effect on the date of determination in the State of New York.

“Officer’s Certificate” means, in respect of any Person, a certificate signed by the Chairman, the President, any Vice President (including those with varying ranks such as Executive, Senior, Assistant or Staff Vice President), the Treasurer or the Secretary of such Person.

“Operative Agreements” means, collectively, the Participation Agreement, the Trust Indenture, the Note Purchase ~~Agreement~~Agreements, the Equipment Notes, the Notes Guarantee, the Maintenance Provider Consents, the Delta Credit Support ~~Agreement~~Agreements, the Second Lien Subordination Agreement and the FAA Subordination, together with all exhibits and schedules including with any of the foregoing.

~~“Operative Indentures” means each of the indentures under which notes have been issued and purchased by the Class A-1 Trust or any Applicable Trust that acquires any Additional Junior Series Equipment Notes pursuant to the Note Purchase Agreement or any other note purchase agreement (whether before or after the date of this Trust Indenture).~~

“Original Amount,” with respect to an Equipment Note, means the stated original principal amount of such Equipment Note and, with respect to all Equipment Notes, means the aggregate stated original principal amounts of all Equipment Notes.

“Owner Person” means Owner, any lessee, assignee, successor or other user or person in possession of an Aircraft, an Airframe or an Engine with or without color of right, or any Affiliate of any of the foregoing (excluding any Tax Indemnitee or any related Tax Indemnitee with respect thereto, or any person using or claiming any rights with respect to an Aircraft, an Airframe or an Engine directly by or through any of the persons in this parenthetical).

“Participation Agreement” means the Participation Agreement, dated as of the Class A Effective Date, as amended by the Joinder and Amendment No. 1 thereto, dated as of the Class B Effective Date, among Owner, the Class A-1 Trust, the Class B-1 Trust, the Subordination Agent and Mortgagee, together with all supplements thereto entered into from time to time, and as amended, amended and restated, supplemented or otherwise modified from time to time.

“Parts” means all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than (a) Engines or engines, and (b) any Removable Part leased by Owner from a third party or subject to a security interest granted to a third party), that may from time to time be installed or incorporated in or attached or appurtenant to any Airframe or any Engine or removed therefrom unless the Lien of the Trust Indenture shall not be applicable thereto in accordance with Section 4.04 of the Trust Indenture.

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“Pass-Through Loan Agreement” means the Pass-Through Class B Loan Agreement, dated as of the Class B Effective Date, among the Pass-Through Loan Borrower, as borrower, the lenders party thereto from time to time, and Wilmington Trust, National Association, as facility agent and security trustee.

“Pass-Through Loan Borrower” means Wheels Up Class B-1 Pass Through LLC.

“Pass-Through Loan Documents” means the “Loan Documents” as defined in the Pass Through Loan Agreement.

“Pass Through Lenders” means the “Lenders” as defined in the Pass Through Loan Agreement.”

“Payment Date” means, for an Equipment Note of any Series, (a) each February 15, May 15, August 15 and November 15, commencing on ~~February 15, 2025~~the first such date after the issuance date of such Equipment Note and (b) the Maturity Date for such Series.

“Payment Due Rate” means (a) with respect to (i) any payment made to a Note Holder under any Series of Equipment Notes, the Debt Rate applicable to such Series plus 2% and (ii) any other payment made under any Operative Agreement to any other Person, the Debt Rate applicable to such payment plus 2% or, if less, (b) the maximum rate permitted by applicable law.

“Periodic Term SOFR Determination Day” has the meaning given to such term within the definition of “Term SOFR”.

“Permitted Air Carrier” means (i) any manufacturer of airframes or aircraft engines, or any Affiliate of a manufacturer of airframes or aircraft engines, (ii) any Permitted Foreign Air Carrier, (iii) any person approved in writing by Mortgagee or (iv) any U.S. Air Carrier.

“Permitted Country” means any country listed on Schedule 3 to the Participation Agreement.

“Permitted Foreign Air Carrier” means, in respect of any Aircraft, any air carrier with its principal executive offices in any Permitted Country and which is authorized to conduct commercial aviation operations and to operate jet aircraft similar to such Aircraft under the applicable Laws of such Permitted Country.

“Permitted Lease” means a lease permitted under Section 4.02(b) of the Trust Indenture.

“Permitted Lessee” means the lessee under a Permitted Lease.

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“Permitted Lien” means (a) the rights of Mortgagee under the Operative Agreements, or of any Permitted Lessee under any Permitted Lease; (b) Liens attributable to Mortgagee (both in its capacity as trustee under the Trust Indenture and in its individual capacity); (c) the rights of others under agreements or arrangements to the extent expressly permitted by the terms of Section 4.02(b) or 4.04 of the Trust Indenture; (d) Liens for Taxes of Owner (and its U.S. federal tax law consolidated group), or Liens for Taxes of any Tax Indemnitee (and its U.S. federal tax law consolidated group) for which Owner is obligated to indemnify such Tax Indemnitee under any of the Operative Agreements, in any such case either not yet due or being contested in good faith by appropriate proceedings so long as such Liens and such proceedings do not involve any material risk of the sale, forfeiture or loss of any Aircraft, any Airframe, or any Engine or the interest of Mortgagee therein or impair the Lien of the Trust Indenture; (e) materialmen’s, mechanics’, workers’, repairers’, employees’ or other like Liens arising in the ordinary course of business for amounts the payment of which is either not yet delinquent for more than 60 days or is being contested in good faith by appropriate proceedings, so long as such Liens and such proceedings do not involve any material risk of the sale, forfeiture or loss of any Aircraft, any Airframe, or any Engine or the interest of Mortgagee therein or impair the Lien of the Trust Indenture; (f) Liens arising out of any judgment or award against Owner (or any Permitted Lessee), so long as such judgment shall, within 60 days after the entry thereof, have been discharged or vacated, or execution thereof stayed pending appeal or shall have been discharged, vacated or reversed within 60 days after the expiration of such stay, and so long as during any such 60 day period there is not, or any such judgment or award does not involve, any material risk of the sale, forfeiture or loss of any Aircraft, any Airframe, or any Engine or the interest of Mortgagee therein or impair the Lien of the Trust Indenture; (g) the Second Liens and the rights of the Second Lien Secured Parties under the Second Lien Documents; or (h) any other Lien with respect to which Owner (or any Permitted Lessee) shall have provided a bond, cash collateral or other security adequate in the reasonable opinion of Mortgagee.

“Persons” or “persons” means individuals, firms, partnerships, joint ventures, trusts, trustees, Government Entities, organizations, associations, corporations, limited liability companies, government agencies, committees, departments, authorities and other bodies, corporate or incorporate, whether having distinct legal status or not, or any member of any of the same.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA, or any plan within the meaning of Section 4975(e)(1) of the Code.

“Prime Rate” means the rate of interest per annum last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Mortgagee) or any similar release by the Federal Reserve Board (as determined by the Mortgagee). Any change in the Prime Rate shall take effect at the opening of business on the day such change is publicly announced or quoted as being effective.

“Prospective International Interest” is defined in the Cape Town Treaty.

“QIB” is defined in Section 2.08 of the Trust Indenture.

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“Quarterly Amortization Amount” means, for each Series A-1 Equipment Note and each Payment Date, an amount for such Series A-1 Equipment Note equal to (a) the Original Amount of such Series A-1 Equipment Note multiplied by (b) the Quarterly Amortization Factor for such Payment Date.

“Quarterly Amortization Factor” means, for each Payment Date for each Series A-1 Equipment Note, the quotient of (a) the Annual Amortization Percentage applicable to such Payment Date (expressed as a decimal) divided by (b) 4.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Removable Part” is defined in Section 4.04(d) of the Trust Indenture.

“Replacement Engine” means an engine substituted for an Engine pursuant to Article IV of the Trust Indenture.

“SEC” means the Securities and Exchange Commission of the United States, or any Government Entity succeeding to the functions of such Securities and Exchange Commission.

“Second Lien” has the meaning set forth in the Second Lien Subordination Agreement.

“Second Lien Documents” shall have the meaning ascribed to it in the Second Lien Subordination Agreement (as such documents may be amended, restated, amended and restated or otherwise modified from time to time).

“Second Lien Secured Parties” has the meaning set forth in the Second Lien Subordination Agreement.

“Second Lien Subordination Agreement” means the Second Amended and Restated Intercreditor Agreement, dated as of the Class B Effective Date, among Delta, the Class A-1 Trust, the Class B-1 Trust, Wheels Up Experience Inc., the Owner, the Mortgagee and U.S. Bank Trust Company, N.A., as second lien agent and second lien security agent.

“Section 1110” means 11 U.S.C. Section 1110 of the Bankruptcy Code or any successor or analogous section of the federal bankruptcy law in effect from time to time.

“Secured Obligations” is defined in Section 2.06 of the Trust Indenture.

“Securities Account” is defined in Section 3.06 of the Trust Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Security” means a “security” as defined in Section 2(l) of the Securities Act.

“Senior Holder” is defined in Section 2.13(c) of the Trust Indenture.

“Series” means any of Series A-1, Series B-1 or any Additional Series.

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“Series A Equipment Notes” means the Series A-1 Equipment Notes.

“Series A-1” or “Series A-1 Equipment Notes” means Equipment Notes issued under the Trust Indenture and designated as “Series A-1” thereunder, and bearing interest as specified in Schedule I to the Trust Indenture under the heading “Series A-1”.

“Series B Equipment Notes” means the Series B-1 Equipment Notes.

“Series B-1” or “Series B-1 Equipment Notes” means Equipment Notes issued under the Trust Indenture and designated as “Series B-1” thereunder, and bearing interest as specified in Schedule I to the Trust Indenture under the heading “Series B-1”.

“Similar Aircraft” means an aircraft of the same make and model as any Aircraft.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Special Default” means (i) the failure by Owner to pay any amount of principal of or interest on any Equipment Note when due or (ii) the occurrence of any Default or Event of Default referred to in Section 5.01(v), (vi) or (vii).

“Subordination Agent” means Wilmington Trust, National Association, as subordination agent under the Intercreditor Agreement, or any successor thereto.

“Tax Indemnitee” means (a) WTNA, WTC, the Mortgagee ~~and~~, each Lender (as defined in the applicable Loan Agreement~~),~~) and each Pass Through Lender, (b) each separate or additional trustee appointed pursuant to the Trust Indenture, (c) each Note Holder, (d) Delta and (e) the respective successors, assigns, agents and servants of the foregoing.

“Taxes” means all license, recording, documentary, registration and other similar fees and all taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever imposed by any Taxing Authority, together with any penalties, additions to tax, fines or interest thereon or additions thereto.

“Taxing Authority” means any federal, state or local government or other taxing authority in the United States, any foreign government or any political subdivision or taxing authority thereof, any international taxing authority or any territory or possession of the United States or any taxing authority thereof.

“Term SOFR” means, in respect of any Interest Period for ~~an~~a Series A-1 Equipment Note, the Term SOFR Reference Rate for a three-month tenor on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day.

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“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Mortgagee in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Threshold Amount” ~~is defined in the Note Purchase Agreement~~means, for any Aircraft, $100,000.

“Transaction Expenses” means all costs and expenses incurred by Mortgagee in connection with (a) the preparation, execution and delivery of the Operative Agreements, the Borrower Security Agreements, the Pass-Through Borrower Security Agreement, the Pass Through MIPA, the Notes Guarantee, the Delta Credit Support ~~Agreement~~Agreements, the Second Lien Subordination Agreement and the FAA Subordination and the recording or filing of any documents, certificates or instruments in accordance with any of the aforementioned agreements, including, without limitation, the FAA Filed Documents and the Financing Statements, (b) the initial fee of Mortgagee under the Trust Indenture and (c) the reasonable fees and disbursements of counsel for each Mortgagee and special counsel in Oklahoma City, Oklahoma, in each case, in connection with the Closing.

“Transactions” means the transactions contemplated by the Participation Agreement.

“Transfer” means the transfer, sale, assignment or other conveyance of all or any interest in any property, right or interest.

“Transferee” means a person to which any Note Holder purports or intends to Transfer any or all of its right, title or interest in the Equipment Note, as described in Section 8 of the Participation Agreement.

“Trust Indenture” means this Trust Indenture and Mortgage, between Owner and Mortgagee.

“Trust Indenture Supplement” means a Trust Indenture and Mortgage Supplement, substantially in the form of Exhibit A to this Trust Indenture, with appropriate modifications to reflect the purpose for which it is being used.

“Trust Obligation Agreements” means the Note Purchase ~~Agreement~~Agreements, the Loan ~~Agreement~~Agreements and the Intercreditor Agreement.

“Trust Obligations” means any loans or certificates issued by any Applicable Trust.

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“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“United States” or “U.S.” means the United States of America; provided that for geographic purposes, “United States” means, in aggregate, the 50 states and the District of Columbia of the United States of America.

“U.S. Air Carrier” means any United States air carrier that is a Citizen of the United States holding an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6000 pounds or more of cargo, and as to which there is in force an air carrier operating certificate issued pursuant to Part 135 of the FAA Regulations, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

“U.S. Government” means the federal government of the United States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the federal government of the United States.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person described in Section 7701 (a)(30) of the Code.

“Wet Lease” means any arrangement whereby Owner or a Permitted Lessee agrees to furnish any Aircraft, any Airframe or any Engine to a third party pursuant to which such Aircraft, Airframe or Engine shall at all times be in the operational control of Owner or a Permitted Lessee, provided that Owner’s obligations under the Trust Indenture shall continue in full force and effect notwithstanding any such arrangement.

“WTC” means Wilmington Trust Company, a Delaware trust company, in its individual capacity.

“WTNA” means Wilmington Trust, National Association, a national banking association, not in its capacity as Mortgagee under the Trust Indenture, but in its individual capacity.

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ANNEX B

INSURANCE

Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference in Annex A to the Trust Indenture.

A.            Liability Insurance.

1.             Except as provided in Section A.2 below, Owner (or Permitted Lessee) will carry or cause to be carried at all times, at no expense to Mortgagee, commercial aviation legal liability (including, but not limited to passenger liability, property damage, baggage liability, cargo and mail liability, hangarkeeper’s liability and contractual liability insurance) with respect to each Aircraft, such Airframes and such Engines, which is (i) in an amount not less than the greater of (x) the amount of commercial aviation legal liability insurance from time to time applicable to aircraft owned or leased and operated by Owner (or Permitted Lessee) of the same type and operating on similar routes as each Aircraft and (y) the Minimum Liability ~~Insurance~~ Amount per occurrence; (ii) of the type and covering the same risks as from time to time applicable to aircraft operated by Owner (or Permitted Lessee) of the same type as each Aircraft; and (iii) maintained in effect with insurers of nationally or internationally recognized responsibility (such insurers being referred to herein as “Approved Insurers”). Owner (or Permitted Lessee) need not maintain cargo liability insurance with respect to each Aircraft, or may maintain such insurance in an amount less than the Minimum Liability ~~Insurance~~ Amount, as long as the amount of the cargo liability insurance, if any, maintained with respect to such Aircraft is not less than the amount of such coverage which is maintained by Owner (or Permitted Lessee) for other aircraft owned or leased by Owner (or Permitted Lessee) that are similar in type to such Aircraft and operated by Owner (or Permitted Lessee) on the same or similar routes. The coverage requirements outlined above may be subject to sub-limits and/or aggregate limits and/or deductibles as may be standard in the U.S. private aviation insurance market.

2.             During any period that each Aircraft is on the ground and not in operation, Owner (or Permitted Lessee) may carry or cause to be carried, in lieu of the insurance required by Section A.1 above, insurance otherwise conforming with the provisions of said Section A.1 except that (i) the amounts of coverage shall not be required to exceed the amounts of public liability and property damage insurance from time to time applicable to aircraft owned or operated by Owner (or Permitted Lessee) of the same type as each Aircraft which are on the ground and not in operation and (ii) the scope of the risks covered and the type of insurance shall be the same as from time to time shall be applicable to aircraft owned or operated by Owner (or Permitted Lessee) of the same type which are on the ground and not in operation.

B.             Hull Insurance.

1.             Except as provided in Section B.2 below, Owner (or Permitted Lessee) will carry or cause to be carried at all times, at no expense to Mortgagee, with Approved Insurers “all-risk” ground and flight aircraft hull insurance covering each Aircraft (including the applicable Engines when they are installed on the related Airframe or any other airframe) which is of the type as from time to time applicable to aircraft owned by Owner (or Permitted Lessee) of the same type as each Aircraft for an amount denominated in United States Dollars not less than the unpaid Original Amount of the Equipment Notes in respect of such Aircraft together with six months of interest accrued thereon (collectively, the “Debt Balance”). The coverage requirements outlined above may be subject to deductibles as may be standard in the U.S. private aviation insurance market.

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Any policies of insurance carried in accordance with this Section B.1 or Section C covering any Aircraft and any policies taken out in substitution or replacement for any such policies (i) shall name Mortgagee as exclusive loss payee for any proceeds to be paid under such policies up to an amount equal to the Debt Balance and (ii) shall provide that (A) in the event of a loss involving proceeds in excess of the Threshold Amount, the proceeds in respect of such loss up to an amount equal to the Debt Balance shall be payable to the Mortgagee, except in the case of a loss with respect to an Engine installed on an airframe other than an Airframe, in which case Owner (or any Permitted Lessee) shall endeavor to arrange for any payment of insurance proceeds in respect of such loss to be held for the account of the Mortgagee whether such payment is made to Owner (or any Permitted Lessee) or any third party, it being understood and agreed that in the case of any payment to Mortgagee otherwise than in respect of an Event of Loss, the Mortgagee shall, upon receipt of evidence satisfactory to it that the damage giving rise to such payment shall have been repaired or that such payment shall then be required to pay for repairs then being made, pay the amount of such payment to Owner or its order, and (B) the entire amount of any loss involving proceeds of the Threshold Amount or less or the amount of any proceeds of any loss in excess of the Debt Balance shall be paid to Owner or its order unless an Event of Default shall have occurred and be continuing and the insurers have been notified thereof by the Mortgagee. In the case of a loss with respect to an engine (other than an Engine) installed on an Airframe, Mortgagee shall hold any payment to it of any insurance proceeds in respect of such loss for the account of Owner or any other third party that is entitled to receive such proceeds.

2.             During any period that an Aircraft is on the ground and not in operation, Owner (or Permitted Lessee) may carry or cause to be carried, in lieu of the insurance required by Section B.1 above, insurance otherwise conforming with the provisions of said Section B.1 except that the scope of the risks and the type of insurance shall be the same as from time to time applicable to aircraft owned by Owner (or Permitted Lessee) of the same type similarly on the ground and not in operation, provided that Owner (or Permitted Lessee) shall maintain insurance against risk of loss or damage to such Aircraft in an amount equal to the Debt Balance during such period that such Aircraft is on the ground and not in operation.

C.             War-Risk, Hijacking and Allied Perils Insurance. If Owner (or any Permitted Lessee) shall at any time operate or propose to operate any Aircraft, any Airframe or any Engine (i) in any area of recognized hostilities or (ii) on international routes and war-risk, hijacking or allied perils insurance is maintained by Owner (or any Permitted Lessee) with respect to other aircraft owned or operated by Owner (or any Permitted Lessee) on such routes or in such areas, Owner (or Permitted Lessee) shall maintain or cause to be maintained war-risk, hijacking and related perils coverage of substantially the same type carried by United States air carriers operating the same or comparable models of aircraft on similar routes or in such areas and in no event in an amount less than the unpaid Original Amount. The coverage requirements outlined above may be subject to deductibles as may be standard in the U.S. private aviation insurance market.

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D.             General Provisions. Any policies of insurance carried in accordance with Sections A, B and C, including any policies taken out in substitution or replacement for such policies:

(i)            in the case of Section A, shall name Mortgagee, each Note Holder and Delta as an additional insured (collectively, the “Additional Insureds”), as its interests may appear;

(ii)           shall apply worldwide and have no territorial restrictions or limitations (except only in the case of war, hijacking and related perils insurance required under Section C, which shall apply to the fullest extent available in the international insurance market);

(iii)          shall provide that, in respect of the interests of the Additional Insureds in such policies, the insurance shall not be invalidated or impaired by any act or omission (including misrepresentation and nondisclosure) by Owner (or any Permitted Lessee) or any other Person (including, without limitation, use for illegal purposes of any Aircraft or any Engine) and shall insure the Additional Insureds regardless of any breach or violation of any representation, warranty, declaration, term or condition contained in such policies by Owner (or any Permitted Lessee);

(iv)         shall provide that, if the insurers cancel such insurance for any reason whatsoever, or if the same is allowed to lapse for nonpayment of premium, or if any material change is made in the insurance which adversely affects the interest of any of the Additional Insureds, such cancellation, lapse or change shall not be effective as to the Additional Insureds for thirty (30) days (seven (7) days in the case of war risk, hijacking and allied perils insurance and ten (10) days in case of nonpayment of premium) after transmittal to the Additional Insureds of written notice by such insurers of such cancellation, lapse or change, provided that if any notice period specified above is not reasonably obtainable, such policies shall provide for as long a period of prior notice as shall then be reasonably obtainable;

(v)          shall waive any rights of setoff (including for unpaid premiums), recoupment, counterclaim or other deduction, whether by attachment or otherwise, against each Additional Insured;

(vi)         shall waive any right of subrogation against any Additional Insured;

(vii)        shall be primary without right of contribution from any other insurance that may be available to any Additional Insured;

(viii)       shall provide that all of the liability insurance provisions thereof, except the limits of liability, shall operate in all respects as if a separate policy had been issued covering each party insured thereunder;

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(ix)          shall provide that none of the Additional Insureds shall be liable for any insurance premium; and

(x)           if the war risk coverage and hull coverage are provided by different insurers, shall contain a 50/50% Clause per Lloyd’s Aviation Underwriters’ Association Standard Policy Form AVS 103 or US market equivalent.

E.             Reports and Certificates; Other Information. On or prior to the Closing Date and on or prior to each renewal date of the insurance policies required hereunder, Owner (or Permitted Lessee) will furnish or cause to be furnished to Mortgagee insurance certificates describing in reasonable detail the insurance maintained by Owner (or Permitted Lessee) hereunder and a report, signed by Owner’s (or Permitted Lessee’s) regularly retained independent insurance broker (the “Insurance Broker”), stating the opinion of such Insurance Broker that (a) all premiums in connection with such insurance then due have been paid and (b) such insurance complies with the terms of this Annex B, except that such opinion shall not be required with respect to war risk insurance or indemnity provided by the U.S. Government. To the extent such agreement is reasonably obtainable Owner (or Permitted Lessee) will also cause the Insurance Broker to agree to advise Mortgagee in writing of any default in the payment of any premium and of any other act or omission on the part of Owner (or Permitted Lessee) of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on any Aircraft or Engines required hereunder or cause the cancellation or termination of such insurance, and to advise Mortgagee in writing at least thirty (30) days (seven (7) days in the case of war-risk and allied perils coverage and ten (10) days in the case of nonpayment of premium, or such shorter period as may be available in the international insurance market, as the case may be) prior to the cancellation, lapse or material adverse change of any insurance maintained pursuant to this Annex B.

F.             Right to Pay Premiums. The Additional Insureds shall have the rights but not the obligations of an additional insured with respect to paying premiums. None of Mortgagee and the other Additional Insured shall have any obligation to pay any premium, commission, assessment or call due on any such insurance (including reinsurance). Notwithstanding the foregoing, in the event of cancellation of any insurance due to the nonpayment of premiums, Mortgagee shall have the option, in its sole discretion, to pay any such premium in respect of any Aircraft that is due in respect of the coverage pursuant to this Trust Indenture and to maintain such coverage, as Mortgagee may require, until the scheduled expiry date of such insurance and, in such event, Owner shall, upon demand, reimburse Mortgagee for amounts so paid by them.

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EXHIBIT A
TO
TRUST INDENTURE AND MORTGAGE

TRUST INDENTURE AND MORTGAGE SUPPLEMENT

This TRUST INDENTURE AND MORTGAGE SUPPLEMENT NO. __, dated [______________ ___, ____] (herein called this “Trust Indenture Supplement”) of WHEELS UP PARTNERS LLC, as Owner (the “Owner”).

W I T N E S S E T H:

WHEREAS, the Trust Indenture and Mortgage, dated as of November 13, 2024 (as amended and supplemented, the “Trust Indenture”), between the Owner and Wilmington Trust, National Association, as Mortgagee (the “Mortgagee”), provides for the execution and delivery of a supplement thereto substantially in the form hereof, which shall particularly describe each Aircraft, and shall specifically mortgage such Aircraft to the Mortgagee; and

WHEREAS, the Trust Indenture relates to the Airframes and Engines described below, and a counterpart of the Trust Indenture is attached hereto and made a part hereof and this Trust Indenture Supplement, together with such counterpart of the Trust Indenture, is being filed for recordation on the date hereof with the FAA as one document;

NOW, THEREFORE, this Trust Indenture Supplement WITNESSETH that the Owner hereby confirms that the Lien of the Trust Indenture on the Collateral covers all of Owner’s right, title and interest in and to the following described property and that it hereby grants to the Mortgagee an “International Interest” (as defined in the Cape Town Convention on International Interests in Mobile Equipment and related Aircraft Equipment Protocol, as in effect in the United States) in the following airframe and engines:

AIRFRAME

Each airframe identified as follows:

Manufacturer	Model	FAA Registration Number	Manufacturer’s Serial Number

AIRCRAFT ENGINES

Each aircraft engine, each such engine being a jet propulsion aircraft engine with at least 1750 lbs. of thrust or its equivalent, identified as follows:

Manufacturer	Manufacturer’s Model	Serial Number

EXHIBIT A Page 1

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[PROPELLERS]6

Each propeller identified as follows:

Manufacturer	Manufacturer’s Model	Serial Number

LEASE

Each lease identified as follows:

[Instrument] dated as of [Date of Instrument] between [Lessor] as lessor, and [Lessee], as lessee, which was recorded by the Federal Aviation Administration on [FAA Recording Date] and assigned Conveyance No. [FAA Conveyance No.] [, as supplemented [and assigned] by the following described instruments:].

Instrument	Date of Instrument	FAA Recording Date	FAA Conveyance No.

Together with all of Owner’s right, title and interest in and to (a) all Parts of whatever nature, which from time to time are included within the definition of “Airframe” or “Engine”, whether now owned or hereafter acquired, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Airframes and Engines (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts) and (b) all Aircraft Documents.

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Mortgagee, its successors and assigns, in trust for the equal and proportionate benefit and security of the Note Holders and the Indenture Indemnitees, except as provided in Section 2.13 and Article III of the Trust Indenture without any preference, distinction or priority of any one Equipment Note over any other by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and subject to the terms and provisions set forth in the Trust Indenture.

This Trust Indenture Supplement shall be construed as supplemental to the Trust Indenture and shall form a part thereof. The Trust Indenture is each hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

AND, FURTHER, the Owner hereby acknowledges that each Aircraft referred to in this Trust Indenture Supplement has been delivered to the Owner and is included in the property of the Owner subject to the pledge and mortgage thereof under the Trust Indenture.

6 Insert if applicable.

EXHIBIT A Page 2

Trust Indenture and Mortgage

* * *

IN WITNESS WHEREOF, the Owner has caused this Trust Indenture Supplement to be duly executed by one of its officers, thereunto duly authorized, on the day and year first above written.

WHEELS UP PARTNERS LLC

By:
Name:
Title:

EXHIBIT A Page 3

Trust Indenture and Mortgage

SCHEDULE I

Series	Interest Rate

Series A-1:	For each Interest Period, Term SOFR for such Interest Period plus the Applicable Margin
Series B-1:	5.97% per annum

“Applicable Margin” means, in respect of Series A-1, (a) for the period from (and including) the Class A Effective Date to (but excluding) the Commitment Termination Date for Series A-1, 1.75% per annum, (b) for the period from (and including) ~~the~~such Commitment Termination Date for Series A-1 to (but excluding) the first anniversary of ~~the~~such Commitment Termination Date for Series A-1, 2.25% per annum and (c) for the period from (and including) the first anniversary of ~~the~~such Commitment Termination Date for Series A-1 to (but excluding) the Maturity Date for Series A-1, 2.75% per annum. For the avoidance of doubt, there shall be no change to the Applicable Margin without the prior written consent of Delta.

SCHEDULE I Page 1